FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2007-1
Issuing Entity

FIELDSTONE MORTGAGE INVESTMENT CORPORATION
Depositor

FIELDSTONE INVESTMENT CORPORATION
Seller and Sponsor

WELLS FARGO BANK, N.A.
Trust Administrator, Indenture Trustee and Custodian

LITTON LOAN SERVICING LP
Servicer

April 2, 2007

FREE WRITING PROSPECTUS

Fieldstone Mortgage Investment Trust, Series 2007-1

IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-132444) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Fieldstone Mortgage Investment Corp., Series 2007-1

$171,954,000 (Approximate)

				PAYMENT					EXPECTED
	INTIAL CLASS			WINDOW			EXPECTED	STATED FINAL	RATINGS
	PRINCIPAL		WAL (YRS) (CALL(2)	(CALL(2) /	PAYMENT	INTEREST	FINAL	MATURITY	(MOODY’S /
CLASS	AMOUNT ($)(1)	COUPON	/ MATURITY)	MATURITY)	DELAY	ACCRUAL	MATURITY(2)	DATE(4)	S&P)
1-A	131,179,000	LIBOR + [ ](3)		Information Not Provided Hereby					Aaa / AAA
2-A1	96,869,000	LIBOR + [ ](3)	1.00 / 1.00	1 - 22 / 1 - 22	0	Actual/360	March 2009	April 25, 2037	Aaa / AAA
2-A2	53,506,000	LIBOR + [ ](3)	3.00 / 3.00	22 - 68 / 22 - 68	0	Actual/360	January 2013	April 25, 2037	Aaa / AAA
2-A3	20,748,000	LIBOR + [ ](3)		Information Not Provided Hereby					Aaa / AAA
M1	14,125,000	LIBOR + [ ](3)		Information Not Provided Hereby					Aa1 / AA+
M2	12,751,000	LIBOR + [ ](3)		Information Not Provided Hereby					Aa2 / AA
M3	8,043,000	LIBOR + [ ](3)		Information Not Provided Hereby					Aa3 / AA
M4	7,062,000	LIBOR + [ ](3)		Information Not Provided Hereby					A1 / A+
M5	6,474,000	LIBOR + [ ](3)		Information Not Provided Hereby					A2 / A+
M6	5,885,000	LIBOR + [ ](3)	5.14 / 5.67	39 - 94 / 39 - 158	0	Actual/360	March 2015	April 25, 2037	A3 / A
M7	6,081,000	LIBOR + [ ](3)	5.13 / 5.63	39 - 94 / 39 - 151	0	Actual/360	March 2015	April 25, 2037	Baa1 / A-
M8	5,493,000	LIBOR + [ ](3)	5.11 / 5.56	38 - 94 / 38 - 142	0	Actual/360	March 2015	April 25, 2037	Baa2 / BBB+
M9	4,120,000	LIBOR + [ ](3)	5.10 / 5.50	38 - 94 / 38 - 133	0	Actual/360	March 2015	April 25, 2037	Baa3 / BBB-
M10	4,316,000	7.00%(3)		Information Not Provided Hereby					NR / BBB-
Total:	$376,652,000

(1)	Subject to a permitted variance of +/- 5%.

(2)

The Notes will be priced assuming 100% of the Prepayment Assumption to the 10% cleanup call. 100% of the Prepayment Assumption assumes, for the fixed rate mortgage loans, 20% HEP, and for the adjustable rate mortgage loans, 8% CPR for the first month and an additional 2% each month thereafter until reaching 30% CPR in month 12 and remaining constant at 30% CPR through month 22, then remaining constant at 55% CPR for months 23 through 27, and then remaining constant at 35% CPR for month 28 and thereafter. The CPR will be capped at a maximum of 95% for the adjustable rate mortgage loans.

(3)

On and after the Payment Date on which the aggregate unpaid principal balance of the Mortgage Loans as of the beginning of the related Due Period is less than 20% of the aggregate unpaid principal balance of the Mortgage Loans as of the Statistical Cut-off Date (the “Statistical Cut-off Date Balance”), Litton Loan Servicing LP, as owner of the servicing rights, will have the option to purchase the remaining Mortgage Loans from the Issuing Entity. If Litton Loan Servicing LP has not exercised the optional redemption right on the first Payment Date on which the aggregate unpaid balance of the Mortgage Loans as of the beginning of the related Due Period is less than 10% of the Statistical Cut-off Date Balance, then on the following and each subsequent Payment Date, the margins for each class of Senior Notes will double, the margins for each class of Subordinate Notes, excluding the Class M10 Notes, will be multiplied by 1.5 and the coupon for the Class M10 Notes will increase by 0.50%. The interest rate on each class of the Notes, excluding the Class M10 Notes, is subject to a cap equal to the lesser of (i) the Available Funds Rate and (ii) the Fixed Rate Cap. The interest rate on the Class M10 Notes is subject to a cap equal to the Available Funds Rate.

(4)	Assumes the Payment Date following the latest possible maturity date of any Mortgage Loan, with the exception of 40 and 50-Year Mortgage Loans.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Summary of Terms

Title of the Notes	Fieldstone Mortgage Investment Trust, Series 2007-1, consisting of:

Class 1-A Notes, Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes (the “Senior
Notes”).

Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8,
Class M9 and Class M10 Notes (collectively, the “Subordinate Notes”).

Collectively, the Senior Notes and the Subordinate Notes are referred to as the “Notes”.

The Notes other than the Class 1-A Notes, Class 2-A3, Class M1, Class M2, Class M3,
Class M4, Class M5 and Class M10 Notes are referred to as the “Offered Notes.”

Lead-Underwriter	Credit Suisse Securities (USA) LLC.

Co-Underwriters	J.P. Morgan Securities Inc., Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner &
Smith Incorporated.

Issuing Entity	Fieldstone Mortgage Investment Trust, Series 2007-1.

Depositor	Fieldstone Mortgage Investment Corporation.

Seller and Sponsor	Fieldstone Investment Corporation.

Trust Administrator,	Wells Fargo Bank, N.A.
Indenture Trustee and
Custodian

Servicer	Litton Loan Servicing LP (“Litton”). Litton has a subprime mortgage servicer rating of
“Strong“ from S&P, “SQ1” from Moody’s and “RPS1” from Fitch, the highest rating category from S&P, Moody’s and Fitch. Litton will perform all acts of primary servicing in respect of the Mortgage Loans.

Owner Trustee	U.S. Bank Trust National Association.

Rating Agencies	Moody’s Investor Services, Inc. (“Moody’s”) and Standard and Poor’s Rating Services, Inc.
(“S&P”).

Expected Pricing Date	On or about April [5], 2007.

Expected Closing Date	April [12], 2007.

Statistical Cut-off Date	April 1, 2007.

Cut-off Date	April 1, 2007.

Payment Dates	Payment of principal and interest on the Notes will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in
May 2007.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Delay Days	The Notes, excluding the Class M10 Notes, will have 0 days delay. The Class M10 Notes will have 24 days delay.

Day Count	The Notes, excluding the Class M10 Notes, will accrue interest on an Actual/360 basis.
The Class M10 Notes will accrue interest on a 30/360 basis.

Denominations	Minimum $100,000; increments $1 in excess thereof.

Accrued Interest	The Notes, excluding the Class M10 Notes, will settle flat. The Class M10 Notes will settle with accrued interest.

Accrual Period	The “Accrual Period” with respect to the Notes, except for the Class M10 Notes, is the period from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to such Payment Date. The
Accrual Period for the Class M10 Notes for each Payment Date will be the calendar month immediately preceding the month in which the Payment Date occurs.

Due Period	The period from the 2nd day of the immediately preceding calendar month through the 1st day of the current calendar month.

Registration	The Notes will be available in book-entry form through DTC and upon request through
Clearstream, Luxembourg and the Euroclear System.

Federal Tax Status	The Offered Notes are anticipated to be treated as debt, for Federal income tax purposes, and an opinion will be delivered to that effect from counsel to the Depositor.

ERISA Eligibility	The Offered Notes are expected to be ERISA eligible, subject to limitations set forth in the final prospectus supplement.

SMMEA Eligibility	The Notes are not expected to be SMMEA eligible.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Loans	As of the Statistical Cut-off Date, the mortgage pool consists of 2,152 fully amortizing and balloon fixed rate and adjustable rate mortgage loans with an aggregate principal balance of approximately $392,345,532.27, the principal balance of the mortgage loans range from
$12,554.75 to $1,120,558.58, and secured by first and second liens on primarily 1 - 4 family properties. On the Closing Date, these mortgage loans are expected to be delivered to the Issuing Entity (the “Mortgage Loans”). Approximately 82.61% of the
Mortgage Loans are subject to prepayment fees and approximately 40.28% of the
Mortgage Loans require borrower payments of interest only during their first 5 years. The mortgage pool will be divided into two groups referred to as Group 1 and Group 2.

As of Statistical Cut-off Date, the Group 1 mortgage loans consists of 1,108 conforming balances fully amortizing and balloon fixed rate and adjustable rate mortgage loans (the
“Group 1 Mortgage Loans”) with an aggregate principal balance of approximately
$170,251,432.02 and are secured by first and second liens on primarily 1 - 4 family properties. Approximately 79.08% of the Group 1 Mortgage Loans are subject to prepayment fees and approximately 27.07% of the Group 1 Mortgage Loans require borrower payments of interest only during their first 5 years. The Group 1 Mortgage Loans will consist of fixed rate and adjustable rate mortgage loans that had principal balances at origination of no more than $417,000 if a single-unit property (or $625,500 if the property is located in Hawaii or Alaska), $533,850 if a two-unit property (or $800,775 if the property is located in Hawaii or Alaska), $645,300 if a three-unit property (or $967,950 if the property is located in Hawaii or Alaska), or $801,950 if a four-unit property (or $1,202,925 if the property is located in Hawaii or Alaska) and second lien fixed rate mortgage loans that had a principal balance at origination of no more than $208,500 (or $312,750 if the property is located in Hawaii or Alaska).

As of Statistical Cut-off Date, the Group 2 mortgage loans consists of 1,044 conforming and non-conforming balances fully amortizing and balloon fixed rate and adjustable rate mortgage loans (the “Group 2 Mortgage Loans”) with an aggregate principal balance of approximately $222,094,100.25 and are secured by first and second liens on primarily 1 -
4 family properties. Approximately 85.32% of the Group 2 Mortgage Loans are subject to prepayment fees and approximately 50.40% of the Group 2 Mortgage Loans require borrower payments of interest only during their first 5 years. The Group 2 Mortgage Loans had principal balances at origination that may or may not conform to the criteria specified above for Group 1 Mortgage Loans.

As of Statistical Cut-off Date, 9.87% of the mortgage pool (“Seasoned Mortgage Loans”), with an aggregate principal balance of approximately $38,713,909.62 has a weighted average seasoning of 36 months.

For collateral statistics please see the “Collateral Summary” herein.

Statistical Cut-off Date	The aggregate unpaid principal balance of the Mortgage Loans as of the Statistical Cut-off
Balance	Date. The Statistical Cut-off Date Balance will be approximately $392,345,532. Amounts calculated at the Statistical Cut-off Date are based on March 1, 2007 balances rolled forward one month and does not account for prepayments which occurred during March
2007.

Cut-off Date Balance	The aggregate unpaid principal balance of the Mortgage Loans as of the Cut-off Date.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Repurchase or Substitution	The Depositor shall have the option at any time to purchase any delinquent Mortgage Loan
of Mortgage Loans	or substitute an eligible mortgage loan for any delinquent Mortgage Loan as defined in the
Transfer and Servicing Agreement.

In addition, in connection with its management of the liquidation of defaulted Mortgage
Loans, the Servicer will have sole discretion, subject to the terms of the Transfer and
Servicing Agreement. The Servicer shall not take any action that is inconsistent with or prejudices the interest of the noteholders in any Mortgage Loan or the rights and interest of the Depositor, the Indenture Trustee, the Trust Administrator and the noteholders.

Total Deal Size	Approximately $376,652,000.

Aggregate Collateral	As of any date of determination (other than the Closing Date), an amount equal to the
Balance	aggregate loan balance. With respect to the Closing Date, the Statistical Cut-off Date
Balance.

Optional Redemption	On and after the first Payment Date on which the Aggregate Collateral Balance of the
Mortgage Loans (the “Aggregate Collateral Balance”) as of the beginning of the related
Due Period is less than 20% of the Cut-off Date Balance, Litton, as owner of the servicing rights, will have the option to purchase the remaining Mortgage Loans from the Issuing
Entity. If such option is exercised, the Issuing Entity will be terminated resulting in a mandatory redemption of the Notes. If Litton has not exercised its optional redemption right on the first Payment Date on which the aggregate unpaid principal balance of the
Mortgage Loans as of the beginning of the related Due Period is less than 10% of the Cut-
off Date Balance, then on each subsequent Payment Date, the margins for each class of the Senior Notes will double, the margins for each class of the Subordinate Notes, excluding the Class M10 Notes, will be multiplied by 1.5 and the coupon on the Class M10
Notes will increase by 0.50%.

Monthly Servicer Advances	The Servicer is required to advance at least one business day prior to each Payment Date scheduled principal and interest payments (net of the Servicing Fee) that were due during the related collection period that are not received by the related determination date unless it deems such advance to be nonrecoverable. The Servicer will make limited advances on delinquent balloon mortgage loans. The Servicer will not make any principal advances on
REO properties. The Servicer shall not be required to make advances on any second lien loan that is delinquent in payment by 180 days or more. The Servicer is not obligated to make any advance with respect to a reduction in the monthly payment due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act, as amended, (the
“Relief Act”) or similar state laws.

Servicing Fee	50 basis points per annum (0.50%) on the outstanding principal balance of each Mortgage
Loan as of the first day of any Due Period.

Trust Administrator Fee	0.75 basis points per annum (0.0075%) on the outstanding principal balance of each
Mortgage Loan as of the first day of any Due Period.

Owner Trustee Fee	$3,500 per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Interest Rate	The Interest Rate on each Class of Notes, excluding the Class M10 Notes, is equal to the least of (i) one-month LIBOR plus the respective margin for such Note, (ii) the Available
Funds Rate and (iii) the Fixed Rate Cap. The Interest Rate for the first Payment Date for such Notes will equal one-month LIBOR plus the respective margin for such Note. The
Class M10 Notes will initially accrue interest at a rate equal to the lesser of (i) 7.00% per annum, and (ii) the Available Funds Rate. On the Payment Date following the Payment
Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than
10% of the Cut-off Date Balance, the margins for each class of the Senior Notes will double, the margins for each class of the Subordinate Notes, excluding the Class M10
Notes, will be multiplied by 1.5 and the coupon on the Class M10 Notes will increase by
0.50%.

Group 1 Percentage	With respect to Group 1 and any Payment Date, the quotient of (i) the stated principal balance of the Group 1 Mortgage Loans and (ii) the aggregate stated principal balance of the Mortgage Loans.

Group 2 Percentage	With respect to Group 2 and any Payment Date, the quotient of (i) the stated principal balance of the Group 2 Mortgage Loans and (ii) the aggregate stated principal balance of the Mortgage Loans.

Available Funds Rate	For any Payment Date and for any Class of Notes, (a) the aggregate of Interest Funds for both Mortgage Groups, divided by (b) the product of (i) the sum of the Class Principal
Amounts for each Class of Notes before taking into account any payments of principal on that Payment Date and (ii) (A) the actual number of days in the related Accrual Period, (or, in the case of the Class M10 Notes, 30) divided by (B) 360.

Prepayment Interest	With respect to any Payment Date, for each mortgage loan that was the subject of a
Shortfall and Prepayment	principal prepayment in full during the portion of the related Prepayment Period occurring
Interest Excess	between the first day of the related Prepayment Period and the last day of the calendar month immediately preceding such Payment Date an amount equal to the interest at the mortgage interest rate for such mortgage loan (the “Mortgage Interest Rate”) (net of the related Administrative Fees) on the amount of any principal prepayment in full for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month immediately preceding such Payment Date.

The Servicer will cover Prepayment Interest Shortfalls on mortgage loans to the extent that this amount does not exceed one-half of the Servicing Fee for such Payment Date.
However, the Servicer will not cover interest shortfalls due to application of the Relief Act or principal prepayments in part. With respect to any Payment Date, the Servicer will have the right to retain as prepayment interest excess for each Mortgage Loan that was the subject of a principal prepayment in full during the portion of the related Prepayment
Period occurring between the first day of the calendar month in which such Payment Date occurs and the last day of the related Prepayment Period, an amount equal to interest at the applicable Mortgage Interest Rate (net of the related Administrative Fees) on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Payment Date occurs and ending on the date on which such principal prepayment is so applied.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Prepayment Period	With respect to any Payment Date, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Payment Date occurs (or, in the case of the first Payment Date, from April 1, 2007) and ending on the 15th day of the calendar month in which the related Payment Date occurs.

Interest Funds	For any Payment Date and either Mortgage Loan Group, (i) the amount of all interest received in respect of the related Mortgage Loans with respect to the related Due Period less (A) the Servicing Fee and Trust Administrator Fee, (B) all non-recoverable advances relating to interest and (C) any fees and expenses of the Custodian with respect to the
Mortgage Loans to the extent not paid by the Seller or its affiliates, less (ii) the sum of (A)
the Group 1 Percentage or Group 2 Percentage, as applicable, of any expenses due to the
Indenture Trustee, the Owner Trustee, the Custodian or the Trust Administrator, (B) the
Group 1 Percentage or Group 2 Percentage, as applicable, of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap
Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement; (C) the Group 1 Percentage or Group 2 Percentage, as
applicable, of any other fees and expenses payable from amounts on deposit in the collection account or any of the custodial accounts.

Fixed Rate Cap	As to any Payment Date (other than the first Payment Date), a per annum rate equal to
12.25%.

Current Interest	The interest accrued during the related Accrual Period at the applicable Interest Rate on the Class Principal Amount of such class immediately prior to such Payment Date, provided, however, that for any class of Subordinate Notes and for any Payment Date,
Current Interest shall be reduced by the amount specified in clause (a) of the definition of
Deferred Interest (calculated for purposes of this definition with the imposition of the
Available Funds Rate), if any, for such class and Payment Date.

Deferred Interest	For any class of Subordinate Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate (without regard to the Available
Funds Rate) during the related Accrual Period on the principal deficiency amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such
Payment Date on the amount in clause (b) at the Interest Rate applicable to such class determined without regard to the Available Funds Rate.

Available Funds Shortfall	For any Class of Notes and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual
Period related to such Payment Date on the amount described in clause (b) at the Interest
Rate applicable to such Class, determined without regard to the Available Funds Rate.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Swap Agreement	The Issuing Entity will include one swap derivative contract for the benefit of the Notes (the
“Swap Agreement”). The Swap Agreement will be with [ ] (the “Swap Counterparty”). The
Issuing Entity will make payments based on the applicable fixed payment rate and the applicable notional balance for the Payment Date specified below and the Issuing Entity will receive payments based on one-month LIBOR and the applicable notional balance for the Payment Date specified below. If, on any Payment Date, the Issuing Entity receives net swap receipts under the Swap Agreements, the amounts received by the Issuing Entity will be treated as Monthly Excess Cashflow.

	Swap		Swap
Payment	Notional	Payment	Notional
Period	Balance ($)	Period	Balance ($)

1	319,258,105.96	31	60,205,500.00
2	311,306,087.36	32	60,205,500.00
3	302,493,905.19	33	60,205,500.00
4	292,996,601.49	34	60,205,499.99
5	282,855,560.06	35	59,975,246.94
6	272,243,484.68	36	58,096,063.30
7	261,420,685.34	37	56,277,980.39
8	250,756,697.12	38	54,518,873.47
9	240,404,334.09	39	52,816,699.55
10	230,459,965.03	40	51,169,493.84
11	220,861,265.11	41	49,575,366.30
12	211,573,529.47	42	48,032,498.55
13	202,681,994.62	43	46,539,140.70
14	194,102,838.58	44	45,093,608.50
15	185,832,958.54	45	43,694,280.53
16	177,947,505.11	46	42,339,595.56
17	170,412,805.02	47	41,028,050.07
18	159,579,253.03	48	39,725,324.70
19	126,661,033.53	49	38,443,132.82
20	106,280,215.15	50	37,257,755.33
21	92,367,993.46	51	36,069,389.91
22	87,641,786.01	52	34,959,919.60
23	83,132,546.26	53	33,885,220.73
24	79,621,011.50	54	32,841,767.98
25	76,375,125.40	55	31,269,174.59
26	73,304,515.85	56	30,263,205.18
27	70,343,397.40	57	29,261,357.01
28	67,289,681.33	58	28,375,669.85
29	64,540,789.69	59	27,516,576.20
30	61,885,787.71	60	26,683,282.28

The swap bears a strike rate of [5.03]%.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Credit Enhancement	Consist of the following:

	1.	Monthly Excess Cashflow;

	2.	Any net swap receipts received from the Swap Counterparty;

	3.	Overcollateralization Amount;

	4.	Limited Cross-Collateralization; and

	5.	Subordination.

Overcollateralization	The “Overcollateralization Amount” with respect to any Payment Date will be the amount by
Amount	which the Aggregate Collateral Balance exceeds the aggregate Class Principal Amount of the Notes.

Targeted	Prior to the Stepdown Date, equal to 4.00% of the Cut-off Date Balance. On or after the
Overcollateralization	Stepdown Date, equal to the lesser of (x) 4.00% of the Cut-off Date Balance and (y) 8.00%
Amount	of the Aggregate Collateral Balance as of the end of the related Due Period, subject to a floor equal to 0.50% of the Cut-off Date Balance, provided however, if a Trigger Event has occurred on the related Payment Date, the Targeted Overcollateralization Amount is the
same as the Targeted Overcollateralization Amount on the preceding Payment Date.

Aggregate	With respect to any Payment Date, an amount equal to the lesser of (a) the aggregate of
Overcollateralization	the principal funds for such Payment Date and (b) the amount, if any, by which (i) the
Release Amount	Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the principal funds for such date is applied to reduce the outstanding aggregate Class Principal Amount of the Notes) exceeds (ii) the
Targeted Overcollateralization Amount for such date.

Overcollateralization	With respect to any Payment Date the excess, if any, of the Targeted Overcollateralization
Deficiency Amount	Amount for that Payment Date over the Overcollateralization Amount for that Payment
Date.

Total Principal Deficiency	With respect to any Payment Date, the excess, if any, of the aggregate Class Principal
Amount	Amount of the Notes immediately prior to such Payment Date over the Aggregate Collateral
Balance and any recoveries as of the last day of the related Due Period.

Initial Credit Support:				Initial Credit
		Class	Rating (M/S)	Support(1)
		A	Aaa / AAA	22.95%
		M1	Aa1 / AA+	19.35%
		M2	Aa2 / AA	16.10%
		M3	Aa3 / AA	14.05%
		M4	A1 / A+	12.25%
		M5	A2 / A+	10.60%
		M6	A3 / A	9.10%
		M7	Baa1 / A-	7.55%
		M8	Baa2 / BBB+	6.15%
		M9	Baa3 / BBB-	5.10%
		M10	NR / BBB-	4.00%
	(1)	The Initial Credit Support includes the initial Overcollateralization Amount of 4.00%.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Stepdown Date	The earlier of (i) the first Payment Date following the Payment Date on which the aggregate
Class Principal Amount of the Senior Notes has been reduced to zero and (ii) the later to occur of (1) the Payment Date in May 2010 or (2) the first Payment Date on which the aggregate Class Principal Amount of the Senior Notes (after giving effect to payments of the principal funds amount for such Payment Date) is less than or equal to 54.10% of the
Aggregate Collateral Balance of the Mortgage Loans as of the end of the immediately preceding Due Period.

Required Percentage	With respect to a Payment Date after the Stepdown Date, the quotient of (a)(i) the
Aggregate Collateral Balance, less (ii) the Class Principal Amount of the most senior class of
Notes outstanding as of such Payment Date, prior to giving effect to payments to be made on such Payment Date and (b) the Aggregate Collateral Balance. As used herein, the Class
Principal Amount of the most senior class of Notes will equal the aggregate Class Principal
Amount of the Senior Notes as of such date of calculation.

Trigger Event	The situation that exists with respect to any Payment Date after the Stepdown Date, if (a)
the quotient of (1) the aggregate stated principal balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three month basis (including Mortgage Loans in foreclosure, REO properties, and Mortgage Loans with respect to which the applicable borrower is in bankruptcy) and (2) the stated principal balance of all the Mortgage Loans as of the beginning of the related Due Period), equals or exceeds the product of (i) [34.85]%
and (ii) the Required Percentage, (b) the quotient (expressed as a percentage) of (1) the aggregate realized losses incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the Cut-off Date Balance, exceeds the
Required Loss Percentage shown below.

Payment Date	Required Loss Percentage
Occurring
May 2009 to April 2010	[1.40]% with respect to May 2009, plus an additional 1/12th of
[1.70]% for each month thereafter
May 2010 to April 2011	[3.10]% with respect to May 2010, plus an additional 1/12th of
[1.90]% for each month thereafter
May 2011 to April 2012	[5.00]% with respect to May 2011, plus an additional 1/12th of
[1.50]% for each month thereafter
May 2012 to April 2013	[6.50]% with respect to May 2012, plus an additional 1/12th of
[0.95]% for each month thereafter
May 2013 to April 2014	[7.45]% with respect to May 2012, plus an additional 1/12th of
[0.20]% for each month thereafter
May 2014 and thereafter	[7.65]%

Senior Principal Payment	For any Payment Date an amount, if any, the lesser of (i) the principal payment amount and
Amount	(ii) the amount, if any, by with the aggregate Class Principal Amounts of the Senior Notes immediately prior to such Payment Date exceeds (b) the Senior Target Amount.

Senior Target Amount	For any Payment Date, an amount equal to the lesser of (a) the product of (i) 54.10% and (ii)
the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate Collateral Balance for Payment Date determined as of the last day of the related Due Period exceeds (ii)
approximately 0.50% of the Cut-off Date Balance.

M1 Principal Payment	For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class
Amount	Principal Amounts of the Senior Notes, in each case after giving effect to payments on such
Payment Date and (ii) the Class Principal Amount of the Class M1 Notes immediately prior to such Payment Date exceeds (b) the M1 Target Amount.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

M1 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
61.30% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M2 Principal Payment	For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class
Amount	Principal Amounts of the Senior Notes and the Class M1 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class
M2 Notes immediately prior to such Payment Date exceeds (b) the M2 Target Amount.

M2 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
67.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M3 Principal Payment	For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class
Amount	Principal Amounts of the Senior Notes and the Class M1 and Class M2 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M3 Notes immediately prior to such Payment Date exceeds (b) the M3 Target
Amount.

M3 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
71.90% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M4 Principal Payment	For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class
Amount	Principal Amounts of the Senior Notes and the Class M1, Class M2 and Class M3 Notes, in
each case after giving effect to payments on such Payment Date and (ii) the Class Principal
Amount of the Class M4 Notes immediately prior to such Payment Date exceeds (b) the M4
Target Amount.

M4 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
75.50% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M5 Principal Payment	For any Payment Date an amount, if any, by which (a) the sum of (i) the aggregate Class
Amount	Principal Amounts of the Senior Notes and the Class M1, Class M2, Class M3 and Class M4
Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class
Principal Amount of the Class M5 Notes immediately prior to such Payment Date exceeds (b)
the M5 Target Amount.

M5 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
78.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

M6 Principal Payment	For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts
Amount	of the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes,
in each case after giving effect to payments on such Payment Date and (ii) the Class
Principal Amount of the Class M6 Notes immediately prior to such Payment Date exceeds (b)
the M6 Target Amount.

M6 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
81.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M7 Principal Payment	For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts
Amount	of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class
M6 Notes, in each case after giving effect to payments on such Payment Date and (ii) the
Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date exceeds (b) the M7 Target Amount.

M7 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
84.90% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M8 Principal Payment	For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts
Amount	of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6
and Class M7 Notes, in each case after giving effect to payments on such Payment Date and
(ii) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment
Date exceeds (b) the M8 Target Amount.

M8 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
87.70% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M9 Principal Payment	For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts
Amount	of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
Class M7 and Class M8 Notes, in each case after giving effect to payments on such Payment
Date and (ii) the Class Principal Amount of the Class M9 Notes immediately prior to such
Payment Date exceeds (b) the M9 Target Amount.

M9 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
89.80% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

M10 Principal Payment	For any Payment Date an amount, if any, by which (i) the aggregate Class Principal Amounts
Amount	of the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
Class M7, Class M8 and Class M9 Notes, in each case after giving effect to payments on such Payment Date and (ii) the Class Principal Amount of the Class M10 Notes immediately prior to such Payment Date exceeds (b) the M10 Target Amount.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

M10 Target Amount	For any Payment Date an amount equal to the lesser of (a) the product of (i) approximately
92.00% and (ii) the Aggregate Collateral Balance for such Payment Date determined as of the last day of the related Due Period and (b) the amount, if any, by which (i) the Aggregate
Collateral Balance for such Payment Date determined as of the last day of the related Due
Period exceeds (ii) approximately 0.50% of the Cut-off Date Balance.

Term Sheet Supplement	The attached Annex A, also referred to as a Term Sheet Supplement, includes general information regarding the transaction parties, the Notes and certain legal considerations that prospective investors should consider prior to purchasing the Notes.

Mortgage	The tables beginning on page 22 describe the mortgage loans and the related mortgaged
Loan Tables	properties as of the Statistical Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Interest Payment Priority

(A)	On each Payment Date, the Interest Funds for Group 1 for such date will be paid in the following order of priority:

i)

to the Swap Counterparty, to the extent not previously paid from the collection account, the Group 1 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)

to the Swap Counterparty, to the extent not previously paid from the collection account (after giving effect to the payment of the Interest Funds for Group 2), the unpaid Group 2 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

	iii)	to the Class 1-A Notes, Current Interest thereon for such Payment Date;

iv)

prorata, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes (after giving effect to the payment of the Interest Funds for Group 2), the unpaid Current Interest thereon for such Payment Date; and

	v)	for application pursuant to clause (C) below, any Interest Funds for Group 1 remaining undistributed for such Payment Date.

(B)	On each Payment Date, the Interest Funds for Group 2 for such date will be paid in the following order of priority:

i)

to the Swap Counterparty, to the extent not previously paid from the collection account, the Group 2 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)

to the Swap Counterparty, to the extent not previously paid from the collection account (after giving effect to the payment of the Interest Funds for Group 1), the unpaid Group 1 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

	iii)	pro-rata, to the Class 2-A1 Notes, the Class 2-A2 Notes and the Class 2-A3 Notes, Current Interest thereon for such Payment Date;

	iv)	to the Class 1-A Notes (after giving effect to the payment of the Interest Funds for Group 1), the unpaid Current Interest thereon for such Payment Date; and

	v)	for application pursuant to clause (C) below, any Interest Funds for Group 2 remaining undistributed for such Payment Date.

(C)	On each Payment Date, the aggregate of any remaining Interest Funds for Group 1 and Group 2 from clauses (A)(v) and (B)(v) above, respectively, will be paid in the following order of priority:

i)

Current Interest to the Class M1 Notes, then Current Interest to the Class M2 Notes, then Current Interest to the Class M3 Notes, then Current Interest to the Class M4 Notes, then Current Interest to the Class M5 Notes, then Current Interest to the Class M6 Notes, then Current Interest to the Class M7 Notes, then Current Interest to the Class M8 Notes, then Current Interest to the Class M9 Notes and then Current Interest to the Class M10 Notes;

	ii)	to the Owner Trustee, Trust Administrator and Servicer, previously unreimbursed costs to the extent provided in the Transfer and Servicing Agreement; and

	iii)	for application as part of Monthly Excess Cashflow for such Payment Date, as described herein.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Principal Payment Priority

On each Payment Date, the principal payment amount for each Mortgage Group and for each Payment Date is required to be paid as follows until the principal payment amount has been fully paid:

I.	On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect.

	(A)	The principal payment amount for Group 1 will be paid in the following order of priority:

i)

to the Swap Counterparty, to the extent not previously paid from the collection account, the Group 1 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)

to the Swap Counterparty, to the extent not previously paid from the collection account (after giving effect to the payment of the principal funds for Group 2), the unpaid Group 2 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

		iii)	to the Class 1-A Notes, until the Class Principal Amount of such class has been reduced to zero;

iv)

sequentially to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes, in that order, (after giving effect to the payment of the principal funds for Group 2), until the Class Principal Amount of each such class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, on a pro-rata basis, to the Class 2-A1 Notes, Class 2- A2 Notes and Class 2-A3 Notes; until the Class Principal Amount of each such class has been reduced to zero;

v)

sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

vi)

to the Swap Counterparty, to the extent not previously paid, the Group 1 Percentage of any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Swap Counterparty is the defaulting party or an affected party under the Swap Agreement; and

vii)

to the Swap Counterparty, to the extent not previously paid (after giving effect to the payment of the principal funds for Group 2), the unpaid Group 2 Percentage of any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Swap Counterparty is the defaulting party or an affected party under the Swap Agreement; and

		viii)	for application as part of Monthly Excess Cashflow for such Payment Date, as described herein.

	(B)	The principal payment amount for Group 2 will be paid in the following order of priority:

i)

to the Swap Counterparty, to the extent not previously paid from the collection account, the Group 2 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement, to be paid from available interest funds;

ii)

to the Swap Counterparty, to the extent not previously paid from the collection account (after giving effect to the payment of the principal funds for Group 1), the unpaid Group 1 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

iii)

sequentially to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, on a pro-rata basis, to

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes; until the Class Principal Amount of each such class has been reduced to zero;

iv)	to the Class 1-A Notes (after giving effect to the payment of the principal funds for Group 1), until the Class Principal Amount of such class has been reduced to zero;

v)

sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

vi)

to the Swap Counterparty, to the extent not previously paid, the Group 2 Percentage of any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Swap Counterparty is the defaulting party or an affected party under the Swap Agreement; and

vii)

to the Swap Counterparty, to the extent not previously paid (after giving effect to the payment of the principal funds for Group 1), the unpaid Group 1 Percentage of any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Swap Counterparty is the defaulting party or an affected party under the Swap Agreement; and

viii)	for application as part of Monthly Excess Cashflow for such Payment Date, as described herein.

II.      On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect.

i)

to the Swap Counterparty, to the extent not previously paid from the collection account, with respect to the Group 1 Mortgage Loans, the Group 1 Percentage of any swap termination payment and with respect to the Group 2 Mortgage Loans, the Group 2 Percentage of any swap termination payment, owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)

to the Class 1-A Notes (from amounts in Group 1 except as provided below) and the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes (from amounts in Group 2 except as provided below), sequentially, in that order, in each case, an amount equal to the principal payment amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the principal payment amount for such Mortgage Group exceeds the related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the class or classes of Class A Notes of the other Mortgage Group (in the case of the Class 2-A1, Class 2-A2 and Class 2-A3, sequentially, in that order), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to this clause (iii) on such Payment Date); provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, on a pro-rata basis, to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3; until the Class Principal Amount of each such class has been reduced to zero;

iii)

to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause (iii) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

iv)

to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 Notes on such Payment Date pursuant to clauses (iii) and (iv) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date (remaining after payment pursuant to clause (iv)(y) above), until the Class Principal Amount of such class has been reduced to zero;

v)

to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (iii), (iv) and (v) above, respectively, and (y)

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

the M3 Principal Payment Amount for such Payment Date (remaining after payment pursuant to clause (v)(y) above), until the Class Principal Amount of such class has been reduced to zero;

vi)

to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (iii), (iv), (v) and (vi) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

vii)

to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

viii)

to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses (iii), (iv), (v), (vi), (vii) and (viii) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

ix)

to the Class M7 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (iii), (iv), (v), (vi), (vii), (viii) and (ix) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

x)

to the Class M8 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes on such Payment Date pursuant to clauses (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above, respectively, and (y) the M8 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

xi)

to the Class M9 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above, respectively, and (y) the M9 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

xii)

to the Class M10 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate principal payment amounts for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above, respectively, and (y) the M10 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

xiii)

to the Swap Counterparty, to the extent not previously paid, any swap termination payments owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Swap Counterparty is the defaulting party or an affected party under the Swap Agreement; and

xiv)	for application as part of Monthly Excess Cashflow for such Payment Date, as described herein.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Monthly Excess Cashflow Payment Priority

The monthly excess interest for any Payment Date, the Aggregate Overcollateralization Release Amount for such date and any net swap receipts paid by the Swap Counterparty in respect of the Swap Agreement for such date will constitute the “Monthly Excess Cashflow” for such Payment Date, which will, on each Payment Date be paid in the following order of priority, as applicable:

I.      On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect.

(A)	Up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

i)

concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Senior Notes, after giving effect to the previous principal payments on such Payment Date, to the Class 1-A Notes, Class 2- A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes, in accordance with applicable principal payment priorities above, until the Class Principal Amount of each such class has been reduced to zero;

ii)

sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, until the Class Principal Amount of each such class has been reduced to zero;

(B)

to the extent of any Available Funds Shortfall, to the payment of such amount to the Notes, first in accordance with priority (I)(A)(i) above and second in accordance with priority (I)(A)(ii) above, and with respect to the Senior Notes, in proportion to their respective amounts of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

(C)

to the Swap Counterparty, to the extent not previously paid, the swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is the defaulting party or the sole affected party under the terms of the Swap Agreement;

(D)

sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, Deferred Interest, if any for such class, until each class has received its Deferred Interest; and

(E)	to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

II.	On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the principal payment amount.

(A)	Up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

i)

concurrently, in proportion to the aggregate Class Principal Amounts of the Senior Notes, after giving effect to previous principal payments on such Payment Date, to the Class 1-A Notes, Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes, (with respect to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes, to be paid sequentially, in that order; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amounts of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, on a pro-rata basis, to the Class 2-A1 Notes, Class 2-A2 Notes and Class 2-A3 Notes) until the Class Principal Amount of the Senior Notes equals the Senior Target Amount;

ii)

sequentially, to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, until the Class Principal Amount of each such class equals its respective class Target Amount;

(B)

to the extent of any Available Funds Shortfall, to the payment of such amount to the Notes, first in accordance with priority (II)(A)(i) above and second in accordance with priority (II)(A)(ii) above, and with respect to the Senior Notes, in proportion to their respective amounts of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

(C)

to the Swap Counterparty, to the extent not previously paid, the swap termination amounts payable to the Swap Counterparty in the event that the Swap Counterparty is defaulting party or the sole affected party under the terms of the Swap Agreement;

(D)

sequentially to the Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes, Class M7 Notes, Class M8 Notes, Class M9 Notes and Class M10 Notes, in that order, Deferred Interest, if any for such class, until each class has received its Deferred Interest; and

(E)	to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Aggregate Collateral Summary

Outstanding Principal Balance	$392,345,532.27
Original Principal Balance	$393,885,671.75
Number of Mortgage Loans	2,152

	Minimum	Maximum	Average(1)

Original Principal Balance	$12,600.00	$1,125,000.00	$183,032.38
Outstanding Principal Balance	$12,554.75	$1,120,558.58	$182,316.70

	Minimum	Maximum	Weighted Average(2)

Original Term (mos)	180	480	363
Stated Remaining Term (mos)	119	478	355
Loan Age (mos)	1	61	8
Current Interest Rate	4.950%	11.850%	8.224%
Initial Interest Rate Cap(4)	2.000%	5.000%	2.897%
Periodic Rate Cap(4)	1.000%	2.000%	1.172%
Gross Margin(4)	2.250%	7.050%	5.657%
Maximum Mortgage Rate(4)	8.250%	17.750%	14.014%
Minimum Mortgage Rate(4)	2.250%	11.750%	8.047%
Months to Roll(4)	1	58	24
Original Loan-to-Value	15.63%	100.00%	83.57%
Original Combined Loan-to-Value	15.63%	100.00%	90.54%
Credit Score(3)	414	815	638

		Earliest	Latest

Maturity Date:		03/01/2017	02/01/2047

Lien Position	Percent of Mortgage Pool

1st Lien	96.86%
2nd Lien	3.14%

Simultaneous Second Liens

Yes	43.65%
No	56.35%

Occupancy	Percent of Mortgage Pool

Primary	97.11%
Investment Home	2.89%

Loan Type	Percent of Mortgage Pool

ARM	50.79%
FIXED	49.21%

Delinquency(5)	Percent of Mortgage Pool

Current	100.00%
31 – 60 Days	0.00%
61 – 90 Days	0.00%

Year of Origination	Percent of Mortgage Pool

2002	0.04%
2003	5.19%
2004	2.62%
2005	2.01%
2006	82.66%
2007	7.50%

Loan Purpose	Percent of Mortgage Pool

Purchase	47.91%
Refinance - Cashout	47.02%
Refinance - Rate/Term	5.07%

Property Type	Percent of Mortgage Pool

Single Family	68.32%
Planned Unit Development	18.76%
Condominium	5.41%
Two-to-Four Family	7.27%
Townhouse	0.23%

(1)	Sum of Principal Balance divided by total number of loans.

(2)	Weighted by Outstanding Principal Balance.

(3)	Minimum and weighting only for loans with scores.

(4)	Of only the adjustable rate mortgage loans

(5)	There will be no more then 2% of the mortgage loans that have not made their 3/1/2007 payment.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Rates for the Aggregate Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

6.000% or less	18	$4,895,073.64	1.25%	5.837%	678	$271,948.54	80.60%	61.94%
6.001% to 6.500%	35	9,029,186.44	2.30	6.338	671	257,976.76	78.04	54.10
6.501% to 7.000%	89	20,100,763.72	5.12	6.832	665	225,851.28	78.84	56.47
7.001% to 7.500%	320	75,112,639.35	19.14	7.333	658	234,727.00	81.36	50.64
7.501% to 8.000%	460	105,268,797.95	26.83	7.816	646	228,845.21	83.35	38.79
8.001% to 8.500%	285	59,719,240.58	15.22	8.312	634	209,541.20	83.65	39.94
8.501% to 9.000%	326	55,306,174.63	14.10	8.799	624	169,650.84	85.98	35.89
9.001% to 9.500%	108	18,500,979.78	4.72	9.305	618	171,305.37	89.32	47.96
9.501% to 10.000%	93	12,186,094.24	3.11	9.757	597	131,033.27	86.44	51.85
10.001% to 10.500%	68	5,857,290.10	1.49	10.325	594	86,136.62	87.41	57.29
10.501% to 11.000%	113	10,361,298.15	2.64	10.818	603	91,692.90	84.39	64.10
11.001% to 11.500%	125	8,772,227.39	2.24	11.287	600	70,177.82	88.88	57.32
11.501% to 12.000%	112	7,235,766.30	1.84	11.652	588	64,605.06	82.40	49.72

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 4.950% per annum to 11.850% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.224% per annum.

Remaining Months to Stated Maturity for the Aggregate Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

168 or less	14	$862,173.01	0.22%	9.060%	613	$61,583.79	81.91%	62.22%
169 - 228	250	13,135,329.82	3.35	10.307	642	52,541.32	97.01	40.66
229 - 312	8	944,904.02	0.24	8.367	613	118,113.00	82.88	57.67
313 - 324	268	28,770,596.55	7.33	9.303	624	107,352.97	82.49	62.35
325 - 348	42	9,060,482.75	2.31	7.343	657	215,725.78	81.97	20.45
349 - 360	1,435	308,664,760.51	78.67	8.038	640	215,097.39	82.88	43.61
361 or more	135	30,907,285.62	7.88	8.423	627	228,942.86	86.35	47.96

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 119 months to 478 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 355 months.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Mortgage Loan Principal Balances for the Aggregate Mortgage Loans

Range of Original Mortgage Loan Principal Balances	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

$50,000.00 or less	240	$8,386,003.11	2.14%	10.173%	618	$34,941.68	87.48%	67.12%
$50,000.01 to $100,000.00	510	38,202,250.25	9.74	9.306	613	74,906.37	83.70	68.60
$100,000.01 to $150,000.00	439	53,790,392.22	13.71	8.502	627	122,529.37	82.31	63.19
$150,000.01 to $200,000.00	285	49,477,743.43	12.61	8.131	630	173,606.12	82.38	62.35
$200,000.01 to $250,000.00	177	39,502,182.27	10.07	8.081	634	223,176.17	83.54	61.65
$250,000.01 to $300,000.00	130	35,560,251.57	9.06	8.064	652	273,540.40	83.38	42.04
$300,000.01 to $350,000.00	79	25,609,719.96	6.53	7.945	637	324,173.67	84.04	42.81
$350,000.01 to $400,000.00	85	31,951,263.65	8.14	8.048	643	375,897.22	83.01	31.69
$400,000.01 to $450,000.00	65	27,340,122.05	6.97	7.957	644	420,617.26	84.37	19.98
$450,000.01 to $500,000.00	46	21,986,190.80	5.60	7.764	645	477,960.67	83.23	19.83
$500,000.01 to $550,000.00	27	14,144,434.93	3.61	7.766	663	523,867.96	85.91	18.75
$550,000.01 to $600,000.00	20	11,512,808.74	2.93	7.781	684	575,640.44	86.26	9.69
$600,000.01 to $650,000.00	20	12,531,245.00	3.19	7.773	651	626,562.25	85.49	20.40
$650,000.01 to $700,000.00	9	6,066,532.46	1.55	7.913	669	674,059.16	84.15	0.00
$700,000.01 to $750,000.00	9	6,592,223.12	1.68	8.022	656	732,469.24	88.52	22.19
$750,000.01 to $800,000.00	2	1,570,981.55	0.40	8.180	712	785,490.77	87.57	0.00
$800,000.01 to $850,000.00	3	2,432,251.23	0.62	8.203	673	810,750.41	81.73	0.00
$850,000.01 to $900,000.00	2	1,779,976.06	0.45	7.106	673	889,988.03	82.28	0.00
$900,000.01 to $950,000.00	2	1,811,337.91	0.46	7.029	664	905,668.96	74.28	0.00
$950,000.01 to $1,000,000.00	1	977,063.37	0.25	7.500	493	977,063.37	80.00	100.00
$1,000,000.01 or more	1	1,120,558.58	0.29	7.250	667	1,120,558.58	70.31	0.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Origination Date, the original principal balances of the Mortgage Loans ranged from approximately $12,600.00 to approximately $1,125,000.00 and the average original principal balance of the Mortgage Loans at origination was approximately $183,032.38.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Outstanding Mortgage Loan Principal Balances for the Aggregate Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

$50,000.00 or less	248	$8,776,698.99	2.24%	10.156%	618	$35,389.92	87.00%	68.02%
$50,000.01 to $100,000.00	509	38,501,439.34	9.81	9.298	614	75,641.33	83.79	68.47
$100,000.01 to $150,000.00	436	53,685,391.19	13.68	8.482	626	123,131.63	82.35	63.21
$150,000.01 to $200,000.00	284	49,487,874.76	12.61	8.127	630	174,253.08	82.32	62.65
$200,000.01 to $250,000.00	174	38,907,166.99	9.92	8.096	634	223,604.41	83.55	61.07
$250,000.01 to $300,000.00	130	35,560,251.57	9.06	8.064	652	273,540.40	83.38	42.04
$300,000.01 to $350,000.00	79	25,609,719.96	6.53	7.945	637	324,173.67	84.04	42.81
$350,000.01 to $400,000.00	86	32,351,262.63	8.25	8.056	643	376,177.47	83.10	31.30
$400,000.01 to $450,000.00	64	26,940,123.07	6.87	7.947	644	420,939.42	84.28	20.28
$450,000.01 to $500,000.00	46	21,986,190.80	5.60	7.764	645	477,960.67	83.23	19.83
$500,000.01 to $550,000.00	27	14,144,434.93	3.61	7.766	663	523,867.96	85.91	18.75
$550,000.01 to $600,000.00	20	11,512,808.74	2.93	7.781	684	575,640.44	86.26	9.69
$600,000.01 to $650,000.00	21	13,174,596.01	3.36	7.797	643	627,361.71	85.71	19.40
$650,000.01 to $700,000.00	8	5,423,181.45	1.38	7.873	688	677,897.68	83.46	0.00
$700,000.01 to $750,000.00	9	6,592,223.12	1.68	8.022	656	732,469.24	88.52	22.19
$750,000.01 to $800,000.00	2	1,570,981.55	0.40	8.180	712	785,490.77	87.57	0.00
$800,000.01 to $850,000.00	3	2,432,251.23	0.62	8.203	673	810,750.41	81.73	0.00
$850,000.01 to $900,000.00	2	1,779,976.06	0.45	7.106	673	889,988.03	82.28	0.00
$900,000.01 to $950,000.00	2	1,811,337.91	0.46	7.029	664	905,668.96	74.28	0.00
$950,000.01 to $1,000,000.00	1	977,063.37	0.25	7.500	493	977,063.37	80.00	100.00
$1,000,000.01 or more	1	1,120,558.58	0.29	7.250	667	1,120,558.58	70.31	0.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,554.75 to approximately $1,120,558.58 and the average outstanding principal balance of the Mortgage Loans at Cut-off was approximately $182,316.70.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Product Types for the Aggregate Mortgage Loans

Product Types	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

ARM - 2/28	336	$40,732,837.56	10.38%	9.557%	603	$121,228.68	82.68%	57.88%
ARM - 2/28 IO	250	80,113,386.87	20.42	8.045	651	320,453.55	83.85	21.01
ARM - 2/28 – 40 YR Amortization	1	207,902.53	0.05	8.700	596	207,902.53	100.00	100.00
ARM - 2/28 – 50 YR Amortization	4	1,949,620.87	0.50	8.435	657	487,405.22	100.00	41.90
ARM - 2/38	122	27,475,756.59	7.00	8.399	624	225,211.12	86.32	50.51
ARM - 3/27	35	5,409,451.33	1.38	8.916	656	154,555.75	81.78	45.61
ARM - 3/27 IO	12	4,929,931.66	1.26	8.217	653	410,827.64	87.65	22.31
ARM - 3/27 – 40 YR Amortization	1	184,374.05	0.05	7.400	607	184,374.05	100.00	100.00
ARM - 3/27 – 50 YR Amortization	1	497,002.64	0.13	7.290	678	497,002.64	85.00	0.00
ARM - 3/37	13	3,431,529.03	0.87	8.613	649	263,963.77	86.60	27.53
ARM - 5/25	29	6,765,311.82	1.72	8.043	645	233,286.61	81.64	35.60
ARM - 5/25 IO	70	27,581,969.64	7.03	7.410	673	394,028.14	82.87	19.94
Balloon - 30/15	247	12,475,991.73	3.18	10.496	641	50,510.09	98.77	40.55
Balloon - 40/30	116	24,471,737.20	6.24	8.029	625	210,963.25	84.23	61.97
Balloon - 50/30	1	218,426.66	0.06	7.250	583	218,426.66	95.00	100.00
Fixed 15 YR	17	1,521,511.10	0.39	8.049	639	89,500.65	74.08	53.75
Fixed 20 YR	7	904,339.77	0.23	8.425	609	129,191.40	82.79	55.77
Fixed 30 YR	728	108,076,805.30	27.55	7.962	632	148,457.15	80.94	61.51
Fixed 30 YR IO	162	45,397,645.93	11.57	7.763	653	280,232.38	83.61	42.93

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Amortization Types for the Aggregate Mortgage Loans

Amortization Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Balloon	371	$40,005,055.68	10.20%	8.805%	632	$107,830.34	89.76%	54.12%
5 Year IO	494	158,022,934.10	40.28	7.858	655	319,884.48	83.73	27.16
Fully Amortizing	1,287	194,317,542.49	49.53	8.402	626	150,984.88	82.17	57.16

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Loan Programs for the Aggregate Mortgage Loans

Loan Programs	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Bay Street	71	$7,383,514.28	1.88%	9.746%	630	$103,993.16	83.80%	47.41%
High Street	443	70,310,023.07	17.92	8.327	627	158,713.37	85.25	60.62
Wall Street	1,348	277,382,274.17	70.70	8.038	646	205,773.20	83.53	38.49
Main Street	254	27,809,303.34	7.09	9.832	582	109,485.45	80.01	74.62
Other	36	9,460,417.41	2.41	7.013	672	262,789.37	82.54	21.36

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Geographic Distributions of Mortgaged Properties for the Aggregate Mortgage Loans

Geographic Location of Mortgaged Properties	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Alaska	4	$864,954.18	0.22%	7.915%	667	$216,238.54	85.01%	100.00%
Arizona	94	17,728,170.83	4.52	7.977	632	188,597.56	82.68	63.17
Arkansas	22	2,585,124.34	0.66	8.446	665	117,505.65	84.60	84.54
California	403	141,156,658.32	35.98	7.903	652	350,264.66	83.09	21.24
Colorado	81	13,238,453.54	3.37	8.173	648	163,437.70	85.93	60.82
Connecticut	3	718,629.47	0.18	7.535	624	239,543.16	73.98	17.58
Delaware	1	82,221.79	0.02	7.250	663	82,221.79	80.00	100.00
Florida	104	20,391,868.80	5.20	8.244	637	196,075.66	80.56	33.00
Georgia	40	7,380,083.79	1.88	8.410	639	184,502.09	86.43	50.85
Idaho	17	2,708,627.11	0.69	8.338	645	159,331.01	85.72	64.70
Illinois	160	26,933,376.14	6.86	9.026	636	168,333.60	84.53	46.03
Indiana	26	2,015,495.87	0.51	9.090	593	77,519.07	79.71	78.11
Iowa	54	5,478,205.64	1.40	9.246	609	101,448.25	87.34	74.37
Kansas	85	7,201,744.43	1.84	8.361	629	84,726.41	86.72	80.26
Kentucky	6	479,619.79	0.12	9.560	633	79,936.63	85.99	79.91
Louisiana	9	1,013,716.42	0.26	8.769	634	112,635.16	76.50	58.42
Maine	8	1,021,821.67	0.26	8.999	604	127,727.71	83.71	45.78
Maryland	20	3,970,555.05	1.01	8.760	639	198,527.75	78.37	38.51
Massachusetts	23	4,777,743.12	1.22	8.383	647	207,727.96	86.74	65.50
Michigan	46	6,383,738.80	1.63	8.623	608	138,776.93	84.30	49.94
Minnesota	61	10,030,698.05	2.56	8.178	630	164,437.67	85.22	61.46
Mississippi	5	531,335.72	0.14	7.412	654	106,267.14	71.55	100.00
Missouri	92	10,122,840.39	2.58	8.753	608	110,030.87	85.32	80.43
Montana	1	81,908.41	0.02	10.875	541	81,908.41	85.00	0.00
Nebraska	20	2,171,422.54	0.55	8.786	593	108,571.13	82.59	87.26
Nevada	21	4,575,354.74	1.17	8.326	633	217,874.04	82.44	41.18
New Hampshire	6	1,238,916.12	0.32	8.477	618	206,486.02	83.70	43.30
New Jersey	10	2,277,836.74	0.58	8.840	671	227,783.67	89.44	63.50
New Mexico	10	1,977,037.83	0.50	7.971	601	197,703.78	81.74	90.33
New York	2	578,108.31	0.15	8.975	643	289,054.15	67.60	0.00
North Carolina	15	1,572,845.73	0.40	8.906	609	104,856.38	85.67	83.98
North Dakota	3	265,495.30	0.07	8.727	616	88,498.43	81.48	82.65
Oklahoma	14	1,161,217.23	0.30	8.858	606	82,944.09	82.79	100.00
Oregon	34	6,875,859.81	1.75	8.277	648	202,231.17	84.70	51.73
Pennsylvania	5	682,040.74	0.17	7.924	585	136,408.15	79.37	100.00
Rhode Island	5	931,023.80	0.24	8.426	588	186,204.76	85.22	41.93
South Carolina	9	1,484,375.79	0.38	8.877	633	164,930.64	89.61	47.55
South Dakota	1	27,981.21	0.01	11.300	641	27,981.21	100.00	100.00
Tennessee	30	3,187,343.56	0.81	8.721	609	106,244.79	86.22	75.12
Texas	428	45,450,642.75	11.58	8.232	628	106,193.09	83.37	59.05
Utah	27	3,898,537.38	0.99	8.349	639	144,390.27	83.86	71.27
Vermont	6	1,096,868.96	0.28	8.583	637	182,811.49	86.73	35.79
Washington	112	21,108,931.80	5.38	8.043	637	188,472.61	83.35	55.48
Virginia	18	3,294,706.47	0.84	8.347	638	183,039.25	82.56	57.38
West Virginia	2	164,129.98	0.04	8.658	546	82,064.99	50.50	100.00
Wisconsin	5	639,480.47	0.16	8.010	588	127,896.09	88.18	100.00
Wyoming	3	463,783.32	0.12	7.864	667	154,594.44	84.29	47.96
Washington DC	1	324,000.00	0.08	10.475	510	324,000.00	90.00	100.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Loan-to-Value Ratios for the Aggregate Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

50.00% or less	39	$4,128,894.99	1.05%	8.190%	634	$105,869.10	42.05%	49.13%
50.01% to 55.00%	17	3,151,769.00	0.80	8.056	601	185,398.18	53.13	39.49
55.01% to 60.00%	23	4,065,010.26	1.04	7.720	639	176,739.58	57.39	67.27
60.01% to 65.00%	46	7,606,675.65	1.94	8.174	633	165,362.51	62.98	53.33
65.01% to 70.00%	104	16,960,724.38	4.32	8.321	628	163,083.89	68.59	41.13
70.01% to 75.00%	101	18,226,665.12	4.65	8.166	633	180,462.03	73.65	52.29
75.01% to 80.00%	529	104,976,700.59	26.76	7.853	649	198,443.67	79.67	36.54
80.01% to 85.00%	470	92,657,446.83	23.62	8.179	638	197,143.50	84.78	46.38
85.01% to 90.00%	428	91,763,232.78	23.39	8.322	632	214,400.08	89.69	45.98
90.01% to 95.00%	84	18,393,233.53	4.69	8.268	655	218,967.07	94.68	49.73
95.01% to 100.00%	311	30,415,179.14	7.75	9.404	630	97,798.00	99.93	53.93

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 15.63% to 100.00% and the weighted average Original Loan-to-Value was approximately 83.57%.

Combined Original Loan-to-Value Ratios for the Aggregate Mortgage Loans

Range of Combined Original Loan-to-Value Ratios	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

50.00% or less	39	$4,128,894.99	1.05%	8.190%	634	$105,869.10	42.05%	49.13%
50.01% to 55.00%	16	3,017,527.14	0.77	8.094	595	188,595.45	53.26	41.24
55.01% to 60.00%	21	3,835,735.68	0.98	7.720	637	182,654.08	57.41	70.53
60.01% to 65.00%	39	7,230,689.40	1.84	8.120	630	185,402.29	62.97	54.53
65.01% to 70.00%	87	15,316,239.91	3.90	8.225	627	176,048.73	68.52	43.55
70.01% to 75.00%	83	15,872,583.39	4.05	8.085	635	191,235.94	73.84	54.74
75.01% to 80.00%	194	32,610,157.14	8.31	8.105	628	168,093.59	79.09	51.92
80.01% to 85.00%	176	30,251,316.43	7.71	8.478	622	171,882.48	84.35	64.80
85.01% to 90.00%	329	67,204,492.14	17.13	8.398	625	204,268.97	88.41	49.47
90.01% to 95.00%	126	25,388,663.28	6.47	8.341	647	201,497.33	91.15	48.88
95.01% to 100.00%	1,042	187,489,232.77	47.79	8.155	649	179,932.09	86.25	36.36

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the Combined Original Loan-to-Value Ratios of the Mortgage Loans ranged from 15.63% to 100.00% and the weighted average Combined Original Loan-to-Value was approximately 90.54%.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Loan Purpose for the Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Purchase	1,084	$187,962,661.83	47.91%	8.257%	644	$173,397.29	85.86%	35.60%
Refinance - Cashout	923	184,493,264.10	47.02	8.180	634	199,884.36	81.28	52.01
Refinance - Rate/Term	145	19,889,606.34	5.07	8.322	623	137,169.70	83.16	64.31

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Property Type for the Aggregate Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

2-4 Family	94	$28,521,830.14	7.27%	8.287%	658	$303,423.72	84.10%	18.87%
Condo - High Rise	4	648,156.03	0.17	9.031	666	162,039.01	71.56	5.16
Condo - Low Rise	118	20,306,355.98	5.18	8.377	636	172,087.76	84.40	46.61
Condo - Mid Rise	1	259,532.80	0.07	7.250	666	259,532.80	78.79	100.00
PUD	400	73,622,864.74	18.76	8.080	640	184,057.16	85.01	50.05
Single Family - Attached	12	1,562,833.68	0.40	8.798	616	130,236.14	79.45	56.56
Single Family - Detached	1,517	266,502,456.56	67.93	8.242	636	175,677.30	83.10	45.72
Townhouse	6	921,502.33	0.23	7.985	618	153,583.72	86.20	100.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Documentation for the Aggregate Mortgage Loans

Documentation	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

12 Month Bank Statements	87	$19,055,650.00	4.86%	8.244%	658	$219,030.46	87.60%	0.00%
24 Month Bank Statements	29	3,850,473.81	0.98	8.238	648	132,774.96	86.67	0.00
Full Documentation	1,231	175,651,533.97	44.77	8.234	618	142,690.12	83.77	100.00
Limited Documentation	8	2,349,811.65	0.60	7.983	597	293,726.46	86.52	0.00
Stated Income Self-Employed	416	104,481,722.91	26.63	8.238	657	251,157.99	82.74	0.00
Stated Income Wage Earner	381	86,956,339.92	22.16	8.190	654	228,231.86	83.07	0.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Occupancy for the Aggregate Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Investment Property	86	$11,338,142.28	2.89%	9.156%	659	$131,838.86	77.88%	32.64%
Primary Home	2,066	381,007,389.98	97.11	8.196	638	184,417.90	83.74	45.13

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Loan Age Summary for the Aggregate Mortgage Loans

Mortgage Loan Age Summary (months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

1	21	$4,502,799.95	1.15%	7.599%	656	$214,419.05	81.52%	46.17%
2	121	20,692,187.88	5.27	8.221	653	171,009.82	91.41	47.84
3	142	30,546,590.25	7.79	7.849	637	215,116.83	83.65	46.73
4	317	62,291,241.27	15.88	8.215	637	196,502.34	83.42	44.93
5	962	195,874,529.50	49.92	8.133	639	203,611.78	82.71	43.58
6	144	27,917,455.36	7.12	8.327	635	193,871.22	85.03	38.61
7	32	4,614,880.23	1.18	8.411	663	144,215.01	81.67	36.73
8	22	2,904,341.27	0.74	8.016	653	132,015.51	85.26	52.08
9	24	1,859,631.22	0.47	9.335	553	77,484.63	93.21	30.54
10	23	992,074.11	0.25	10.146	609	43,133.66	92.62	66.00
11	18	1,117,787.42	0.28	9.588	626	62,099.30	87.08	41.00
12	2	318,104.18	0.08	10.006	672	159,052.09	90.63	6.26
14	1	76,590.96	0.02	10.990	648	76,590.96	100.00	0.00
15	11	4,754,598.57	1.21	7.404	641	432,236.23	81.47	5.53
16	4	1,687,257.11	0.43	7.259	697	421,814.28	77.48	0.00
17	3	376,992.75	0.10	8.587	606	125,664.25	73.55	44.85
18	2	330,176.57	0.08	6.334	777	165,088.28	78.78	15.25
19	5	723,876.35	0.18	7.748	637	144,775.27	85.23	31.83
31	2	158,862.34	0.04	7.460	670	79,431.17	91.24	100.00
32	3	237,215.26	0.06	7.610	628	79,071.75	92.87	49.95
33	1	66,815.86	0.02	7.720	537	66,815.86	85.00	100.00
34	5	357,686.35	0.09	7.543	646	71,537.27	86.25	60.37
35	8	579,907.58	0.15	6.910	668	72,488.45	89.38	100.00
36	37	3,898,706.36	0.99	9.371	599	105,370.44	83.20	80.51
37	32	2,882,408.77	0.73	9.069	650	90,075.27	81.48	59.81
38	20	2,085,351.29	0.53	10.374	601	104,267.56	81.86	72.75
39	19	1,925,290.13	0.49	9.354	614	101,331.06	82.82	80.17
40	27	2,862,739.70	0.73	10.901	589	106,027.40	82.20	45.33
41	19	1,402,799.72	0.36	10.488	619	73,831.56	83.76	60.00
42	1	39,036.41	0.01	11.625	658	39,036.41	80.00	100.00
43	55	6,255,437.16	1.59	8.820	650	113,735.22	82.24	56.32
44	49	6,090,915.59	1.55	8.454	633	124,304.40	83.58	64.60
45	14	1,617,936.63	0.41	9.196	615	115,566.90	78.29	39.07
46	2	118,733.66	0.03	8.416	584	59,366.83	95.00	100.00
50	1	40,564.25	0.01	7.070	704	40,564.25	85.00	100.00
52	1	35,213.58	0.01	7.240	656	35,213.58	74.45	100.00
53	1	64,135.08	0.02	7.240	692	64,135.08	95.00	100.00
61	1	44,661.61	0.01	8.360	615	44,661.61	65.52	100.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the weighted average age of the Mortgage Loans was approximately 8 months.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Prepayment Fee Term for the Aggregate Mortgage Loans

Original Prepayment Fee Term	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

None	547	$68,222,514.41	17.39%	8.942%	634	$124,721.23	85.25%	53.72%
6 months	69	6,133,714.60	1.56	8.361	630	88,894.41	87.68	75.46
12 months	37	9,662,483.72	2.46	8.931	634	261,148.21	83.24	36.07
18 months	1	213,793.97	0.05	9.400	725	213,793.97	100.00	100.00
24 months	591	125,069,247.92	31.88	8.398	634	211,623.09	84.44	34.90
30 months	8	1,129,716.29	0.29	9.998	590	141,214.54	85.65	77.93
36 months	899	181,914,061.36	46.37	7.781	644	202,351.57	82.19	47.36

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The non-zero weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 30 months.

Credit Scores for the Aggregate Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

500 or less	55	$6,562,046.02	1.67%	9.526%	479	$119,309.93	85.13%	77.64%
501 to 525	62	9,784,842.48	2.49	9.214	513	157,820.04	81.99	47.66
526 to 550	124	16,682,073.93	4.25	8.757	539	134,532.85	81.96	80.83
551 to 575	168	25,086,785.61	6.39	8.762	563	149,326.10	81.49	62.59
576 to 600	257	42,042,550.42	10.72	8.448	589	163,589.69	83.57	63.08
601 to 625	341	55,134,410.60	14.05	8.280	614	161,684.49	84.52	59.12
626 to 650	360	66,207,856.27	16.87	8.265	639	183,910.71	84.26	44.87
651 to 675	312	66,293,199.95	16.90	8.055	663	212,478.20	84.41	33.60
676 to 700	234	50,445,125.12	12.86	7.922	687	215,577.46	82.83	24.68
701 to 725	118	26,720,258.05	6.81	7.677	713	226,442.86	84.06	23.80
726 to 750	59	14,006,313.18	3.57	7.847	737	237,395.14	82.99	15.87
751 to 775	40	8,653,984.99	2.21	7.752	766	216,349.62	81.03	33.84
776 to 800	17	3,785,392.56	0.96	7.108	788	222,670.15	78.86	26.22
801 to 825	5	940,693.09	0.24	7.019	808	188,138.62	87.01	70.50

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The Credit Scores of the Mortgage Loans as of the Statistical Cut-off Date ranged from 414 to 815 and the weighted average Credit Score of the Mortgage Loans as of the Statistical Cut-off Date was approximately 638.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Credit Grade for the Aggregate Mortgage Loans

Credit Grade	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

A+	23	$3,064,367.02	0.78%	8.018%	655	$133,233.35	90.01%	78.86%
A	1,877	352,782,026.83	89.92	8.126	643	187,949.93	84.16	41.96
A-	150	26,631,655.73	6.79	8.767	595	177,544.37	78.05	62.80
B+	11	754,666.07	0.19	10.338	570	68,606.01	83.83	100.00
B	44	4,592,298.96	1.17	9.650	593	104,370.43	78.23	82.42
C+	1	182,980.44	0.05	11.375	573	182,980.44	67.32	100.00
C	37	3,439,337.90	0.88	10.887	572	92,955.08	71.77	83.07
D	9	898,199.32	0.23	11.383	556	99,799.92	69.01	100.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Margins for the Aggregate Mortgage Loans

Range of Margins	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	1,278	$193,066,457.69	49.21%	8.089%	637	$151,069.22	83.11%	55.80%
2.001% to 2.500%	16	7,099,148.89	1.81	6.800	683	443,696.81	81.84	19.57
2.501% to 3.000%	3	798,200.25	0.20	6.553	613	266,066.75	78.91	21.94
4.001% to 4.500%	1	139,619.74	0.04	9.990	630	139,619.74	70.00	100.00
4.501% to 5.000%	6	877,354.79	0.22	7.464	705	146,225.80	87.06	65.46
5.001% to 5.500%	308	57,509,242.79	14.66	8.603	623	186,718.32	85.85	61.83
5.501% to 6.000%	325	86,543,115.09	22.06	8.216	649	266,286.51	84.20	23.04
6.001% to 6.500%	212	45,806,400.08	11.68	8.581	639	216,067.92	81.83	21.70
6.501% to 7.000%	2	309,992.96	0.08	9.294	600	154,996.48	80.00	0.00
7.001% to 7.500%	1	195,999.99	0.05	8.650	618	195,999.99	80.00	100.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the Gross Margins for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 7.050% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.657% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Maximum Mortgage Rates for the Aggregate Mortgage Loans

Range of Maximum Mortgage Rates	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	1,278	$193,066,457.69	49.21%	8.089%	637	$151,069.22	83.11%	55.80%
8.250% to 12.000%	28	$9,212,647.82	2.35	6.681	679	$329,023.14	80.25	38.03
12.001% to 12.500%	26	4,392,527.70	1.12	8.556	627	168,943.37	84.61	49.24
12.501% to 13.000%	49	8,320,228.56	2.12	8.301	646	169,800.58	82.87	52.02
13.001% to 13.500%	134	35,029,561.91	8.93	7.629	667	261,414.64	81.57	30.35
13.501% to 14.000%	224	55,963,922.30	14.26	8.085	646	249,838.94	83.93	28.72
14.001% to 14.500%	129	29,562,680.74	7.53	8.456	632	229,168.07	84.78	34.82
14.501% to 15.000%	137	32,964,324.44	8.40	8.923	628	240,615.51	85.48	28.62
15.001% to 15.500%	62	12,411,241.67	3.16	9.389	622	200,181.32	90.5	39.15
15.501% to 16.000%	45	7,170,271.26	1.83	9.779	591	159,339.36	86.29	47.18
16.001% to 16.500%	16	1,554,591.81	0.40	10.427	589	97,161.99	82.35	55.82
16.501% to 17.000%	10	1,267,330.00	0.32	10.783	555	126,733.00	71.93	100.00
17.001% to 17.500%	8	856,470.10	0.22	11.236	541	107,058.76	72.81	76.98
17.501% to 18.000%	6	573,276.27	0.15	11.712	567	95,546.04	71.31	78.67

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 8.250% per annum to 17.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.014% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Next Rate Adjustment Date for the Aggregate Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	1,278	$193,066,457.69	49.21%	8.089%	637	$151,069.22	83.11%	55.80%
2007-04	33	3,156,523.67	0.80	10.004	595	95,652.23	83.13	80.52
2007-05	17	1,160,160.07	0.30	11.170	604	68,244.71	81.95	51.63
2007-06	26	2,765,036.87	0.70	11.027	585	106,347.57	82.28	43.40
2007-07	20	1,692,179.33	0.43	11.341	595	84,608.97	82.44	67.22
2007-08	43	4,365,010.63	1.11	10.665	589	101,511.88	83.54	82.03
2007-09	58	5,070,331.51	1.29	10.610	618	87,419.51	82.32	52.63
2007-10	2	330,176.57	0.08	6.334	777	165,088.28	78.78	15.25
2007-11	2	236,441.05	0.06	7.226	599	118,220.52	80.00	71.51
2007-12	4	1,687,257.11	0.43	7.259	697	421,814.28	77.48	0.00
2008-01	10	4,235,414.64	1.08	7.405	638	423,541.46	81.65	6.21
2008-04	1	298,197.25	0.08	9.950	677	298,197.25	90.00	0.00
2008-05	3	431,734.87	0.11	8.543	623	143,911.62	71.54	27.37
2008-06	1	67,770.53	0.02	11.450	627	67,770.53	80.00	100.00
2008-07	1	643,351.01	0.16	8.250	501	643,351.01	90.00	0.00
2008-08	7	2,197,925.29	0.56	7.214	665	313,989.33	80.87	57.11
2008-09	8	2,605,553.16	0.66	8.026	672	325,694.14	77.59	13.17
2008-10	73	18,057,172.36	4.60	8.249	635	247,358.53	85.62	33.75
2008-11	272	67,168,895.52	17.12	8.216	640	246,944.47	83.22	33.63
2008-12	89	19,991,103.71	5.10	8.375	637	224,619.14	84.01	34.79
2009-01	37	9,729,113.03	2.48	8.443	623	262,949.00	85.97	39.68
2009-02	24	7,494,860.78	1.91	8.532	628	312,285.87	96.91	52.18
2009-03	7	1,183,600.54	0.30	6.410	710	169,085.79	82.76	51.74
2009-04	5	781,219.10	0.20	6.923	616	156,243.82	83.31	81.45
2009-06	2	261,111.63	0.07	6.903	643	130,555.82	77.17	100.00
2009-10	3	811,292.46	0.21	7.554	687	270,430.82	85.20	0.00
2009-11	18	4,360,983.89	1.11	8.581	657	242,276.88	85.94	20.34
2009-12	20	5,876,850.19	1.50	8.863	642	293,842.51	86.46	28.17
2010-01	2	701,650.94	0.18	7.735	672	350,825.47	89.38	29.17
2010-02	2	384,096.47	0.10	7.634	653	192,048.24	79.94	48.00
2011-11	42	14,961,712.83	3.81	7.964	655	356,231.26	82.54	17.37
2011-12	20	7,102,513.00	1.81	7.964	684	355,125.65	82.65	16.08
2012-01	13	5,710,284.55	1.46	6.737	661	439,252.66	81.28	23.75
2012-02	9	3,759,550.00	0.96	6.943	689	417,727.78	85.48	25.92

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Lien Type for the Aggregate Mortgage Loans

Lien Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

First Lien	1,906	$380,030,026.99	96.86%	8.150%	638	$199,386.16	83.07%	44.94%
Second Lien	246	12,315,505.27	3.14	10.518	642	50,063.03	99.09	39.36

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Delinquency for the Aggregate Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Current	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

There will be no more then 2% of the mortgage loans that have not made their 3/1/2007 payment.

30 – 59 Day Delinquency History for the Aggregate Mortgage Loans

30 – 59 Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	2,110	$387,728,131.10	98.82%	8.207%	639	$183,757.41	83.57%	44.55%
1	42	4,617,401.17	1.18	9.703	586	109,938.12	83.41	63.41

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

60 – 89 Day Delinquency History for the Aggregate Mortgage Loans

60 – 89 Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	2,150	$391,839,852.15	99.87%	8.223%	638	$182,251.09	83.57%	44.83%
1	2	505,680.12	0.13	9.043	641	252,840.06	85.75	0.00

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

90+ Day Delinquency History for the Aggregate Mortgage Loans

90+ Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

Total:	2,152	$392,345,532.27	100.00%	8.224%	638	$182,316.70	83.57%	44.77%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Group I Collateral Summary

Outstanding Principal Balance	$170,251,432.02
Original Principal Balance	$171,145,620.00
Number of Mortgage Loans	1,108

	Minimum	Maximum	Average(1)

Original Principal Balance	$14,000.00	$675,750.00	$154,463.56
Outstanding Principal Balance	$13,626.09	$671,547.97	$153,656.53

	Minimum	Maximum	Weighted Average(2)

Original Term (mos)	180	480	370
Stated Remaining Term (mos)	135	478	361
Loan Age (mos)	1	46	9
Current Interest Rate	5.500%	11.750%	8.492%
Initial Interest Rate Cap(4)	2.000%	5.000%	2.937%
Periodic Rate Cap(4)	1.000%	2.000%	1.074%
Gross Margin(4)	2.250%	7.050%	5.732%
Maximum Mortgage Rate(4)	11.250%	17.750%	14.251%
Minimum Mortgage Rate(4)	5.250%	11.750%	8.255%
Months to Roll(4)	1	58	19
Original Loan-to-Value	15.63%	100.00%	84.64%
Original Combined Loan-to-Value	15.63%	100.00%	89.87%
Credit Score(3)	434	815	626

	Earliest	Latest

Maturity Date:	07/01/2018	02/01/2047

Lien Position	Percent of Mortgage Pool

1st Lien	99.32%
2nd Lien	0.68%

Simultaneous Second Liens

Yes	33.88%
No	66.12%

Occupancy	Percent of Mortgage Pool

Primary	95.23%
Investment Home	4.77%

Loan Type	Percent of Mortgage Pool

ARM	48.04%
FIXED	51.96%

Delinquency(5)	Percent of Mortgage Pool

Current	100.00%
31 – 60 Days	0.00%
61 – 90 Days	0.00%

Year of Origination	Percent of Mortgage Pool

2003	7.70%
2004	4.48%
2005	0.23%
2006	84.26%
2007	3.33%

Loan Purpose	Percent of Mortgage Pool

Purchase	32.28%
Refinance - Cashout	59.00%
Refinance - Rate/Term	8.72%

Property Type	Percent of Mortgage Pool

Single Family	69.57%
Planned Unit Development	17.27%
Condominium	6.08%
Two-to-Four Family	6.78%
Townhouse	0.30%

(1)	Sum of Principal Balance divided by total number of loans.

(2)	Weighted by Outstanding Principal Balance.

(3)	Minimum and weighting only for loans with scores.

(4)	Of only the adjustable rate mortgage loans

(5)	There will be no more then 2% of the mortgage loans that have not made their 3/1/2007 payment.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Rates for the Group I Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

6.000% or less	5	$885,224.24	0.52%	5.887%	647	$177,044.85	87.09%	86.56%
6.001% to 6.500%	10	1,715,140.25	1.01	6.423	677	171,514.03	83.26	64.83
6.501% to 7.000%	29	4,634,085.22	2.72	6.854	644	159,796.04	82.98	80.94
7.001% to 7.500%	143	25,470,004.05	14.96	7.326	650	178,111.92	83.35	75.29
7.501% to 8.000%	241	43,719,465.61	25.68	7.828	641	181,408.57	84.73	61.99
8.001% to 8.500%	164	29,072,653.13	17.08	8.304	621	177,272.28	84.96	50.51
8.501% to 9.000%	153	24,800,567.27	14.57	8.786	617	162,095.21	85.91	50.94
9.001% to 9.500%	75	12,031,780.82	7.07	9.302	627	160,423.74	88.08	51.07
9.501% to 10.000%	61	7,806,849.21	4.59	9.790	590	127,981.13	85.60	64.02
10.001% to 10.500%	41	4,072,606.44	2.39	10.329	584	99,331.86	85.68	61.77
10.501% to 11.000%	67	6,940,899.02	4.08	10.797	588	103,595.51	82.54	73.32
11.001% to 11.500%	54	4,238,044.46	2.49	11.260	584	78,482.30	81.55	65.41
11.501% to 12.000%	65	4,864,112.31	2.86	11.633	580	74,832.50	78.80	50.14

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Statistical Cut-off Date, Mortgage Rates borne by the Group I Mortgage Loans ranged from 5.500% per annum to 11.750% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately 8.492% per annum.

Remaining Months to Stated Maturity for the Group I Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

168 or less	5	$318,389.51	0.19%	9.270%	572	$63,677.90	90.01%	88.61%
169 - 228	34	1,511,439.85	0.89	9.480	634	44,454.11	92.74	76.47
229 - 312	3	562,264.54	0.33	8.400	633	187,421.51	87.00	28.86
313 - 324	198	19,780,650.15	11.62	9.971	607	99,902.27	83.67	63.09
325 - 348	13	1,025,102.48	0.60	7.343	629	78,854.04	87.12	93.23
349 - 360	765	129,771,107.74	76.22	8.265	629	169,635.43	84.73	60.34
361 or more	90	17,282,477.75	10.15	8.480	626	192,027.53	84.05	56.95

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Statistical Cut-off Date, the remaining term to stated maturity of the Group I Mortgage Loans ranged from 135 months to 478 months and the weighted average term to stated maturity of the Group I Mortgage Loans was approximately 361 months.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Mortgage Loan Principal Balances for the Group I Mortgage Loans

Range of Original Mortgage Loan Principal Balances	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

$50,000.00 or less	79	$3,079,241.96	1.81%	10.527%	599	$38,977.75	83.90%	74.53%
$50,000.01 to $100,000.00	291	22,036,397.59	12.94	9.256	603	75,726.45	83.92	73.87
$100,000.01 to $150,000.00	273	33,634,363.59	19.76	8.637	626	123,202.80	84.72	68.54
$150,000.01 to $200,000.00	197	34,237,686.07	20.11	8.281	623	173,795.36	84.56	68.00
$200,000.01 to $250,000.00	112	24,908,469.53	14.63	8.158	633	222,397.05	85.32	64.41
$250,000.01 to $300,000.00	60	16,396,916.97	9.63	8.272	646	273,281.95	85.49	48.11
$300,000.01 to $350,000.00	34	10,976,250.86	6.45	8.101	620	322,830.91	85.65	52.79
$350,000.01 to $400,000.00	41	15,356,519.87	9.02	8.306	635	374,549.27	83.52	46.18
$400,000.01 to $450,000.00	15	6,167,810.53	3.62	8.224	626	411,187.37	86.41	13.29
$450,000.01 to $500,000.00	2	956,227.08	0.56	9.073	660	478,113.54	78.80	0.00
$550,000.01 to $600,000.00	2	1,192,500.00	0.70	8.722	674	596,250.00	75.00	0.00
$600,000.01 to $650,000.00	1	637,500.00	0.37	8.000	601	637,500.00	85.00	100.00
$650,000.01 to $700,000.00	1	671,547.97	0.39	7.750	725	671,547.97	85.00	0.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Origination Date, the original principal balances of the Group I Mortgage Loans ranged from approximately $14,000.00 to approximately $675,750.00 and the average original principal balance of the Group I Mortgage Loans at origination was approximately $154,463.56.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Outstanding Mortgage Loan Principal Balances for the Group I Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

$50,000.00 or less	84	$3,326,409.82	1.95%	10.506%	601	$39,600.12	83.25%	74.93%
$50,000.01 to $100,000.00	291	22,283,500.59	13.09	9.240	605	76,575.60	84.03	73.50
$100,000.01 to $150,000.00	272	33,724,976.67	19.81	8.611	624	123,988.88	84.79	68.77
$150,000.01 to $200,000.00	195	34,049,223.08	20.00	8.278	623	174,611.40	84.49	68.25
$200,000.01 to $250,000.00	110	24,512,048.58	14.40	8.181	632	222,836.81	85.33	63.83
$250,000.01 to $300,000.00	60	16,396,916.97	9.63	8.272	646	273,281.95	85.49	48.11
$300,000.01 to $350,000.00	34	10,976,250.86	6.45	8.101	620	322,830.91	85.65	52.79
$350,000.01 to $400,000.00	42	15,756,518.85	9.25	8.315	634	375,155.21	83.69	45.01
$400,000.01 to $450,000.00	14	5,767,811.55	3.39	8.194	627	411,986.54	86.16	14.21
$450,000.01 to $500,000.00	2	956,227.08	0.56	9.073	660	478,113.54	78.80	0.00
$550,000.01 to $600,000.00	2	1,192,500.00	0.70	8.722	674	596,250.00	75.00	0.00
$600,000.01 to $650,000.00	1	637,500.00	0.37	8.000	601	637,500.00	85.00	100.00
$650,000.01 to $700,000.00	1	671,547.97	0.39	7.750	725	671,547.97	85.00	0.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Statistical Cut-off Date, the outstanding principal balances of the Group I Mortgage Loans ranged from approximately $13,626.09 to approximately $671,547.97 and the average outstanding principal balance of the Group I Mortgage Loans at Cut-off was approximately $153,656.53.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Product Types for the Group I Mortgage Loans

Product Types	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

ARM - 2/28	267	$30,660,491.61	18.01%	9.741%	597	$114,833.30	81.66%	62.58%
ARM - 2/28 IO	104	22,901,048.30	13.45	8.370	631	220,202.39	83.69	48.75
ARM - 2/28 – 40 YR Amortization	1	207,902.53	0.12	8.700	596	207,902.53	100.00	100.00
ARM - 2/38	81	15,028,512.33	8.83	8.400	623	185,537.19	84.06	59.20
ARM - 3/27	27	3,477,600.02	2.04	9.108	648	128,800.00	81.79	57.24
ARM - 3/27 IO	4	1,032,000.00	0.61	8.894	631	258,000.00	85.48	72.09
ARM - 3/27 – 40 YR Amortization	1	184,374.05	0.11	7.400	607	184,374.05	100.00	100.00
ARM - 3/37	9	2,253,965.41	1.32	9.016	646	250,440.60	84.01	41.91
ARM - 5/25	13	2,457,270.74	1.44	7.661	647	189,020.83	84.55	57.66
ARM - 5/25 IO	15	3,593,551.73	2.11	7.334	683	239,570.12	83.82	40.80
Balloon - 30/15	33	1,265,772.77	0.74	10.007	626	38,356.75	97.57	74.12
Balloon - 40/30	73	14,015,618.04	8.23	8.150	618	191,994.77	86.05	70.66
Balloon - 50/30	1	218,426.66	0.13	7.250	583	218,426.66	95.00	100.00
Fixed 15 YR	6	564,056.59	0.33	8.179	618	94,009.43	80.36	88.60
Fixed 20 YR	3	562,264.54	0.33	8.400	633	187,421.51	87.00	28.86
Fixed 30 YR	384	53,261,335.14	31.28	8.199	628	138,701.39	85.96	71.07
Fixed 30 YR IO	86	18,567,241.54	10.91	7.823	650	215,898.16	85.83	39.86

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Amortization Types for the Group I Mortgage Loans

Amortization Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Balloon	109	$15,892,094.05	9.33%	8.284%	618	$145,799.03	87.43%	72.06%
5 Year IO	209	46,093,841.57	27.07	8.080	643	220,544.70	84.61	45.07
Fully Amortizing	790	108,265,496.40	63.59	8.698	620	137,044.93	84.25	65.54

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Loan Programs for the Group I Mortgage Loans

Loan Programs	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Bay Street	59	$6,245,196.33	3.67%	10.017%	624	$105,850.79	84.39%	48.65%
High Street	252	36,748,417.47	21.58	8.525	617	145,827.05	86.36	81.16
Wall Street	600	105,570,211.12	62.01	8.121	639	175,950.35	84.52	51.45
Main Street	185	20,258,805.49	11.90	9.933	573	109,507.06	82.12	77.27
Others	12	1,428,801.61	0.84	7.993	636	119,066.80	86.36	24.60

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Geographic Distributions of Mortgaged Properties for the Group I Mortgage Loans

Geographic Location of Mortgaged Properties	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Alaska	3	$740,327.67	0.43%	7.876%	663	$246,775.89	85.85%	100.00%
Arizona	62	10,670,198.84	6.27	8.185	627	172,099.98	83.91	65.39
Arkansas	12	1,197,899.57	0.70	8.375	632	99,824.96	88.35	84.68
California	88	27,697,630.62	16.27	8.176	631	314,745.80	81.79	32.80
Colorado	59	9,397,592.84	5.52	8.244	636	159,281.23	86.69	68.02
Connecticut	1	183,405.17	0.11	8.250	531	183,405.17	80.00	0.00
Delaware	1	82,221.79	0.05	7.250	663	82,221.79	80.00	100.00
Florida	42	6,242,507.23	3.67	8.590	631	148,631.12	82.47	51.53
Georgia	23	3,593,761.46	2.11	8.401	628	156,250.50	84.99	74.57
Idaho	10	1,870,628.73	1.10	8.524	629	187,062.87	87.37	54.73
Illinois	104	16,592,326.66	9.75	9.132	637	159,541.60	85.47	50.00
Indiana	17	1,435,316.46	0.84	9.331	594	84,430.38	80.82	70.98
Iowa	43	4,658,969.75	2.74	9.291	609	108,348.13	87.29	69.86
Kansas	55	4,939,831.29	2.90	8.538	629	89,815.11	88.91	76.15
Kentucky	3	237,643.19	0.14	9.449	618	79,214.40	92.38	100.00
Louisiana	2	274,011.42	0.16	8.176	615	137,005.71	88.65	100.00
Maine	2	260,237.52	0.15	9.641	611	130,118.76	82.33	100.00
Maryland	10	1,939,242.40	1.14	9.213	606	193,924.24	83.92	34.72
Massachusetts	12	2,856,088.97	1.68	8.340	618	238,007.41	86.52	82.39
Michigan	33	4,122,587.91	2.42	8.869	593	124,926.91	85.00	61.06
Minnesota	43	7,565,806.06	4.44	8.064	635	175,948.98	84.98	66.86
Missouri	60	5,805,185.20	3.41	9.178	589	96,753.09	86.92	84.11
Montana	1	81,908.41	0.05	10.875	541	81,908.41	85.00	0.00
Nebraska	18	1,911,804.82	1.12	8.920	587	106,211.38	83.25	85.53
Nevada	9	1,693,533.37	0.99	7.884	628	188,170.37	84.50	47.58
New Hampshire	6	1,238,916.12	0.73	8.477	618	206,486.02	83.70	43.30
New Jersey	3	809,329.07	0.48	8.404	710	269,776.36	90.35	100.00
New Mexico	6	692,173.56	0.41	8.914	623	115,362.26	84.43	72.38
North Carolina	11	1,192,512.88	0.70	9.092	601	108,410.26	85.95	78.87
North Dakota	2	170,083.53	0.10	8.742	622	85,041.76	87.29	72.92
Oklahoma	10	918,132.72	0.54	8.840	598	91,813.27	86.14	100.00
Oregon	22	4,012,074.70	2.36	8.398	630	182,367.03	86.31	69.01
Pennsylvania	2	281,983.87	0.17	7.310	625	140,991.94	87.56	100.00
Rhode Island	2	489,816.96	0.29	8.047	638	244,908.48	85.00	38.92
South Carolina	2	164,022.18	0.10	11.247	626	82,011.09	90.00	75.51
Tennessee	16	1,682,974.40	0.99	8.835	618	105,185.90	87.77	90.59
Texas	197	21,522,000.29	12.64	8.482	619	109,248.73	83.72	68.03
Utah	21	3,006,833.79	1.77	8.147	631	143,182.56	82.73	66.55
Vermont	6	1,096,868.96	0.64	8.583	637	182,811.49	86.73	35.79
Washington	68	13,208,298.38	7.76	8.127	638	194,239.68	85.35	66.85
Virginia	14	2,501,964.97	1.47	8.461	634	178,711.78	83.70	55.33
West Virginia	1	34,610.96	0.02	9.250	501	34,610.96	80.00	100.00
Wisconsin	3	479,384.01	0.28	7.634	578	159,794.67	90.05	100.00
Wyoming	2	374,783.32	0.22	7.879	678	187,391.66	85.00	35.61
Washington DC	1	324,000.00	0.19	10.475	510	324,000.00	90.00	100.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Loan-to-Value Ratios for the Group I Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

50.00% or less	7	$1,137,548.41	0.67%	8.705%	654	$162,506.92	43.70%	7.03%
50.01% to 55.00%	5	1,052,608.70	0.62	8.704	603	210,521.74	53.42	27.78
55.01% to 60.00%	5	870,784.56	0.51	8.388	600	174,156.91	57.19	100.00
60.01% to 65.00%	14	2,393,035.87	1.41	8.532	620	170,931.13	63.49	73.36
65.01% to 70.00%	33	3,754,530.05	2.21	9.893	595	113,773.64	68.78	41.91
70.01% to 75.00%	33	4,709,569.68	2.77	9.306	616	142,714.23	74.17	56.81
75.01% to 80.00%	283	40,394,895.62	23.73	8.359	631	142,738.15	79.69	48.27
80.01% to 85.00%	311	50,282,878.33	29.53	8.274	626	161,681.28	84.74	65.10
85.01% to 90.00%	288	47,786,958.36	28.07	8.558	621	165,926.94	89.59	63.54
90.01% to 95.00%	53	9,527,982.24	5.60	8.372	645	179,773.25	94.55	70.94
95.01% to 100.00%	76	8,340,640.20	4.90	9.070	627	109,745.27	99.96	78.82

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Group I Mortgage Loans ranged from 15.63% to 100.00% and the weighted average Original Loan-to-Value Ratios of the Group I Mortgage Loans was approximately 84.64%.

Combined Original Loan-to-Value Ratios for the Group I Mortgage Loans

Range of Combined Original Loan-to-Value Ratios	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

50.00% or less	7	$1,137,548.41	0.67%	8.705%	654	$162,506.92	43.70%	7.03%
50.01% to 55.00%	5	1,052,608.70	0.62	8.704	603	210,521.74	53.42	27.78
55.01% to 60.00%	5	870,784.56	0.51	8.388	600	174,156.91	57.19	100.00
60.01% to 65.00%	12	2,198,451.37	1.29	8.570	613	183,204.28	63.53	79.86
65.01% to 70.00%	24	3,334,216.36	1.96	9.736	589	138,925.68	68.81	42.59
70.01% to 75.00%	19	3,711,695.63	2.18	9.083	629	195,352.40	74.14	55.74
75.01% to 80.00%	132	20,361,649.57	11.96	8.448	617	154,254.92	79.55	49.45
80.01% to 85.00%	145	24,141,970.91	14.18	8.546	615	166,496.35	84.34	66.07
85.01% to 90.00%	237	39,800,064.08	23.38	8.615	619	167,932.76	89.15	60.41
90.01% to 95.00%	83	14,310,186.45	8.41	8.543	640	172,411.88	90.66	65.47
95.01% to 100.00%	439	59,332,255.99	34.85	8.275	638	135,153.20	86.11	62.80

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Statistical Cut-off Date, the Combined Original Loan-to-Value Ratios of the Group I Mortgage Loans ranged from 15.63% to 100.00% and the weighted average Combined Original Loan-to-Value Ratios of the Group I Mortgage Loans was approximately 89.87%.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Loan Purpose for the Group I Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Purchase	446	$54,950,762.27	32.28%	8.570%	627	$123,207.99	86.07%	63.42%
Refinance - Cashout	558	100,451,454.75	59.00	8.439	626	180,020.53	83.74	58.66
Refinance - Rate/Term	104	14,849,215.00	8.72	8.568	621	142,780.91	85.50	63.35

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Property Type for the Group I Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

2-4 Family	39	$11,540,246.72	6.78%	8.530%	660	$295,903.76	82.51%	31.77%
Condo - Low Rise	65	10,100,188.39	5.93	8.659	630	155,387.51	84.82	60.11
Condo - Mid Rise	1	259,532.80	0.15	7.250	666	259,532.80	78.79	100.00
PUD	186	29,398,765.28	17.27	8.210	629	158,057.88	85.16	64.36
Single Family - Attached	6	1,031,539.65	0.61	9.224	613	171,923.27	85.15	34.19
Single Family - Detached	807	117,408,660.95	68.96	8.543	622	145,487.81	84.72	62.52
Townhouse	4	512,498.23	0.30	8.090	585	128,124.56	85.11	100.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Documentation for the Group I Mortgage Loans

Documentation	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

12 Month Bank Statements	27	$4,585,750.21	2.69%	8.441%	650	$169,842.60	88.37%	0.00%
24 Month Bank Statements	10	1,394,077.02	0.82	8.639	626	139,407.70	87.48	0.00
Full Documentation	739	103,180,929.71	60.61	8.425	614	139,622.37	85.54	100.00
Limited Documentation	3	427,245.35	0.25	8.182	600	142,415.12	81.53	0.00
Stated Income Self-Employed	164	31,834,431.06	18.70	8.614	647	194,112.38	82.10	0.00
Stated Income Wage Earner	165	28,828,998.67	16.93	8.604	642	174,721.20	83.57	0.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Occupancy for the Group I Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Investment Property	56	$8,121,277.97	4.77%	9.293%	662	$145,022.82	79.16%	33.40%
Primary Home	1,052	162,130,154.04	95.23	8.452	624	154,116.12	84.92	61.97

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Loan Age Summary for the Group I Mortgage Loans

Mortgage Loan Age Summary (months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

1	3	$817,491.28	0.48%	7.949%	656	$272,497.09	83.77%	15.65%
2	19	3,405,871.41	2.00	7.905	635	179,256.39	91.09	67.16
3	62	11,552,452.25	6.79	8.247	624	186,329.87	86.80	58.41
4	171	28,501,923.22	16.74	8.396	636	166,677.91	84.12	56.32
5	535	88,794,757.06	52.16	8.260	628	165,971.51	84.42	61.67
6	80	13,389,913.35	7.86	8.467	620	167,373.92	84.95	60.27
7	6	976,614.85	0.57	8.767	641	162,769.14	89.54	58.38
8	1	13,626.09	0.01	11.450	648	13,626.09	100.00	100.00
9	4	406,397.30	0.24	8.683	533	101,599.33	84.77	44.96
10	5	373,472.89	0.22	8.261	625	74,694.58	80.41	100.00
11	5	596,572.93	0.35	8.435	632	119,314.59	75.80	47.44
12	1	298,197.25	0.18	9.950	677	298,197.25	90.00	0.00
17	1	169,072.40	0.10	6.400	595	169,072.40	80.00	100.00
18	1	50,346.01	0.03	6.800	648	50,346.01	72.03	100.00
19	2	173,735.62	0.10	8.438	569	86,867.81	84.97	100.00
32	2	118,490.01	0.07	7.610	644	59,245.00	95.74	100.00
33	1	66,815.86	0.04	7.720	537	66,815.86	85.00	100.00
34	3	199,738.97	0.12	7.576	669	66,579.66	85.76	65.25
35	3	246,903.62	0.15	6.910	676	82,301.21	94.12	100.00
36	31	3,227,159.95	1.90	9.703	581	104,101.93	83.69	76.46
37	26	2,307,572.84	1.36	9.393	638	88,752.80	81.60	57.25
38	14	1,460,784.33	0.86	10.983	560	104,341.74	83.34	86.99
39	14	1,238,779.23	0.73	10.485	591	88,484.23	84.94	75.40
40	20	1,997,452.11	1.17	11.158	572	99,872.61	81.98	31.55
41	14	1,176,615.70	0.69	10.595	619	84,043.98	84.94	52.31
42	1	39,036.41	0.02	11.625	658	39,036.41	80.00	100.00
43	40	3,982,597.60	2.34	9.768	641	99,564.94	84.17	58.94
44	34	3,788,169.55	2.23	9.228	617	111,416.75	85.45	71.24
45	8	816,211.62	0.48	10.390	589	102,026.45	81.50	45.72
46	1	64,660.32	0.04	9.650	481	64,660.32	95.00	100.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Statistical Cut-off Date, the weighted average age of the Group I Mortgage Loans was approximately 9 months.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Prepayment Fee Term for the Group I Mortgage Loans

Original Prepayment Fee Term	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

None	255	$35,624,769.64	20.92%	9.006%	629	$139,704.98	85.34%	60.49%
6 months	49	4,556,871.84	2.68	8.542	630	92,997.38	88.97	74.14
12 months	19	3,997,372.82	2.35	9.115	616	210,388.04	83.25	51.87
18 months	1	213,793.97	0.13	9.400	725	213,793.97	100.00	100.00
24 months	327	50,212,767.34	29.49	8.790	612	153,555.86	82.80	58.56
30 months	6	974,309.52	0.57	9.764	587	162,384.92	87.07	86.53
36 months	451	74,671,546.90	43.86	7.992	635	165,568.84	85.28	61.23

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

The non-zero weighted average prepayment penalty term at origination with respect to the Group I Mortgage Loans having prepayment penalties is approximately 30 months.

Credit Scores for the Group I Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

500 or less	39	$3,349,991.21	1.97%	10.235%	484	$85,897.21	85.32%	73.60%
501 to 525	43	5,997,429.76	3.52	9.656	513	139,475.11	82.74	56.27
526 to 550	74	9,974,404.16	5.86	8.900	539	134,789.25	83.02	79.95
551 to 575	102	13,743,185.90	8.07	9.206	562	134,737.12	82.49	69.45
576 to 600	147	21,968,083.97	12.90	8.500	589	149,442.75	85.74	80.00
601 to 625	189	29,182,468.85	17.14	8.433	613	154,404.60	85.86	67.96
626 to 650	182	27,969,854.23	16.43	8.339	639	153,680.52	84.61	59.61
651 to 675	139	25,005,726.31	14.69	8.133	663	179,897.31	84.67	57.89
676 to 700	90	15,193,318.29	8.92	8.312	687	168,814.65	84.00	33.54
701 to 725	56	10,457,753.53	6.14	7.906	714	186,745.60	85.34	41.00
726 to 750	23	3,979,854.97	2.34	8.105	735	173,037.17	84.57	18.77
751 to 775	15	2,160,474.04	1.27	8.055	760	144,031.60	81.49	27.83
776 to 800	6	773,672.52	0.45	8.198	786	128,945.42	85.58	4.95
801 to 825	3	495,214.27	0.29	7.945	806	165,071.42	93.32	100.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

The Credit Scores of the Group I Mortgage Loans as of the Statistical Cut-off Date ranged from 434 to 815 and the weighted average Credit Score of the Group I Mortgage Loans as of the Statistical Cut-off Date was approximately 626.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Credit Grade for the Group I Mortgage Loans

Credit Grade	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

A+	15	$1,764,616.08	1.04%	8.744%	659	$117,641.07	91.23%	78.35%
A	929	145,629,538.44	85.54	8.334	631	156,759.46	85.28	58.56
A-	94	15,684,977.64	9.21	9.052	597	166,861.46	81.32	65.91
B+	8	602,324.70	0.35	10.797	546	75,290.59	86.52	100.00
B	34	3,557,197.04	2.09	9.798	576	104,623.44	80.84	85.85
C+	1	182,980.44	0.11	11.375	573	182,980.44	67.32	100.00
C	22	2,304,544.50	1.35	11.005	569	104,752.02	72.74	78.51
D	5	525,253.16	0.31	11.438	536	105,050.63	68.51	100.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Margins for the Group I Mortgage Loans

Range of Margins	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	586	$88,454,715.29	51.96%	8.137%	631	$150,946.61	86.11%	64.41%
2.001% to 2.500%	3	621,066.59	0.36	6.711	676	207,022.20	80.00	33.49
4.001% to 4.500%	1	139,619.74	0.08	9.990	630	139,619.74	70.00	100.00
4.501% to 5.000%	5	521,367.06	0.31	9.180	643	104,273.41	91.87	41.88
5.001% to 5.500%	221	34,321,770.63	20.16	8.828	612	155,302.13	84.73	73.99
5.501% to 6.000%	166	27,631,173.55	16.23	8.738	623	166,452.85	83.66	51.81
6.001% to 6.500%	124	18,227,634.74	10.71	9.238	631	146,997.05	79.02	31.44
6.501% to 7.000%	1	138,084.43	0.08	8.850	611	138,084.43	80.00	0.00
7.001% to 7.500%	1	195,999.99	0.12	8.650	618	195,999.99	80.00	100.00

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Statistical Cut-off Date, the Gross Margins for the Adjustable Rate Group I Mortgage Loans ranged from 2.250% per annum to 7.050% per annum and the weighted average Gross Margin of the Adjustable Rate Group I Mortgage Loans was approximately 5.732% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Maximum Mortgage Rates for the Group I Mortgage Loans

Range of Maximum Mortgage Rates	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	586	$88,454,715.29	51.96%	8.137%	631	$150,946.61	86.11%	64.41%
8.250% to 11.999%	9	1,610,080.27	0.95	7.986	643	178,897.81	82.82	78.72
12.000% to 12.499%	14	1,923,360.03	1.13	8.718	613	137,382.86	82.05	59.33
12.500% to 12.999%	34	3,970,525.08	2.33	9.409	610	116,780.15	83.36	54.30
13.000% to 13.499%	55	7,907,662.91	4.64	8.392	635	143,775.69	81.65	83.20
13.500% to 13.999%	131	20,642,131.32	12.12	8.459	627	157,573.52	82.05	57.01
14.000% to 14.499%	78	13,608,784.74	7.99	8.517	621	174,471.60	83.56	51.98
14.500% to 14.999%	88	16,279,506.12	9.56	8.927	621	184,994.39	84.26	47.63
15.000% to 15.499%	37	5,967,388.04	3.51	9.454	640	161,280.76	85.95	38.85
15.500% to 15.999%	42	6,114,341.59	3.59	9.769	597	145,579.56	85.42	51.71
16.000% to 16.499%	14	1,400,654.54	0.82	10.291	589	100,046.75	84.46	66.48
16.500% to 16.999%	9	1,236,145.93	0.73	10.845	555	137,349.55	71.99	100.00
17.000% to 17.499%	7	723,952.41	0.43	11.216	544	103,421.77	72.40	72.77
17.500% to 17.999%	4	412,183.74	0.24	11.697	551	103,045.93	70.00	70.34

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Group I Mortgage Loans ranged from 11.250% per annum to 17.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Group I Mortgage Loans was approximately 14.251% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Next Rate Adjustment Date for the Group I Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	586	$88,454,715.29	51.96%	8.137%	631	$150,946.61	86.11%	64.41%
2007-04	28	2,531,012.48	1.49	10.548	573	90,393.30	83.14	75.71
2007-05	13	1,011,548.16	0.59	11.128	604	77,811.40	82.48	44.52
2007-06	20	1,997,452.11	1.17	11.158	572	99,872.61	81.98	31.55
2007-07	17	1,521,501.98	0.89	11.338	588	89,500.12	82.42	66.15
2007-08	35	3,771,986.20	2.22	10.592	581	107,771.03	83.95	82.37
2007-09	49	4,151,081.38	2.44	10.908	615	84,715.95	82.08	54.84
2007-10	1	50,346.01	0.03	6.800	648	50,346.01	72.03	100.00
2007-11	1	169,072.40	0.10	6.400	595	169,072.40	80.00	100.00
2008-04	1	298,197.25	0.18	9.950	677	298,197.25	90.00	0.00
2008-05	3	431,734.87	0.25	8.543	623	143,911.62	71.54	27.37
2008-06	1	67,770.53	0.04	11.450	627	67,770.53	80.00	100.00
2008-09	4	749,761.31	0.44	8.913	641	187,440.33	90.94	45.78
2008-10	45	8,030,147.54	4.72	8.593	615	178,447.72	84.46	60.89
2008-11	157	28,911,566.72	16.98	8.441	620	184,150.11	82.01	61.11
2008-12	61	10,322,073.41	6.06	8.468	623	169,214.32	81.81	48.33
2009-01	23	4,802,148.59	2.82	8.539	620	208,789.07	85.05	39.79
2009-02	6	985,000.45	0.58	8.708	614	164,166.74	98.26	88.34
2009-03	4	793,817.23	0.47	6.509	713	198,454.31	83.21	49.71
2009-04	4	735,183.88	0.43	6.896	612	183,795.97	85.39	80.28
2009-06	2	261,111.63	0.15	6.903	643	130,555.82	77.17	100.00
2009-11	11	1,747,812.38	1.03	8.995	641	158,892.03	84.66	50.74
2009-12	15	3,635,146.51	2.14	8.968	659	242,343.10	81.82	38.84
2010-01	1	204,648.31	0.12	8.815	657	204,648.31	100.00	100.00
2010-02	1	184,374.05	0.11	7.400	607	184,374.05	100.00	100.00
2011-11	9	2,311,901.64	1.36	7.763	677	256,877.96	84.83	41.06
2011-12	7	1,499,253.13	0.88	8.110	656	214,179.02	84.82	43.44
2012-01	1	209,066.59	0.12	7.250	678	209,066.59	80.00	0.00
2012-02	2	412,000.00	0.24	6.437	674	206,000.00	80.00	50.49

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Lien Type for the Group I Mortgage Loans

Lien Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

First Lien	1,075	$169,093,226.53	99.32%	8.481%	626	$157,296.02	84.54%	60.56%
Second Lien	33	1,158,205.49	0.68	10.220	636	35,097.14	99.49	67.30

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Delinquency for the Group I Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Current	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

There will be no more then 2% of the Group I Mortgage Loans that have not made their 3/1/2007 payment.

30 – 59 Day Delinquency History for the Group I Mortgage Loans

30 – 59 Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	1,084	$167,732,717.83	98.52%	8.457%	627	$154,734.98	84.65%	60.43%
1	24	2,518,714.18	1.48	10.833	544	104,946.42	84.19	72.58

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

60 – 89 Day Delinquency History for the Group I Mortgage Loans

60 – 89 Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

90+ Day Delinquency History for the Group I Mortgage Loans

90+ Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

Total:	1,108	$170,251,432.02	100.00%	8.492%	626	$153,656.53	84.64%	60.61%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Group II Collateral Summary

Outstanding Principal Balance	$222,094,100.25
Original Principal Balance	$222,740,051.75
Number of Mortgage Loans	1,044

	Minimum	Maximum	Average(1)

Original Principal Balance	$12,600.00	$1,125,000.00	$213,352.54
Outstanding Principal Balance	$12,554.75	$1,120,558.58	$212,733.81

	Minimum	Maximum	Weighted Average(2)

Original Term (mos)	180	480	357
Stated Remaining Term (mos)	119	478	351
Loan Age (mos)	1	61	7
Current Interest Rate	4.950%	11.850%	8.019%
Initial Interest Rate Cap(4)	2.000%	5.000%	2.869%
Periodic Rate Cap(4)	1.000%	2.000%	1.241%
Gross Margin(4)	2.250%	7.000%	5.605%
Maximum Mortgage Rate(4)	8.250%	17.750%	13.850%
Minimum Mortgage Rate(4)	2.250%	11.750%	7.902%
Months to Roll(4)	1	58	27
Original Loan-to-Value	26.36%	100.00%	82.75%
Original Combined Loan-to-Value	26.36%	100.00%	91.05%
Credit Score(3)	414	815	648

	Earliest	Latest

Maturity Date:	03/01/2017	02/01/2047

Lien Position	Percent of Mortgage Pool

1st Lien	94.98%
2nd Lien	5.02%

Simultaneous Second Liens

Yes	51.14%
No	48.86%

Occupancy	Percent of Mortgage Pool

Primary	98.55%
Investment Home	1.45%

Loan Type	Percent of Mortgage Pool

ARM	52.90%
FIXED	47.10%

Delinquency(5)	Percent of Mortgage Pool

Current	100.00%
31 – 60 Days	0.00%
61 – 90 Days	0.00%

Year of Origination	Percent of Mortgage Pool

2002	0.06%
2003	3.26%
2004	1.19%
2005	3.37%
2006	81.43%
2007	10.69%

Loan Purpose	Percent of Mortgage Pool

Purchase	59.89%
Refinance - Cashout	37.84%
Refinance - Rate/Term	2.27%

Property Type	Percent of Mortgage Pool

Single Family	67.37%
Planned Unit Development	19.91%
Condominium	4.89%
Two-to-Four Family	7.65%
Townhouse	0.18%

(1)	Sum of Principal Balance divided by total number of loans.
(2)	Weighted by Outstanding Principal Balance.
(3)	Minimum and weighting only for loans with scores.
(4)	Of only the adjustable rate mortgage loans
(5)	There will be no more then 2% of the mortgage loans that have not made their 3/1/2007 payment.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Rates for the Group II Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

6.000% or less	13	$4,009,849.40	1.81%	5.826%	685	$308,449.95	79.17%	56.50%
6.001% to 6.500%	25	7,314,046.19	3.29	6.318	670	292,561.85	76.82	51.59
6.501% to 7.000%	60	15,466,678.51	6.96	6.825	671	257,777.98	77.60	49.14
7.001% to 7.500%	177	49,642,635.30	22.35	7.337	662	280,466.87	80.34	38.00
7.501% to 8.000%	219	61,549,332.34	27.71	7.807	650	281,047.18	82.38	22.31
8.001% to 8.500%	121	30,646,587.45	13.80	8.320	645	253,277.58	82.42	29.91
8.501% to 9.000%	173	30,505,607.36	13.74	8.809	629	176,332.99	86.04	23.66
9.001% to 9.500%	33	6,469,198.97	2.91	9.309	601	196,036.33	91.61	42.19
9.501% to 10.000%	32	4,379,245.03	1.97	9.699	609	136,851.41	87.93	30.16
10.001% to 10.500%	27	1,784,683.66	0.80	10.317	615	66,099.39	91.36	47.07
10.501% to 11.000%	46	3,420,399.13	1.54	10.861	636	74,356.50	88.16	45.39
11.001% to 11.500%	71	4,534,182.93	2.04	11.312	616	63,861.73	95.73	49.76
11.501% to 12.000%	47	2,371,653.99	1.07	11.690	604	50,460.72	89.79	48.86

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Statistical Cut-off Date, Mortgage Rates borne by the Group II Mortgage Loans ranged from 4.950% per annum to 11.850% per annum and the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately 8.019% per annum.

Remaining Months to Stated Maturity for the Group II Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

168 or less	9	$543,783.50	0.24%	8.937%	637	$60,420.39	77.17%	46.76%
169 - 228	216	11,623,889.97	5.23	10.415	643	53,814.31	97.57	36.01
229 - 312	5	382,639.48	0.17	8.318	584	76,527.90	76.83	100.00
313 - 324	70	8,989,946.40	4.05	7.831	662	128,427.81	79.88	60.72
325 - 348	29	8,035,380.27	3.62	7.343	660	277,082.08	81.32	11.17
349 - 360	670	178,893,652.77	80.55	7.874	649	267,005.45	81.53	31.48
361or more	45	13,624,807.88	6.13	8.350	629	302,773.51	89.26	36.55

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Statistical Cut-off Date, the remaining term to stated maturity of the Group II Mortgage Loans ranged from 119 months to 478 months and the weighted average term to stated maturity of the Group II Mortgage Loans was approximately 351 months.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Mortgage Loan Principal Balances for the Group II Mortgage Loans

Range of Original Mortgage Loan Principal Balances	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

$50,000.00 or less	161	$5,306,761.14	2.39%	9.967%	629	$32,961.25	89.56%	62.82%
$50,000.01 to $100,000.00	219	16,165,852.67	7.28	9.372	626	73,816.68	83.40	61.42
$100,000.01 to $150,000.00	166	20,156,028.63	9.08	8.278	629	121,421.86	78.29	54.27
$150,000.01 to $200,000.00	88	15,240,057.36	6.86	7.796	645	173,182.47	77.50	49.65
$200,000.01 to $250,000.00	65	14,593,712.73	6.57	7.949	636	224,518.66	80.50	56.95
$250,000.01 to $300,000.00	70	19,163,334.60	8.63	7.886	656	273,761.92	81.57	36.84
$300,000.01 to $350,000.00	45	14,633,469.10	6.59	7.828	650	325,188.20	82.84	35.32
$350,000.01 to $400,000.00	44	16,594,743.78	7.47	7.809	652	377,153.27	82.54	18.28
$400,000.01 to $450,000.00	50	21,172,311.52	9.53	7.880	649	423,446.23	83.77	21.93
$450,000.01 to $500,000.00	44	21,029,963.72	9.47	7.705	645	477,953.72	83.43	20.73
$500,000.01 to $550,000.00	27	14,144,434.93	6.37	7.766	663	523,867.96	85.91	18.75
$550,000.01 to $600,000.00	18	10,320,308.74	4.65	7.672	686	573,350.49	87.56	10.81
$600,000.01 to $650,000.00	19	11,893,745.00	5.36	7.761	653	625,986.58	85.51	16.13
$650,000.01 to $700,000.00	8	5,394,984.49	2.43	7.933	662	674,373.06	84.05	0.00
$700,000.01 to $750,000.00	9	6,592,223.12	2.97	8.022	656	732,469.24	88.52	22.19
$750,000.01 to $800,000.00	2	1,570,981.55	0.71	8.180	712	785,490.77	87.57	0.00
$800,000.01 to $850,000.00	3	2,432,251.23	1.10	8.203	673	810,750.41	81.73	0.00
$850,000.01 to $900,000.00	2	1,779,976.06	0.80	7.106	673	889,988.03	82.28	0.00
$900,000.01 to $950,000.00	2	1,811,337.91	0.82	7.029	664	905,668.96	74.28	0.00
$950,000.01 to $1,000,000.00	1	977,063.37	0.44	7.500	493	977,063.37	80.00	100.00
$1,000,000.01 or more	1	1,120,558.58	0.50	7.250	667	1,120,558.58	70.31	0.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Origination Date, the original principal balances of the Group II Mortgage Loans ranged from approximately $12,600.00 to approximately $1,125,000.00 and the average original principal balance of the Group II Mortgage Loans at origination was approximately $213,352.54.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Outstanding Mortgage Loan Principal Balances for the Group II Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

$50,000.00 or less	164	$5,450,289.17	2.45%	9.942%	629	$33,233.47	89.28%	63.80%
$50,000.01 to $100,000.00	218	16,217,938.76	7.30	9.377	626	74,394.21	83.46	61.55
$100,000.01 to $150,000.00	164	19,960,414.52	8.99	8.266	629	121,709.84	78.23	53.82
$150,000.01 to $200,000.00	89	15,438,651.68	6.95	7.795	644	173,468.00	77.53	50.30
$200,000.01 to $250,000.00	64	14,395,118.41	6.48	7.952	637	224,923.73	80.51	56.36
$250,000.01 to $300,000.00	70	19,163,334.60	8.63	7.886	656	273,761.92	81.57	36.84
$300,000.01 to $350,000.00	45	14,633,469.10	6.59	7.828	650	325,188.20	82.84	35.32
$350,000.01 to $400,000.00	44	16,594,743.78	7.47	7.809	652	377,153.27	82.54	18.28
$400,000.01 to $450,000.00	50	21,172,311.52	9.53	7.880	649	423,446.23	83.77	21.93
$450,000.01 to $500,000.00	44	21,029,963.72	9.47	7.705	645	477,953.72	83.43	20.73
$500,000.01 to $550,000.00	27	14,144,434.93	6.37	7.766	663	523,867.96	85.91	18.75
$550,000.01 to $600,000.00	18	10,320,308.74	4.65	7.672	686	573,350.49	87.56	10.81
$600,000.01 to $650,000.00	20	12,537,096.01	5.64	7.786	645	626,854.80	85.74	15.30
$650,000.01 to $700,000.00	7	4,751,633.48	2.14	7.890	683	678,804.78	83.24	0.00
$700,000.01 to $750,000.00	9	6,592,223.12	2.97	8.022	656	732,469.24	88.52	22.19
$750,000.01 to $800,000.00	2	1,570,981.55	0.71	8.180	712	785,490.77	87.57	0.00
$800,000.01 to $850,000.00	3	2,432,251.23	1.10	8.203	673	810,750.41	81.73	0.00
$850,000.01 to $900,000.00	2	1,779,976.06	0.80	7.106	673	889,988.03	82.28	0.00
$900,000.01 to $950,000.00	2	1,811,337.91	0.82	7.029	664	905,668.96	74.28	0.00
$950,000.01 to $1,000,000.00	1	977,063.37	0.44	7.500	493	977,063.37	80.00	100.00
$1,000,000.01 or more	1	1,120,558.58	0.50	7.250	667	1,120,558.58	70.31	0.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Statistical Cut-off Date, the outstanding principal balances of the Group II Mortgage Loans ranged from approximately $12,554.75 to approximately $1,120,558.58 and the average outstanding principal balance of the Group II Mortgage Loans at Cut-off was approximately $212,733.81.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Product Types for the Group II Mortgage Loans

Product Types	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

ARM - 2/28	69	$10,072,345.95	4.54%	9.000%	621	$145,976.03	85.78%	43.55%
ARM - 2/28 IO	146	57,212,338.57	25.76	7.915	659	391,865.33	83.91	9.91
ARM - 2/28 – 50 YR Amortization	4	1,949,620.87	0.88	8.435	657	487,405.22	100.00	41.90
ARM - 2/38	41	12,447,244.26	5.60	8.399	627	303,591.32	89.04	40.01
ARM - 3/27	8	1,931,851.31	0.87	8.570	670	241,481.41	81.77	24.68
ARM - 3/27 IO	8	3,897,931.66	1.76	8.038	659	487,241.46	88.23	9.13
ARM - 3/27 – 50 YR Amortization	1	497,002.64	0.22	7.290	678	497,002.64	85.00	0.00
ARM - 3/37	4	1,177,563.61	0.53	7.840	656	294,390.90	91.55	0.00
ARM - 5/25	16	4,308,041.08	1.94	8.261	643	269,252.57	79.98	23.02
ARM - 5/25 IO	55	23,988,417.91	10.80	7.421	672	436,153.05	82.73	16.82
Balloon - 30/15	214	11,210,218.96	5.05	10.552	642	52,384.20	98.90	36.76
Balloon - 40/30	43	10,456,119.17	4.71	7.867	634	243,165.56	81.80	50.33
Fixed 15 YR	11	957,454.50	0.43	7.972	652	87,041.32	70.38	33.22
Fixed 20 YR	4	342,075.23	0.15	8.466	570	85,518.81	75.86	100.00
Fixed 30 YR	344	54,815,470.16	24.68	7.732	636	159,347.30	76.07	52.22
Fixed 30 YR IO	76	26,830,404.39	12.08	7.721	655	353,031.64	82.07	45.06

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

Amortization Types for the Group II Mortgage Loans

Amortization Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Balloon	262	$24,112,961.63	10.86%	9.149%	641	$92,034.20	91.29%	42.30%
5 Year IO	285	111,929,092.53	50.40	7.767	661	392,733.66	83.37	19.79
Fully Amortizing	497	86,052,046.09	38.75	8.029	634	173,142.95	79.55	46.63

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

Loan Programs for the Group II Mortgage Loans

Loan Programs	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Bay Street	12	$1,138,317.95	0.51%	8.255%	666	$94,859.83	80.61%	40.57%
High Street	191	33,561,605.61	15.11	8.110	639	175,715.21	84.03	38.13
Wall Street	748	171,812,063.04	77.36	7.986	650	229,695.27	82.92	30.52
Main Street	69	7,550,497.84	3.40	9.563	606	109,427.50	74.34	67.50
Others	24	8,031,615.81	3.62	6.838	679	334,650.66	81.86	20.78

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Geographic Distributions of Mortgaged Properties for the Group II Mortgage Loans

Geographic Location of Mortgaged Properties	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Alaska	1	$124,626.51	0.06%	8.150%	695	$124,626.51	80.00%	100.00%
Arizona	32	7,057,972.00	3.18	7.664	640	220,561.62	80.82	59.81
Arkansas	10	1,387,224.77	0.62	8.508	693	138,722.48	81.37	84.42
California	315	113,459,027.70	51.09	7.836	656	360,187.39	83.41	18.42
Colorado	22	3,840,860.70	1.73	7.999	677	174,584.58	84.08	43.19
Connecticut	2	535,224.30	0.24	7.290	656	267,612.15	71.92	23.61
Florida	62	14,149,361.57	6.37	8.091	640	228,215.51	79.72	24.83
Georgia	17	3,786,322.33	1.70	8.419	649	222,724.84	87.78	28.34
Idaho	7	837,998.38	0.38	7.922	680	119,714.05	82.03	86.95
Illinois	56	10,341,049.49	4.66	8.856	634	184,661.60	83.03	39.66
Indiana	9	580,179.40	0.26	8.494	590	64,464.38	76.98	95.77
Iowa	11	819,235.90	0.37	8.992	610	74,475.99	87.64	100.00
Kansas	30	2,261,913.14	1.02	7.976	630	75,397.10	81.95	89.24
Kentucky	3	241,976.60	0.11	9.670	648	80,658.87	79.72	60.17
Louisiana	7	739,705.00	0.33	8.989	641	105,672.14	72.00	43.02
Maine	6	761,584.15	0.34	8.779	601	126,930.69	84.18	27.26
Maryland	10	2,031,312.65	0.91	8.327	670	203,131.27	73.08	42.12
Massachusetts	11	1,921,654.14	0.87	8.445	691	174,695.83	87.06	40.40
Michigan	13	2,261,150.89	1.02	8.174	636	173,934.68	83.01	29.68
Minnesota	18	2,464,892.00	1.11	8.529	615	136,938.44	85.97	44.88
Mississippi	5	531,335.72	0.24	7.412	654	106,267.14	71.55	100.00
Missouri	32	4,317,655.19	1.94	8.182	635	134,926.72	83.17	75.48
Nebraska	2	259,617.72	0.12	7.800	640	129,808.86	77.71	100.00
Nevada	12	2,881,821.37	1.30	8.585	635	240,151.78	81.22	37.41
New Jersey	7	1,468,507.67	0.66	9.081	649	209,786.81	88.93	43.38
New Mexico	4	1,284,864.27	0.58	7.464	589	321,216.07	80.29	100.00
New York	2	578,108.31	0.26	8.975	643	289,054.15	67.60	0.00
North Carolina	4	380,332.85	0.17	8.322	633	95,083.21	84.79	100.00
North Dakota	1	95,411.77	0.04	8.700	605	95,411.77	71.11	100.00
Oklahoma	4	243,084.52	0.11	8.924	635	60,771.13	70.16	100.00
Oregon	12	2,863,785.12	1.29	8.107	675	238,648.76	82.44	27.53
Pennsylvania	3	400,056.87	0.18	8.357	557	133,352.29	73.60	100.00
Rhode Island	3	441,206.83	0.20	8.846	532	147,068.94	85.46	45.27
South Carolina	7	1,320,353.61	0.59	8.582	634	188,621.94	89.56	44.07
South Dakota	1	27,981.21	0.01	11.300	641	27,981.21	100.00	100.00
Tennessee	14	1,504,369.17	0.68	8.594	599	107,454.94	84.49	57.81
Texas	231	23,928,642.46	10.77	8.007	635	103,587.20	83.05	50.97
Utah	6	891,703.59	0.40	9.030	664	148,617.27	87.68	87.18
Washington	44	7,900,633.42	3.56	7.903	636	179,559.85	80.01	36.48
Virginia	4	792,741.51	0.36	7.989	648	198,185.38	78.96	63.85
West Virginia	1	129,519.01	0.06	8.500	558	129,519.01	42.62	100.00
Wisconsin	2	160,096.45	0.07	9.134	617	80,048.23	82.56	100.00
Wyoming	1	89,000.00	0.04	7.800	624	89,000.00	81.28	100.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Loan-to-Value Ratios for the Group II Mortgage Loans

Range of Original Loan-to- Value Ratios	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

50.00% or less	32	$2,991,346.57	1.35%	7.994%	626	$93,479.58	41.43%	65.14%
50.01% to 55.00%	12	2,099,160.30	0.95	7.730	600	174,930.03	52.98	45.36
55.01% to 60.00%	18	3,194,225.71	1.44	7.538	650	177,456.98	57.45	58.35
60.01% to 65.00%	32	5,213,639.79	2.35	8.010	638	162,926.24	62.75	44.13
65.01% to 70.00%	71	13,206,194.33	5.95	7.875	638	186,002.74	68.54	40.91
70.01% to 75.00%	68	13,517,095.44	6.09	7.769	638	198,780.82	73.48	50.71
75.01% to 80.00%	246	64,581,804.97	29.08	7.537	660	262,527.66	79.66	29.20
80.01% to 85.00%	159	42,374,568.49	19.08	8.066	652	266,506.72	84.82	24.17
85.01% to 90.00%	140	43,976,274.42	19.80	8.065	644	314,116.25	89.80	26.90
90.01% to 95.00%	31	8,865,251.30	3.99	8.156	666	285,975.85	94.81	26.93
95.01% to 100.00%	235	22,074,538.93	9.94	9.529	631	93,934.21	99.92	44.53

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Statistical Cut-off Date, the Original Loan-to-Value Ratios of the Group II Mortgage Loans ranged from 26.36% to 100.00% and the weighted average Original Loan-to-Value Ratios of the Group II Mortgage Loans was approximately 82.75%.

Combined Original Loan-to-Value Ratios for the Group II Mortgage Loans

Range of Combined Original Loan-to-Value Ratios	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

50.00% or less	32	$2,991,346.57	1.35%	7.994%	626	$93,479.58	41.43%	65.14%
50.01% to 55.00%	11	1,964,918.44	0.88	7.767	591	178,628.95	53.18	48.45
55.01% to 60.00%	16	2,964,951.13	1.33	7.524	648	185,309.45	57.48	61.87
60.01% to 65.00%	27	5,032,238.03	2.27	7.924	637	186,379.19	62.72	43.46
65.01% to 70.00%	63	11,982,023.55	5.40	7.805	638	190,190.85	68.43	43.82
70.01% to 75.00%	64	12,160,887.76	5.48	7.781	637	190,013.87	73.75	54.43
75.01% to 80.00%	62	12,248,507.57	5.52	7.533	647	197,556.57	78.33	56.04
80.01% to 85.00%	31	6,109,345.52	2.75	8.211	651	197,075.66	84.41	59.78
85.01% to 90.00%	92	27,404,428.06	12.34	8.084	635	297,874.22	87.33	33.59
90.01% to 95.00%	43	11,078,476.83	4.99	8.079	655	257,639.00	91.78	27.46
95.01% to 100.00%	603	128,156,976.78	57.70	8.099	654	212,532.30	86.31	24.12

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Statistical Cut-off Date, the Combined Original Loan-to-Value Ratios of the Group II Mortgage Loans ranged from 26.36% to 100.00% and the weighted average Combined Original Loan-to-Value Ratios of the Group II Mortgage Loans was approximately 91.05%.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Loan Purpose for the Group II Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Purchase	638	$133,011,899.56	59.89%	8.127%	651	$208,482.60	85.78%	24.11%
Refinance - Cashout	365	84,041,809.35	37.84	7.871	644	230,251.53	78.34	44.05
Refinance - Rate/Term	41	5,040,391.34	2.27	7.597	631	122,936.37	76.29	67.13

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

Property Type for the Group II Mortgage Loans

Property Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

2-4 Family	55	$16,981,583.42	7.65%	8.121%	657	$308,756.06	85.18%	10.11%
Condo - High Rise	4	648,156.03	0.29	9.031	666	162,039.01	71.56	5.16
Condo - Low Rise	53	10,206,167.60	4.60	8.099	641	192,569.20	83.98	33.24
PUD	214	44,224,099.45	19.91	7.993	647	206,654.67	84.92	40.55
Single Family - Attached	6	531,294.03	0.24	7.971	621	88,549.00	68.39	100.00
Single Family - Detached	710	149,093,795.62	67.13	8.005	648	209,991.26	81.83	32.50
Townhouse	2	409,004.10	0.18	7.854	659	204,502.05	87.56	100.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Documentation for the Group II Mortgage Loans

Documentation	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

12 Month Bank Statements	60	$14,469,899.80	6.52%	8.182%	660	$241,165.00	87.35%	0.00%
24 Month Bank Statements	19	2,456,396.79	1.11	8.010	661	129,284.04	86.21	0.00
Full Documentation	492	72,470,604.27	32.63	7.961	623	147,297.98	81.24	100.00
Limited Documentation	5	1,922,566.30	0.87	7.939	596	384,513.26	87.62	0.00
Stated Income Self-Employed	252	72,647,291.85	32.71	8.073	662	288,282.90	83.03	0.00
Stated Income Wage Earner	216	58,127,341.25	26.17	7.984	660	269,108.06	82.83	0.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

Occupancy for the Group II Mortgage Loans

Occupancy	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Investment Property	30	$3,216,864.31	1.45%	8.809%	650	$107,228.81	74.65%	30.72%
Primary Home	1,014	218,877,235.94	98.55	8.007	648	215,855.26	82.87	32.66

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Mortgage Loan Age Summary for the Group II Mortgage Loans

Mortgage Loan Age Summary (months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

1	18	$3,685,308.67	1.66%	7.522%	655	$204,739.37	81.02%	52.94%
2	102	17,286,316.47	7.78	8.283	656	169,473.69	91.47	44.03
3	80	18,994,138.01	8.55	7.607	644	237,426.73	81.74	39.63
4	146	33,789,318.04	15.21	8.062	638	231,433.69	82.83	35.33
5	427	107,079,772.44	48.21	8.027	649	250,772.30	81.30	28.59
6	64	14,527,542.01	6.54	8.199	648	226,992.84	85.11	18.65
7	26	3,638,265.38	1.64	8.316	669	139,933.28	79.55	30.92
8	21	2,890,715.18	1.30	8.000	653	137,653.10	85.19	51.86
9	20	1,453,233.92	0.65	9.517	559	72,661.70	95.57	26.50
10	18	618,601.22	0.28	11.284	599	34,366.73	100.00	45.47
11	13	521,214.49	0.23	10.908	620	40,093.42	100.00	33.63
12	1	19,906.93	0.01	10.850	591	19,906.93	100.00	100.00
14	1	76,590.96	0.03	10.990	648	76,590.96	100.00	0.00
15	11	4,754,598.57	2.14	7.404	641	432,236.23	81.47	5.53
16	4	1,687,257.11	0.76	7.259	697	421,814.28	77.48	0.00
17	2	207,920.35	0.09	10.365	615	103,960.18	68.31	0.00
18	1	279,830.56	0.13	6.250	800	279,830.56	80.00	0.00
19	3	550,140.74	0.25	7.531	658	183,380.25	85.31	10.30
31	2	158,862.34	0.07	7.460	670	79,431.17	91.24	100.00
32	1	118,725.25	0.05	7.610	611	118,725.25	90.00	0.00
34	2	157,947.38	0.07	7.500	616	78,973.69	86.87	54.19
35	5	333,003.96	0.15	6.910	661	66,600.79	85.87	100.00
36	6	671,546.41	0.30	7.772	686	111,924.40	80.84	100.00
37	6	574,835.92	0.26	7.770	695	95,805.99	81.01	70.09
38	6	624,566.96	0.28	8.950	698	104,094.49	78.40	39.44
39	5	686,510.90	0.31	7.313	656	137,302.18	79.00	88.78
40	7	865,287.59	0.39	10.308	627	123,612.51	82.70	77.15
41	5	226,184.02	0.10	9.934	620	45,236.80	77.62	100.00
43	15	2,272,839.56	1.02	7.159	665	151,522.64	78.86	51.73
44	15	2,302,746.04	1.04	7.179	660	153,516.40	80.51	53.68
45	6	801,725.01	0.36	7.979	643	133,620.83	75.03	32.30
46	1	54,073.34	0.02	6.940	707	54,073.34	95.00	100.00
50	1	40,564.25	0.02	7.070	704	40,564.25	85.00	100.00
52	1	35,213.58	0.02	7.240	656	35,213.58	74.45	100.00
53	1	64,135.08	0.03	7.240	692	64,135.08	95.00	100.00
61	1	44,661.61	0.02	8.360	615	44,661.61	65.52	100.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Statistical Cut-off Date, the weighted average age of the Group II Mortgage Loans was approximately 7 months.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Original Prepayment Fee Term for the Group II Mortgage Loans

Original Prepayment Fee Term	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

None	292	$32,597,744.77	14.68%	8.872%	641	$111,636.11	85.15%	46.31%
6 months	20	1,576,842.76	0.71	7.840	630	78,842.14	83.96	79.26
12 months	18	5,665,110.90	2.55	8.801	647	314,728.38	83.23	24.92
24 months	264	74,856,480.58	33.70	8.135	648	283,547.27	85.53	19.02
30 months	2	155,406.78	0.07	11.463	605	77,703.39	76.73	24.02
36 months	448	107,242,514.46	48.29	7.634	651	239,380.61	80.04	37.70

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

The non-zero weighted average prepayment penalty term at origination with respect to the Group II Mortgage Loans having prepayment penalties is approximately 30 months.

Credit Scores for the Group II Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

500 or less	16	$3,212,054.81	1.45%	8.786%	473	$200,753.43	84.94%	81.84%
501 to 525	19	3,787,412.72	1.71	8.514	512	199,337.51	80.80	34.03
526 to 550	50	6,707,669.78	3.02	8.544	539	134,153.40	80.38	82.14
551 to 575	66	11,343,599.71	5.11	8.224	563	171,872.72	80.29	54.27
576 to 600	110	20,074,466.44	9.04	8.392	590	182,495.15	81.18	44.56
601 to 625	152	25,951,941.75	11.69	8.108	614	170,736.46	83.01	49.17
626 to 650	178	38,238,002.05	17.22	8.212	639	214,820.24	84.01	34.09
651 to 675	173	41,287,473.64	18.59	8.007	662	238,655.92	84.25	18.88
676 to 700	144	35,251,806.83	15.87	7.754	687	244,804.21	82.32	20.86
701 to 725	62	16,262,504.51	7.32	7.530	713	262,298.46	83.23	12.74
726 to 750	36	10,026,458.21	4.51	7.745	738	278,512.73	82.37	14.71
751 to 775	25	6,493,510.95	2.92	7.651	768	259,740.44	80.88	35.84
776 to 800	11	3,011,720.03	1.36	6.829	788	273,792.73	77.13	31.68
801 to 825	2	445,478.82	0.20	5.990	810	222,739.41	80.00	37.71

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

The Credit Scores of the Group II Mortgage Loans as of the Statistical Cut-off Date ranged from 414 to 815 and the weighted average Credit Score of the Group II Mortgage Loans as of the Statistical Cut-off Date was approximately 648.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Credit Grade for the Group II Mortgage Loans

Credit Grade	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

A+	8	$1,299,750.93	0.59%	7.033%	650	$162,468.87	88.35%	79.55%
A	948	207,152,488.38	93.27	7.980	652	218,515.28	83.38	30.29
A-	56	10,946,678.09	4.93	8.359	592	195,476.39	73.37	58.34
B+	3	152,341.37	0.07	8.524	662	50,780.46	73.19	100.00
B	10	1,035,101.92	0.47	9.140	649	103,510.19	69.25	70.65
C	15	1,134,793.39	0.51	10.648	577	75,652.89	69.81	92.33
D	4	372,946.16	0.17	11.305	583	93,236.54	69.71	100.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

Margins for the Group II Mortgage Loans

Range of Margins	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	692	$104,611,742.40	47.10%	8.049%	641	$151,173.04	80.57%	48.52%
2.001% to 2.500%	13	6,478,082.30	2.92	6.809	683	498,314.02	82.02	18.23
2.501% to 3.000%	3	798,200.25	0.36	6.553	613	266,066.75	78.91	21.94
4.501% to 5.000%	1	355,987.73	0.16	4.950	797	355,987.73	80.00	100.00
5.001% to 5.500%	87	23,187,472.16	10.44	8.270	640	266,522.67	87.51	43.82
5.501% to 6.000%	159	58,911,941.54	26.53	7.971	661	370,515.36	84.46	9.55
6.001% to 6.500%	88	27,578,765.34	12.42	8.147	644	313,395.06	83.68	15.27
6.501% to 7.000%	1	171,908.54	0.08	9.650	592	171,908.54	80.00	0.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Statistical Cut-off Date, the Gross Margins for the Adjustable Rate Group II Mortgage Loans ranged from 2.250% per annum to 7.000% per annum and the weighted average Gross Margin of the Adjustable Rate Group II Mortgage Loans was approximately 5.605% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Maximum Mortgage Rates for the Group II Mortgage Loans

Range of Maximum Mortgage Rates	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	692	$104,611,742.40	47.10%	8.049%	641	$151,173.04	80.57%	48.52%
8.250% to 11.999%	19	7,602,567.55	3.42	6.404	687	400,135.13	79.71	29.41
12.000% to 12.499%	6	1,530,035.77	0.69	7.065	685	255,005.96	87.94	44.06
12.500% to 12.999%	18	4,985,681.00	2.24	7.691	662	276,982.28	82.77	47.73
13.000% to 13.499%	55	19,742,967.52	8.89	7.356	679	358,963.05	81.64	9.89
13.500% to 13.999%	108	40,488,690.00	18.23	7.805	660	374,895.28	84.29	12.12
14.000% to 14.499%	40	13,130,137.29	5.91	8.320	639	328,253.43	85.72	23.39
14.500% to 14.999%	66	21,552,661.23	9.70	8.808	636	326,555.47	86.57	14.96
15.000% to 15.499%	19	4,179,291.51	1.88	9.269	622	219,962.71	93.85	32.49
15.500% to 15.999%	13	3,565,726.70	1.61	9.598	571	274,286.67	93.51	39.85
16.000% to 16.499%	2	187,896.22	0.08	10.228	606	93,948.11	88.47	30.70
16.500% to 16.999%	2	146,948.33	0.07	10.582	552	73,474.17	69.91	40.75
17.000% to 17.499%	2	208,662.19	0.09	11.222	537	104,331.10	73.18	100.00
17.500% to 17.999%	2	161,092.53	0.07	11.750	607	80,546.26	74.66	100.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

As of the Statistical Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Group II Mortgage Loans ranged from 8.250% per annum to 17.750% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Group II Mortgage Loans was approximately 13.850% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Next Rate Adjustment Date for the Group II Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Fixed-Rate	692	$104,611,742.40	47.10%	8.049%	641	$151,173.04	80.57%	48.52%
2007-04	5	625,511.19	0.28	7.803	686	125,102.24	83.11	100.00
2007-05	4	148,611.91	0.07	11.455	604	37,152.98	78.36	100.00
2007-06	6	767,584.76	0.35	10.687	618	127,930.79	83.04	74.24
2007-07	3	170,677.35	0.08	11.363	657	56,892.45	82.62	76.76
2007-08	8	593,024.43	0.27	11.130	638	74,128.05	80.93	79.87
2007-09	9	919,250.13	0.41	9.264	629	102,138.90	83.40	42.67
2007-10	1	279,830.56	0.13	6.250	800	279,830.56	80.00	0.00
2007-11	1	67,368.65	0.03	9.300	610	67,368.65	80.00	0.00
2007-12	4	1,687,257.11	0.76	7.259	697	421,814.28	77.48	0.00
2008-01	10	4,235,414.64	1.91	7.405	638	423,541.46	81.65	6.21
2008-07	1	643,351.01	0.29	8.250	501	643,351.01	90.00	0.00
2008-08	7	2,197,925.29	0.99	7.214	665	313,989.33	80.87	57.11
2008-09	4	1,855,791.85	0.84	7.668	684	463,947.96	72.19	0.00
2008-10	28	10,027,024.82	4.51	7.973	651	358,108.03	86.56	12.02
2008-11	115	38,257,328.80	17.23	8.047	656	332,672.42	84.14	12.86
2008-12	28	9,669,030.31	4.35	8.275	652	345,322.51	86.35	20.34
2009-01	14	4,926,964.45	2.22	8.349	625	351,926.03	86.87	39.57
2009-02	18	6,509,860.33	2.93	8.506	630	361,658.91	96.71	46.71
2009-03	3	389,783.32	0.18	6.209	703	129,927.77	81.86	55.88
2009-04	1	46,035.22	0.02	7.350	684	46,035.22	50.00	100.00
2009-10	3	811,292.46	0.37	7.554	687	270,430.82	85.20	0.00
2009-11	7	2,613,171.52	1.18	8.305	667	373,310.22	86.79	0.00
2009-12	5	2,241,703.68	1.01	8.692	614	448,340.74	94.00	10.88
2010-01	1	497,002.64	0.22	7.290	678	497,002.64	85.00	0.00
2010-02	1	199,722.42	0.09	7.850	696	199,722.42	61.42	0.00
2011-11	33	12,649,811.19	5.70	8.001	651	383,327.61	82.12	13.04
2011-12	13	5,603,259.87	2.52	7.925	692	431,019.99	82.06	8.76
2012-01	12	5,501,217.96	2.48	6.718	660	458,434.83	81.33	24.65
2012-02	7	3,347,550.00	1.51	7.005	690	478,221.43	86.16	22.89

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Lien Type for the Group II Mortgage Loans

Lien Type	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

First Lien	831	$210,936,800.47	94.98%	7.885%	648	$253,834.90	81.89%	32.43%
Second Lien	213	11,157,299.78	5.02	10.548	643	52,381.69	99.05	36.46

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

Delinquency for the Group II Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

Current	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

There will be no more then 2% of the Group II Mortgage Loans that have not made their 3/1/2007 payment.

30 – 59 Day Delinquency History for the Group II Mortgage Loans

30 – 59 Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	1,026	$219,995,413.26	99.06%	8.015%	648	$214,420.48	82.75%	32.44%
1	18	2,098,686.99	0.94	8.347	635	116,593.72	82.47	52.41

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

60 – 89 Day Delinquency History for the Group II Mortgage Loans

60 – 89 Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	1,042	$221,588,420.13	99.77%	8.016%	648	$212,656.83	82.74%	32.71%
1	2	505,680.12	0.23	9.043	641	252,840.06	85.75	0.00

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

90+ Day Delinquency History for the Group II Mortgage Loans

90+ Days (number of times in past 12 months)	Number of Mortgage Loans	Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc

0	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

Total:	1,044	$222,094,100.25	100.00%	8.019%	648	$212,733.81	82.75%	32.63%

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Hypothetical Available Funds Rate Table

Senior and Subordinate Notes (Excluding the Class M10 Notes)

	Aggregate	Aggregate		Aggregate	Aggregate
Payment	Available Funds	Available Funds	Payment	Available Funds	Available Funds
Period	Rate (%) (1)(2)	Rate (%) (1)(3)	Period	Rate (%) (1)(2)	Rate (%) (1)(3)
1	5.608%	18.297%	33	9.059%	15.656%
2	7.782%	20.505%	34	9.078%	15.842%
3	8.048%	20.511%	35	10.040%	16.835%
4	7.794%	20.256%	36	9.109%	16.043%
5	7.805%	20.135%	37	9.431%	16.363%
6	8.074%	20.105%	38	8.891%	15.761%
7	7.822%	19.795%	39	9.175%	15.990%
8	8.091%	19.751%	40	8.869%	15.677%
9	7.839%	19.436%	41	8.860%	15.623%
10	7.847%	19.261%	42	9.145%	15.824%
11	8.399%	19.411%	43	8.840%	15.508%
12	7.866%	18.939%	44	9.128%	15.722%
13	8.139%	18.915%	45	8.826%	15.415%
14	7.886%	18.593%	46	8.816%	15.360%
15	8.160%	18.576%	47	9.724%	16.136%
16	7.907%	18.255%	48	8.804%	15.247%
17	7.921%	18.136%	49	9.087%	15.445%
18	8.374%	18.164%	50	8.787%	15.139%
19	8.341%	16.537%	51	9.071%	15.344%
20	9.009%	16.154%	52	8.769%	15.029%
21	8.795%	15.355%	53	8.759%	14.973%
22	8.804%	15.278%	54	9.045%	15.179%
23	9.740%	15.936%	55	8.797%	14.822%
24	8.848%	15.166%	56	9.089%	15.033%
25	9.190%	15.412%	57	8.795%	14.715%
26	8.916%	15.229%	58	8.787%	14.673%
27	9.223%	15.432%	59	9.388%	15.193%
28	8.945%	15.109%	60	8.777%	14.602%
29	8.957%	15.045%	61	9.060%	9.823%
30	9.267%	15.275%	62	8.760%	9.490%
31	8.988%	15.112%	63	9.042%	9.787%
32	9.324%	15.686%	64	8.741%	9.453%

Assumptions

(1)

Available Funds Rate means for any Payment Date and for any Class of Notes, (a) the aggregate of Interest Funds for both Mortgage Groups, less any net swap payments or swap termination amounts paid pursuant to clause (A) or (B), as applicable under Interest Payment Priorities, defined herein, divided by (b) the product of (i) the sum of the Class Principal Amounts for each Class of Notes before taking into account any payments of principal on that Payment Date and (ii) (A) the actual number of days in the related Accrual Period, (or, in the case of the Class M10 Notes, 30) divided by (B) 360.

(2)

Assumes no losses, 20% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 year Treasury, 1 month LIBOR, 6 month LIBOR and 1 year LIBOR remain constant at 5.022%, 5.320%, 5.400% and 5.394%, respectively.

(3)

Assumes no losses, 20% cleanup call, 100% of the prepayment assumption on the mortgage loans, and 1 year Treasury, 1 month LIBOR, 6 month LIBOR and 1 year LIBOR remain constant at 20.00%, respectively. Includes any net swap receipts paid by the Swap Counterparty.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Bond Sensitivity Tables (to 20% Call)

Class 2-A1
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	14.60	1.21	1.00	0.70	0.53
MDR (yr)	9.60	1.15	0.96	0.68	0.51
Prin Window (mos)	1 - 261	1 - 28	1 - 22	1 - 16	1 - 11

Class 2-A2
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	24.97	4.08	2.99	1.69	1.31
MDR (yr)	13.26	3.57	2.70	1.60	1.25
Prin Window (mos)	261 - 339	28 - 82	22 - 64	16 - 26	11 - 19

Class M6
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	26.89	5.47	4.43	3.37	2.29
MDR (yr)	12.01	4.43	3.73	2.96	2.08
Prin Window (mos)	280 - 339	37 - 82	39 - 64	40 - 40	27 - 27

Class M7
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	26.89	5.47	4.42	3.37	2.29
MDR (yr)	11.16	4.33	3.65	2.91	2.06
Prin Window (mos)	280 - 339	37 - 82	39 - 64	40 - 40	27 - 27

Class M8
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	26.89	5.47	4.40	3.37	2.29
MDR (yr)	11.16	4.33	3.64	2.91	2.06
Prin Window (mos)	280 - 339	37 - 82	38 - 64	40 - 40	27 - 27

Class M9
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	26.89	5.47	4.40	3.37	2.29
MDR (yr)	11.16	4.33	3.64	2.91	2.06
Prin Window (mos)	280 - 339	37 - 82	38 - 64	40 - 40	27 - 27

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Bond Sensitivity Tables (to 10% Call)

Class 2-A1
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	14.60	1.21	1.00	0.70	0.53
MDR (yr)	9.60	1.15	0.96	0.68	0.51
Prin Window (mos)	1 - 261	1 - 28	1 - 22	1 - 16	1 - 11

Class 2-A2
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	24.97	4.09	3.00	1.69	1.31
MDR (yr)	13.26	3.57	2.71	1.60	1.25
Prin Window (mos)	261 - 339	28 - 86	22 - 68	16 - 26	11 - 19

Class M6
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	27.27	6.34	5.14	4.09	2.87
MDR (yr)	12.06	4.92	4.18	3.50	2.56
Prin Window (mos)	280 - 355	37 - 119	39 - 94	44 - 59	31 - 41

Class M7
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	27.27	6.34	5.13	3.97	2.79
MDR (yr)	11.20	4.78	4.08	3.35	2.46
Prin Window (mos)	280 - 355	37 - 119	39 - 94	42 - 59	29 - 41

Class M8
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	27.27	6.34	5.11	3.88	2.70
MDR (yr)	11.20	4.78	4.06	3.28	2.39
Prin Window (mos)	280 - 355	37 - 119	38 - 94	41 - 59	28 - 41

Class M9
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	27.27	6.34	5.10	3.81	2.66
MDR (yr)	11.20	4.78	4.06	3.23	2.35
Prin Window (mos)	280 - 355	37 - 119	38 - 94	40 - 59	27 - 41

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Bond Sensitivity Tables (to Maturity)

Class 2-A1
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	14.60	1.21	1.00	0.70	0.53
MDR (yr)	9.60	1.15	0.96	0.68	0.51
Prin Window (mos)	1 - 261	1 - 28	1 - 22	1 - 16	1 - 11

Class 2-A2
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	24.97	4.09	3.00	1.69	1.31
MDR (yr)	13.26	3.57	2.71	1.60	1.25
Prin Window (mos)	261 - 339	28 - 86	22 - 68	16 - 26	11 - 19

Class M6
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	27.32	6.97	5.67	4.44	3.13
MDR (yr)	12.07	5.20	4.45	3.73	2.75
Prin Window (mos)	280 - 360	37 - 192	39 - 158	44 - 102	31 - 72

Class M7
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	27.32	6.93	5.63	4.30	3.02
MDR (yr)	11.20	5.03	4.32	3.56	2.63
Prin Window (mos)	280 - 360	37 - 184	39 - 151	42 - 97	29 - 68

Class M8
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	27.32	6.88	5.56	4.18	2.92
MDR (yr)	11.20	5.01	4.29	3.47	2.54
Prin Window (mos)	280 - 360	37 - 176	38 - 142	41 - 91	28 - 64

Class M9
Prepay Speed	0% PPA	80% PPA	100% PPA	150% PPA	200% PPA
WAL (yr)	27.32	6.82	5.50	4.07	2.84
MDR (yr)	11.20	4.99	4.26	3.39	2.49
Prin Window (mos)	280 - 360	37 - 167	38 - 133	40 - 85	27 - 60

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Hypothetical Breakeven CDR Table

The table below displays the Constant Default Rate (“CDR”), and the related cumulative collateral loss percentage, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at both static and forward rates. Other assumptions incorporated include: (1) prepayment speed is 100% of the Prepayment Assumption, (2) 40% loss severity, (3) 12 month lag from default to loss, (4) triggers fail (i.e., no stepdown) and (5) 100% principal and interest advanced:

		STATIC (1)		FORWARD (2)
	RATING (M/S)	CDR BREAK	CUM LOSS	CDR BREAK	CUM LOSS
Class M1	Aa1 / AA+	31.57	22.38%	31.70	22.43%
Class M2	Aa2 / AA	24.72	19.47%	24.88	19.54%
Class M3	Aa3 / AA	20.97	17.60%	21.13	17.68%
Class M4	A1 / A+	17.93	15.90%	18.10	16.00%
Class M5	A2 / A+	15.38	14.32%	15.54	14.43%
Class M6	A3 / A	13.24	12.88%	13.39	12.98%
Class M7	Baa1 / A-	11.24	11.41%	11.39	11.52%
Class M8	Baa2 / BBB+	9.68	10.17%	9.82	10.28%
Class M9	Baa3 / BBB-	8.69	9.34%	8.83	9.46%

Assumptions

(1)	Assumes 1 Year Treasury, 1 month LIBOR, 6 month LIBOR and 1 year LIBOR remain constant at 5.022%, 5.320%, 5.400% and 5.394%, respectively.
(2)	Forward rates are provided in the Excess Spread Table.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Excess Spread Table

The table below displays excess spread. Calculations are run to 10% call at both static and forward rates (see assumptions below). Excess spread means the per annum rate (expressed as a percentage) equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the Mortgage Loans based on the mortgage rates in effect on the related due date (less the sum of (i) the Servicing Fee and (ii) the Master Servicer and Trust Administrator Fee) plus any swap receipts received from the Swap Counterparty minus (b) the total interest due on the Notes, the Owner Trustee Fee and net swap payments owed to the Swap Counterparty, divided by (y) the aggregate Class Principal Amount of the Notes as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed of 100% PPC for the mortgage loans, (2) no defaults and no losses and (3) period 1 excess spread is not shown due to the short accrual period in period 1:

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

		Excess
	Excess Spread	Spread	1 Month Fwd	6 Month Fwd	1 Year Fwd	1 Year Fwd
Period	(%)(Static) (1)	(%) Fwd	LIBOR (%)	LIBOR (%)	LIBOR (%)	Treasury (%)
1	*	*	5.3200	5.4000	5.3700	5.0310
2	2.540%	2.534%	5.3563	5.3894	5.3398	4.9825
3	2.578%	2.568%	5.3800	5.3635	5.3057	4.9348
4	2.534%	2.528%	5.3521	5.3254	5.2691	4.8848
5	2.536%	2.527%	5.3519	5.2864	5.2347	4.8269
6	2.579%	2.582%	5.2812	5.2453	5.2003	4.7605
7	2.530%	2.539%	5.2580	5.1996	5.1723	4.6908
8	2.576%	2.597%	5.2041	5.1514	5.1464	4.6266
9	2.522%	2.555%	5.1565	5.1108	5.1255	4.5719
10	2.518%	2.560%	5.1229	5.0775	5.1088	4.5282
11	2.630%	2.667%	5.1107	5.0495	5.0949	4.4959
12	2.512%	2.580%	5.0128	5.0236	5.0818	4.4738
13	2.572%	2.651%	4.9748	5.0146	5.0765	4.4597
14	2.506%	2.595%	4.9658	5.0124	5.0738	4.4507
15	2.570%	2.661%	4.9606	5.0121	5.0709	4.4459
16	2.500%	2.600%	4.9584	5.0128	5.0678	4.4448
17	2.501%	2.603%	4.9585	5.0137	5.0643	4.4469
18	2.743%	2.844%	4.9599	5.0140	5.0605	4.4518
19	2.846%	2.984%	4.9620	5.0128	5.0563	4.4590
20	3.298%	3.412%	4.9639	5.0096	5.0520	4.4681
21	3.233%	3.358%	4.9647	5.0043	5.0478	4.4786
22	3.225%	3.353%	4.9637	4.9976	5.0440	4.4900
23	3.584%	3.695%	4.9601	4.9899	5.0411	4.5018
24	3.241%	3.361%	4.9531	4.9821	5.0395	4.5135
25	3.396%	3.492%	4.9428	4.9751	5.0398	4.5245
26	3.285%	3.380%	4.9331	4.9700	5.0426	4.5345
27	3.405%	3.499%	4.9249	4.9670	5.0479	4.5433
28	3.288%	3.397%	4.9186	4.9664	5.0554	4.5508
29	3.286%	3.400%	4.9143	4.9683	5.0650	4.5569
30	3.411%	3.520%	4.9123	4.9729	5.0764	4.5616
31	3.293%	3.410%	4.9126	4.9805	5.0894	4.5651
32	3.447%	3.550%	4.9155	4.9912	5.1035	4.5673
33	3.351%	3.452%	4.9212	5.0044	5.1184	4.5684
34	3.363%	3.454%	4.9299	5.0198	5.1338	4.5686
35	3.731%	3.793%	4.9417	5.0366	5.1491	4.5680
36	3.371%	3.451%	4.9569	5.0542	5.1639	4.5669
37	3.496%	3.566%	4.9750	5.0719	5.1778	4.5655

Assumptions

(1)	Assumes 1 Year Treasury, 1 month LIBOR, 6 month LIBOR and I year LIBOR remain constant at 5.022%, 5.320%, 5.400% and 5.394%, respectively.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

	Excess Spread	Excess Spread	1 Month Fwd	6 Month Fwd	1 Year Fwd	1 Year Fwd
Period	(%)(Static) (1)	(%)(FWD)	LIBOR (%)	LIBOR (%)	LIBOR (%)	Treasury (%)
38	3.125%	3.211%	4.9935	5.0888	5.1901	4.5642
39	3.268%	3.345%	5.0115	5.1047	5.2010	4.5629
40	3.166%	3.241%	5.0288	5.1192	5.2105	4.5617
41	3.173%	3.243%	5.0452	5.1323	5.2188	4.5603
42	3.297%	3.359%	5.0605	5.1436	5.2259	4.5589
43	3.167%	3.232%	5.0744	5.1530	5.2320	4.5574
44	3.287%	3.349%	5.0867	5.1602	5.2374	4.5557
45	3.156%	3.220%	5.0972	5.1656	5.2422	4.5539
46	3.147%	3.208%	5.1056	5.1695	5.2467	4.5521
47	3.516%	3.562%	5.1117	5.1725	5.2512	4.5503
48	3.136%	3.196%	5.1154	5.1750	5.2560	4.5488
49	3.252%	3.309%	5.1168	5.1777	5.2612	4.5475
50	3.117%	3.181%	5.1183	5.1810	5.2674	4.5467
51	3.233%	3.293%	5.1204	5.1850	5.2743	4.5463
52	3.093%	3.157%	5.1232	5.1898	5.2819	4.5465
53	3.082%	3.146%	5.1266	5.1956	5.2900	4.5472
54	3.202%	3.261%	5.1309	5.2023	5.2985	4.5486
55	3.114%	3.178%	5.1360	5.2099	5.3073	4.5506
56	3.242%	3.302%	5.1420	5.2186	5.3162	4.5534
57	3.108%	3.168%	5.1489	5.2280	5.3250	4.5568
58	3.097%	3.153%	5.1569	5.2380	5.3335	4.5609
59	3.356%	3.402%	5.1659	5.2481	5.3415	4.5654
60	3.084%	3.131%	5.1760	5.2580	5.3489	4.5704
61	3.109%	3.194%	5.1869	5.2675	5.3554	4.5756
62	2.907%	2.992%	5.1975	5.2761	5.3608	4.5811
63	3.089%	3.162%	5.2072	5.2838	5.3651	4.5867
64	2.886%	2.954%	5.2162	5.2904	5.3686	4.5924
65	2.875%	2.937%	5.2243	5.2960	5.3713	4.5984
66	3.057%	3.111%	5.2314	5.3004	5.3732	4.6045
67	2.876%	2.919%	5.2375	5.3035	5.3746	4.6107
68	3.059%	3.097%	5.2425	5.3055	5.3756	4.6171
69	2.858%	2.895%	5.2463	5.3063	5.3763	4.6236
70	2.849%	2.883%	5.2489	5.3064	5.3769	4.6302
71	3.418%	3.446%	5.2501	5.3061	5.3775	4.6370
72	2.830%	2.865%	5.2500	5.3055	5.3783	4.6438
73	3.014%	3.048%	5.2488	5.3050	5.3796	4.6507
74	2.811%	2.850%	5.2476	5.3050	5.3813	4.6578

Assumptions

(1)	Assumes 1 Year Treasury, 1 month LIBOR, 6 month LIBOR and I year LIBOR remain constant at 5.022%, 5.320%, 5.400% and 5.394%, respectively.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

	Excess Spread	Excess Spread	1 Month Fwd	6 Month Fwd	1 Year Fwd	1 Year Fwd
Period	(%)(Static) (1)	(%)(FWD)	LIBOR (%)	LIBOR (%)	LIBOR (%)	Treasury (%)
75	2.995%	3.033%	5.2469	5.3055	5.3837	4.6649
76	2.793%	2.834%	5.2466	5.3065	5.3864	4.6721
77	2.784%	2.825%	5.2467	5.3081	5.3896	4.6794
78	2.968%	3.007%	5.2474	5.3103	5.3931	4.6867
79	2.766%	2.808%	5.2486	5.3132	5.3969	4.6941
80	2.951%	2.990%	5.2505	5.3167	5.4008	4.7015
81	2.749%	2.789%	5.2529	5.3207	5.4049	4.7089
82	2.740%	2.778%	5.2559	5.3251	5.4089	4.7164
83	3.311%	3.340%	5.2597	5.3297	5.4128	4.7240
84	2.724%	2.755%	5.2641	5.3343	5.4166	4.7315
85	2.908%	2.935%	5.2692	5.3388	5.4201	4.7390
86	2.707%	2.732%	5.2741	5.3430	5.4231	4.7466
87	2.892%	2.912%	5.2787	5.3468	5.4259	4.7541
88	2.691%	2.708%	5.2830	5.3503	5.4285	4.7616
89	2.683%	2.697%	5.2869	5.3533	5.4309	4.7691
90	2.868%	2.879%	5.2905	5.3560	5.4333	4.7766
91	2.668%	2.678%	5.2937	5.3582	5.4357	4.7840
92	2.853%	2.861%	5.2965	5.3601	5.4383	4.7914
93	2.652%	2.660%	5.2990	5.3617	5.4412	4.7987
94	2.645%	2.651%	5.3010	5.3632	5.4445	4.8060

(1)	Assumes 1 Year Treasury, 1 month LIBOR, 6 month LIBOR and I year LIBOR remain constant at 5.022%, 5.320%, 5.400% and 5.394%, respectively.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

Fieldstone Mortgage Investment Trust, Series 2007-1

Credit Suisse Contacts

ABS Syndicate
Tricia Hazelwood	212-325-8549	tricia.hazelwood@credit-suisse.com
James Drvostep	212-325-8549	james.drvostep@credit-suisse.com
Melissa Simmons	212-325-8549	melissa.simmons@credit-suisse.com
Garrett Smith	212-325-8549	garrett.smith@credit-suisse.com

Asset Finance Capital Markets
Kenny Rosenberg	212-325-3587	kenneth.rosenberg@credit-suisse.com
Stephen Marchi	212-325-0785	stephen.marchi@credit-suisse.com
Kashif Gilani (Structuring)	212-325-8697	kashif.gilani@credit-suisse.com
JC Tan (Structuring)	212-325-1037	jc.tan@credit-suisse.com
Ivan Karaivano (Collateral)	212-325-1636	ivan.karaivano@credit-suisse.com

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

ANNEX A

Term Sheet Supplement dated April 2, 2007

Fieldstone Investment Corporation

Seller and Sponsor

Fieldstone Mortgage Investment Corporation

Depositor

Wells Fargo Bank, N.A.

Trust Administrator, Indenture Trustee and Custodian

Litton Loan Servicing LP

Servicer

Fieldstone Mortgage Investment Trust, Series 2007-1

Issuing Entity

Fieldstone Mortgage Investment Trust Mortgage-Backed Notes, Series 2007-1

The assets of the Issuing Entity will include:

Conventional, fully amortizing, balloon, adjustable rate and fixed-rate mortgage loans secured by first or second liens on residential properties that were originated by a subsidiary of Fieldstone Investment Corporation.

The Issuing Entity will issue the classes of notes designated in the attached free writing prospectus dated as of April 2, 2007 (the “Term Sheet”).

Credit Enhancement

Credit enhancement for the notes will include excess interest (including net swap receipts received from the swap counterparty under the interest rate swap agreement), overcollateralization, subordination and limited cross-collateralization.

Investment in these notes involve risks. You should consider carefully the risk factors beginning on page S-4 in this Term Sheet Supplement and page 8 of the prospectus.

These notes will be issued by the Issuing Entity, and will be backed only by the assets of the Issuing Entity. Neither these notes nor the assets of the Issuing Entity will be obligations of Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Lehman Brothers Inc., Fieldstone Investment Corporation, Fieldstone Mortgage Investment Corporation, Litton Loan Servicing LP, Wells Fargo Bank, N.A., or any of their affiliates. These notes will represent obligations solely of the Issuing Entity. These notes will not be insured or guaranteed by any governmental agency or any other entity.

The information contained in this Annex A supplements the information regarding the notes described in the Term Sheet. This Annex is sometimes referred to herein as the Term Sheet Supplement. For all intents and purposes, this Annex is deemed to be a part of the Term Sheet. The prospectus referred to herein is the base prospectus included as part of the Registration Statement (333-132444) that the Depositor has filed with the Securities Exchange Commission. The descriptions of the transaction and the transaction parties contained herein are preliminary and will be updated in the final free writing prospectus regarding the offering of the notes.

(i)

Summary Information

          This section briefly summarizes significant characteristics of the notes and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To understand fully the terms of the notes, you should read both the term sheet and this term sheet supplement in their entirety.

Transaction Parties

Seller and Sponsor: Fieldstone Investment Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200.

Depositor: Fieldstone Mortgage Investment Corporation, a Maryland corporation, 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (866) 365-FMIC (3642). See “The Depositor” in the prospectus.

Issuing Entity: Fieldstone Mortgage Investment Trust, Series 2007-1, a Delaware statutory trust.

Servicer: Litton Loan Servicing LP, a Delaware limited partnership, whose address is 4828 Loop Central Drive, Houston, Texas 77081 and whose telephone number is (713) 960-9676. See “Parties to the Transaction—The Servicer.”

Trust Administrator and Indenture Trustee: Wells Fargo Bank, N.A., a national banking association, whose “corporate trust office” for purposes of transfers and exchanges and for presentment and surrender of the notes for final payment is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and whose address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See “Parties to the Transaction—The Trust Administrator, the Indenture Trustee and the Custodian.”

Custodian: Wells Fargo Bank, N.A., a national banking association with its custodial office located at 24 Executive Park, Suite 100, Irvine, California 92614 and whose telephone number is (949) 757-5100. See “Parties to the Transaction—The Trust Administrator, the Indenture Trustee and the Custodian.”

Owner Trustee: U.S. Bank Trust National Association, a national banking association, whose address is 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, Attention: Corporate Trust. See “Parties to the Transaction—The Owner Trustee.”

Swap Counterparty: To be determined. See “Description of the Notes—The Swap Agreement.”

Cut-off Date

For any mortgage loan delivered on the closing date, the cut-off date will be April 1, 2007.

Closing Date

The closing date will be on or about the date set forth in the term sheet.

Payment Date

The 25th day of each month, beginning in May, 2007. If the 25th day is not a business day, then the payment date will be the next business day.

Determination Date

The fifteenth day of each month in which a Payment Date occurs (or, if not a Business Day, the immediately succeeding Business Day).

The Issuing Entity

The name of the issuing entity is Fieldstone Mortgage Investment Trust, Series 2007-1. The assets of the issuing entity will consist of mortgage loans, as further described in the term sheet.

The Series 2007-1 Notes

The notes will have the original note principal amount, interest rate and other features set forth in the term sheet. The issuing entity will issue the notes under an indenture dated as of April 1, 2007, by and among the issuing entity, the trust administrator and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the servicer, the trust administrator, the indenture trustee and the owner trustee, to make certain payments to the swap counterparty and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under “Description of the Notes—Payments.” Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the servicer, the trust administrator, the owner trustee, the indenture trustee and the swap counterparty will be paid to the holder of the ownership certificate, which we are not offering by this term sheet supplement. See “Description of the Notes—Payments.”

Description of the Transaction

On the closing date the seller and the sponsor will sell the mortgage loans to the depositor, who will in turn sell the mortgage loans to the issuing entity, a Delaware statutory trust. The servicer will service the mortgage loans in accordance with the transfer and servicing agreement and provide the information to the trust administrator necessary for the trust administrator to calculate payment and other information regarding the notes and ownership certificate.

The transfers of the mortgage loans from the seller and the sponsor to the depositor to the issuing entity in exchange for the notes is illustrated below.

Risk Factors

          In addition to the matters described elsewhere in the accompanying term sheet, this term sheet supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase any of the notes.

Prepayments of the mortgage loans will affect the yield to maturity of the notes

          The yield to maturity and weighted average life of the notes will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates, home price appreciation and the availability of alternative financing, homeowner mobility and the solicitation of borrowers to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer intends to enforce these provisions unless enforcement is not permitted by applicable law or the servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with accepted servicing practices. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Certain Legal Aspects of the Mortgage Loans—‘Due-on-Sale’ Clauses” in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

          The seller and its affiliates maintain customer retention programs that may involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller or its affiliates with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment fee period scheduled to expire. In addition, the seller, the servicer and their respective affiliates may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in the issuing entity, such borrowers may be included among those receiving such solicitations.

          In addition, the servicer and its affiliates maintain certain targeted refinancing solicitation programs. So long as the servicer is servicing any of the mortgage loans, the servicer and its affiliates will be permitted to solicit a borrower to refinance its mortgage loan under the following circumstances: (a) the servicer or its affiliate has received a request for verification of mortgage or a request or demand for payoff of the borrower’s mortgage loan, (b) the borrower initiates written or verbal communication indicating a desire to prepay or refinance the borrower’s mortgage loan or (c) the borrower initiates a title search for the related mortgaged property.

          Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of the notes. Therefore, the general solicitation programs of the seller and servicer and their affiliates and, more particularly, the targeted solicitation programs of the servicer and its affiliates may affect the prepayment of certain mortgage loans and the weighted average life of your notes.

          The yield on the notes will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index. In addition, the yield to maturity of any notes that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any notes that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any notes that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because certain of the mortgage loans may contain prepayment fees, the rate of principal prepayments during the term of such prepayment fees may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment fees; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment fees. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the likelihood of borrower refinancing (whether related to customer retention programs, refinancing solicitations or otherwise), the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any notes. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the noteholders as described in this term sheet supplement. See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

          Certain of the mortgage loans represent seasoned mortgage loans, which were originated more than 30 months prior to the cut-off date. The inclusion of seasoned mortgage loans affects the rate of principal payments on the securities to the extent that, due to the amortization of the mortgage loans, the scheduled payments of a seasoned mortgage loan include a greater percentage of principal than the scheduled payments of a similar mortgage loan with a more recent origination date.

Second lien mortgage loans

          Some of the mortgage loans are secured by second liens. A decline in residential real estate values could reduce the value of a mortgaged property securing a second lien mortgage loan to below that of all liens on the mortgaged property. Because mortgage loans secured by second liens are subordinate to the rights under senior liens, a decline would adversely affect the position of the second lienholder before having any effect on the position of the senior lienholder. Interest rates, the condition of the mortgaged property and other factors may also reduce the value of the mortgaged property. This reduction of value will reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to repay amounts owing on the second lien mortgage loan. In addition, the servicer may write off any second lien mortgage loan that is delinquent in payment by 180 days in accordance with the transfer and servicing agreement. The foregoing considerations will be particularly applicable to second lien mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on second lien mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the notes.

          Due to the priority of the senior lien, the holder of a second lien mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received in respect of a mortgaged property will be available to satisfy the outstanding balance of a second lien mortgage loan only to the extent that the claim of the senior lien mortgage loan has been satisfied in full, including any related foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the second lien mortgage loan and the first lien mortgage loan in the aggregate, and if the credit enhancement provided by excess interest, overcollateralization and the interest rate swap agreement has been exhausted or is otherwise unavailable to cover the loss, the noteholders will bear:

•	the risk of delay in payments while any deficiency judgment against the borrower is sought; and

•	the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any reason.

          Other factors may influence the prepayment rate of second lien mortgage loans. These include the amounts of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long-term financing for home purchases and second lien mortgage loans as shorter-term financing. Accordingly, second lien mortgage loans may experience a higher rate of prepayments than senior lien mortgage loans. Any future limitations on the rights of borrowers to deduct interest payments on second lien mortgage loans for federal income tax purposes may increase the rate of prepayments on second lien mortgage loans.

The overcollateralization provisions of the issuing entity will affect the yield to maturity of the notes

          The overcollateralization provisions of the issuing entity will affect the weighted average life of the notes and consequently the yield to maturity of the notes. In order to maintain the required level of overcollateralization, monthly excess cashflow may be applied as payments of principal to the most senior class of notes then outstanding. This application of monthly excess cashflow will occur if the overcollateralization level is reduced below the required level due to losses on the mortgage loans, and it would have the effect of reducing the weighted average lives of the notes. The actual required amount of overcollateralization may change from payment date to payment date, producing uneven levels of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal in order to maintain the required amount of overcollateralization.

          Monthly excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the notes and the trust expenses plus any net swap receipts received in respect of the swap agreement. Mortgage loans with higher interest rates will contribute more interest to the monthly excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of monthly excess cashflow.

          As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the notes may vary significantly over time. See “Yield, Prepayment and Maturity Considerations” in this term sheet supplement and “Description of the Securities—Maturity and Prepayment Considerations” and “Yield Considerations” in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this term sheet supplement carry a risk of higher delinquencies

          The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a borrower and the value of the mortgaged property. The borrowers generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

          As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity, and as a result may reduce the amount of proceeds distributable in the event of foreclosure or liquidation of the related mortgaged property. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

          Certain of the mortgage loans may have been originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers’ income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed-rate mortgage loans

          The mortgage pool may consist of adjustable rate mortgage loans, which have a fixed interest rate for a specified period of time after origination, which then converts to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to the effects of adjustable mortgage interest rates, periodic rate caps and a maximum mortgage rates. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach conversion to adjustable rates. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

The interest rate indices for the mortgage loans and on the notes differ and the interest rates on the mortgage loans and the notes adjust at different intervals

          The interest rates on certain of the notes are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to certain of the mortgage loans in the mortgage pool as described under “The Mortgage Pool—General.” As a result, the interest rates on certain of the notes are subject to the available funds rate and a fixed rate cap.

          The available funds rate limits the interest rate payable on the related notes with respect to a related payment date. Any shortfalls arising from the application of the available funds rate will be carried over as described herein with accrued interest at the then-applicable interest rate (computed without regard to the available funds rate) and, if available, paid from excess cash flow, which includes net swap receipts received by the issuing entity in respect of the swap agreement, on a later payment date. Various factors may cause the available funds rate described above to limit the interest rate on the related notes. This can result if one-month LIBOR increases more rapidly than six-month LIBOR or the treasury mortgage index, as applicable. In addition, the interest rates on certain of the notes adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the available funds rate described above may cause the interest rates on these notes to be reduced for extended periods in a rising interest rate environment. Certain of the mortgage loans are subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the available funds rate described above limiting increases in the interest rates for these notes. Consequently, the interest paid on the mortgage loans (net of the sum of the servicing fee, the trust administration fee, the owner trustee fee and certain other expenses) with respect to any payment date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the available funds rate described above determines the interest rate for a class of notes for a payment date, the market value of those notes may be temporarily or permanently reduced.

          The interest rates on certain of the notes specified in the accompanying Term Sheet are also subject to a fixed rate cap. Fixed rate caps limit the interest rate on those notes to a maximum interest rate. If the interest rate for a class of notes for a payment date is limited by the applicable maximum fixed rate, the market value of those notes may be temporarily or permanently reduced.

The risks associated with the swap agreement

          Any net swap receipts received under the swap agreement will be applied to pay principal, deferred interest and available funds shortfalls as described in this term sheet supplement. However, no net swap receipts will be payable by the swap counterparty unless the swap floating rate amount owed by the swap counterparty on a payment date exceeds the swap fixed rate amount owed to the swap counterparty. This will not occur except in periods when one-month LIBOR exceeds the fixed rate schedule for the related payment date. We cannot assure you that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient to cover payments to be made in respect of the notes.

          In addition, any net swap payment payable to the swap counterparty under the terms of the swap agreement will reduce amounts available for payment to the noteholders, and may reduce payments of interest and principal on the notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the swap notional balance on which payments due under the swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest and principal collections on the mortgage loans that must be applied to make swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

          In the event that the issuing entity, after application of all interest and principal received on the mortgage loans available to pay the swap counterparty, cannot make the required net swap payments to the swap counterparty, a swap termination amount will be owed to the swap counterparty. Any swap termination amount payable to the swap counterparty in the event of early termination of the swap agreement will reduce amounts available for payment to noteholders. See “Description of the Notes—Payments” and “—The Swap Agreement.”

The swap agreement is subject to swap counterparty credit risk

          As of the date of this term sheet supplement, the swap counterparty has a ratings classification as specified in the term sheet. The ratings on the notes are dependent in part upon the credit ratings of the swap counterparty. If a credit rating of the swap counterparty is qualified, reduced or withdrawn and the swap counterparty fails to post required collateral, a credit support provider is not obtained, a guaranty of the swap counterparty’s obligations is not secured, or the swap counterparty fails to take any other action required, in each case in accordance with the terms of the swap agreement, the ratings of the notes may be qualified, reduced or withdrawn. In such event, the value and marketability of the notes will be adversely affected.

Risks relating to swap termination events

          Certain events, including the failure of either the issuing entity or the swap counterparty to make the required net swap payments under the swap agreement or the failure of the swap counterparty to provide all information that may be required under Regulation AB for providers of derivative instruments, will result in a termination event under the swap agreement. In the event that interest rates are such that the amount of the net swap payments owed by the issuing entity exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event provided for under the swap agreement. Such swap termination payments will result in certain monthly excess cashflow being utilized to pay the swap counterparty in lieu of such amounts being available to increase overcollateralization by paying additional principal on the notes or the payment of deferred interest on the notes. In the event the swap counterparty is terminated and no successor credit support provider is obtained, the ratings on the notes may be adversely affected.

Prepayment interest shortfalls may reduce your yield

When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on the mortgage loans, but only up to the amount of one-half of the servicer’s servicing fee for the related calendar month. The servicer is not required to cover any shortfall in interest collections that are attributable to prepayments in part and will not advance principal on REO properties, second lien mortgage loans or balloon payments. If the credit enhancement is insufficient to cover this shortfall in excess of the amount covered by the servicer, you may incur a loss.

Recent developments may increase risk of loss on the mortgage loans

          The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time. The servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

          The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

          We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

Limitations on advances of principal or interest with respect to certain loans could adversely affect the yield on your notes.

          The servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan, will only make advances with respect to interest on REO properties and is only required to make advances with respect to interest on second lien mortgage loans. The failure to make such advances could result in fewer funds being available to make distributions on the offered notes than would be available if such advances were made and may negatively affect the yield on the offered notes. See “Servicing of the Mortgage Loans—Advances” in this term sheet supplement.

The value of the mortgage loans may be affected by, among other things, a decline in real estate values, which may result in losses to you

          No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at an historically high rate in recent years. In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area. Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the notes all principal and interest to which they are entitled.

The protection accorded to your notes by subordination is limited

          The rights of the class M1 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes to receive those payments; the rights of the class M2 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 notes to receive those payments; the rights of the class M3 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 notes to receive those payments; the rights of the class M4 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 notes to receive those payments; the rights of the class M5 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 notes to receive those payments; the rights of the class M6 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 notes to receive those payments; the rights of the class M7 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 notes to receive those payments; the rights of the class M8 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes to receive those payments; the rights of the class M9 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7 and class M8 notes to receive those payments; and the rights of the class M10 notes to receive payments with respect to the mortgage loans will be subordinated to the rights of the class A, class M1, class M2, class M3, class M4, class M5, class M6, class M7, class M8 and class M9 notes to receive those payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

          If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the notes exceeds the stated principal balances of the mortgage loans, the class M notes, in reverse order of seniority may never receive that principal and interest. If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M notes will be deferred and paid after certain other payments are made to restore overcollateralization and to pay available funds shortfalls to the notes. Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

          The notes are not insured by any financial guaranty insurance policy. The excess interest (including any net swap receipts under the interest rate swap agreement), overcollateralization, limited cross-collateralization, and subordination features described in the term sheet are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

The seller may not be able to repurchase defective mortgage loans

          The seller has made various representations and warranties related to the mortgage loans sold by it to the issuing entity. Those representations are summarized in “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Assignment of Mortgage Loans” in this term sheet supplement.

          If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the notes could occur.

Mortgage loans with interest-only payments

          Certain of the mortgage loans may provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term to maturity and to pay interest at the mortgage interest rate. The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payments of principal during such period as a disincentive to prepay. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with balloon payments

          Certain of the mortgage loans may not amortize fully over their terms and will provide for a significant payment of principal in a single payment, or balloon payment, at stated maturity. The ability of the borrower to make a balloon payment often will depend on the borrower’s ability to refinance the loan or to sell the related mortgaged property. The servicer will not be required to advance a balloon payment. If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan and other credit enhancement are insufficient or unavailable to cover the loss.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

          Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios or combined loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios or combined loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios or combined loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan the servicer will not be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to noteholders. In such event, holders of the notes may suffer losses.

Mortgage loans with simultaneous second liens and mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

          At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secured by the borrowers’ mortgage loans included in the issuing entity. Certain of the mortgage loans have combined loan-to-value ratios that exceed 95%. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the issuing entity.

The performance of the 40/30 mortgage loans and the 50/30 mortgage loans are subject to greater uncertainties resulting in a greater risk of default

          Certain of the mortgage loans to be included in the mortgage pool have an original term to maturity of 360 months but amortize on the basis of an original term to maturity of 480 months or 600 months with a required balloon payment on the last scheduled payment date equal to the remaining principal balance due (sometimes referred to as “40/30 mortgage loans” or the “50/30 mortgage loans”). The 40/30 mortgage loans and the 50/30 mortgage loans are relatively new mortgage loan products, and there is limited statistical information or history with respect to defaults and prepayment experience for mortgage loans of these types. These mortgage loans may have a higher risk of default, because borrowers may qualify for these mortgage loan types with lower credit characteristics than borrowers who would qualify for a conventional 360-month mortgage loan.

          The 40/30 mortgage loans and the 50/30 mortgage loans result in lower monthly payments and a slower growth in the borrower’s equity in the mortgaged property than a 30-year loan for the same property. Furthermore, a borrower’s ability to make its balloon payment on a 40/30 mortgage loan or a 50/30 mortgage loan may depend on the borrower’s ability to refinance the loan or sell the related mortgaged property. Therefore, you may suffer a loss if the borrower is unable to make a balloon payment and the value of the mortgaged property is insufficient to cover the loss.

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions and other factors particular to the areas of concentration

          The mortgage pool has a high concentration of mortgage loans secured by mortgaged properties that are located in California. An overall decline in the California residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as wildfires, as well as floods, earthquakes, mudslides and other natural disasters.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to the holders of the notes. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, the holders of the notes could experience a loss, particularly the noteholders of one of the most subordinate classes.

Ratings on the notes do not address all of the factors you should consider when purchasing notes

          The rating of each class of notes will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of notes is not a recommendation to purchase, hold or sell any rated notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any shortfalls will be paid. See “Ratings” in this term sheet supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

          The transfer of the mortgage loans from Fieldstone Investment Corporation to Fieldstone Mortgage Investment Corporation, will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Fieldstone Investment Corporation, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the notes and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of Litton Loan Servicing LP, as servicer, the bankruptcy trustee or receiver may have the power to prevent the indenture trustee from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Litton Loan Servicing LP, as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The lack of physical notes may cause delays in payments and cause difficulty in pledging or selling the notes

          The notes will not be issued in physical form. Noteholders will be able to transfer notes only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a note to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical note. In addition, noteholders may experience some delay in receiving payments on these notes because the trust administrator will not send payments directly to them. Instead, the trust administrator will send all payments to The Depository Trust Company, which will then credit those payments to the participating organizations. Those organizations will in turn credit accounts noteholders have either directly or indirectly through indirect participants.

The notes may be inappropriate for individual investors

          The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of notes. This may be the case because, among other things:

•	the yield to maturity of notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans

•	the rate of principal payments on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of notes, and for that reason, the notes may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments

•

you may not be able to reinvest amounts paid in respect of principal on a note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the interest rate on your notes

•

it is possible that a secondary market for the notes will not develop or that your investment may not be liquid, and lack of liquidity could result in a substantial decrease in the market value of your notes.

          You should also carefully consider the further risks and other special considerations discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this term sheet supplement, and in the prospectus under the heading “Risk Factors.”

The notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell your notes

          The underwriters intend to make a secondary market in the notes, but will have no obligation to do so. We cannot assure you that a secondary market for any class of notes will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of notes. None of the notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the notes, thereby limiting the market for the notes. In light of these risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA notes such as the notes. See “Legal Investment” in this term sheet supplement and “Legal Investment Considerations” in the prospectus.

Violations of federal, state and local laws may result in shortfalls on the mortgage loans

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originator. Actual or alleged violations of these federal, state and local laws may, among other things:

•	limit the ability of the servicer to collect principal or interest on the mortgage loans

•	provide the borrowers with a right to rescind the mortgage loans

•	entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations

•	result in a litigation proceeding (including class action litigation) being brought against the issuing entity

•	subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes. See “Certain Legal Aspects of the Mortgage Loans” in the prospectus.

A violation of anti-predatory lending laws may result in losses on the mortgage loans

          None of the mortgage loans are “High Cost Loans” within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Certain of the mortgage loans may be subject to anti-predatory lending laws in Massachusetts related to the origination of mortgage loans in connection with refinancings. Massachusetts law provides that a lender may not originate a mortgage loan for the purpose of refinancing all or part of an existing mortgage loan that was originated within a specified period of time prior to the refinancing unless the refinancing is in the borrower’s interest. The Massachusetts statute identifies a number of factors to be considered in determining whether the refinancing is in the borrower’s interest. The determination is highly subjective and the burden is on the lender to determine and demonstrate that the refinancing is in the related borrower’s interest.

          Any failure to comply with any anti-predatory lending laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in a rescission of the related mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller has represented to the issuing entity that the mortgage loans do not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws, including the Massachusetts anti-predatory lending statute. The Seller will be obligated to repurchase any mortgage loan that is determined to be in violation of any such anti-predatory lending law. If, however, the Seller is unable or unwilling to repurchase any such mortgage loan, the issuing entity may experience losses resulting from certain remedies for such violation, including possible rescission of the related mortgage loan.

Issuing entity could become a taxable entity, resulting in reduced cash flow available to make payment on your notes

          For U.S. federal income tax purposes, the issuing entity will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is owned exclusively by an entity that qualifies as a “real estate investment trust” or a “qualified REIT subsidiary” under the rules set out in the Internal Revenue Code of 1986, as amended, or as an entity that is disregarded for federal income purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary, such entity referred to herein as a “qualifying REIT entity,” the taxable mortgage pool will not be subject to federal income tax. The seller will hold through Fieldstone Mortgage Ownership Corp., its direct, wholly-owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate. The seller represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the issuing entity to be subject to federal income tax. Under the terms of the trust agreement, the ownership certificate (or any retained notes that do not meet the four criteria listed in “Federal Income Tax Consequences—Tax Classification of the Issuing Entity and of the Notes”) only may be (i) transferred to an entity that qualifies as a qualifying REIT entity or (ii) pledged to secure indebtedness or be the subject of a repurchase agreement treated by the issuing entity as secured indebtedness for federal income tax purposes. The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If the seller were to fail to qualify as a real estate investment trust, or if the seller were to transfer the ownership certificate (or any retained notes that do not meet the four criteria listed in “Federal Income Tax Consequences—Tax Classification of the Issuing Entity and of the Notes”) to an entity that did not qualify as a qualifying REIT entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the issuing entity could become subject to federal income tax as though it were a corporation. Any tax imposed on the issuing entity would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a qualifying REIT entity would constitute an event of default under the indenture. See “Federal Income Tax Consequences” and “The Trust Agreement and the Indenture—Certain Matters under the Agreements—Redemption” in this term sheet supplement.

Conflicts of interest between the servicer and the issuing entity

          The servicer or an affiliate of the servicer may initially, directly or indirectly, own all or a portion of certain classes of the notes. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered notes. You should consider that the timing of such foreclosures or sales may not be in the best interests of all noteholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

Recent developments in the residential mortgage market may adversely affect the value of your notes

          Recently, the residential mortgage loan market has experienced increased levels of delinquencies and losses, particularly in the subprime mortgage sector. Residential property values have declined or remained stable in many markets in recent months, following an extended period of general increases in property values. A continued decline (or a lack of increase) in residential property values could result in more delinquencies and losses on residential mortgage loans, especially in cases in which the borrower’s loan balance is greater than the related mortgaged property value. Furthermore, adjustable rate mortgage loans may be subject to increased rates of delinquency as the interest rates of those loans increase and as borrowers experience a substantial increase in their monthly payments. Adjustable rate or hybrid mortgage loan borrowers may experience substantial increases in their monthly payments even without an increase in prevailing market interest rates, following an initial period of low monthly payments or rates. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their mortgage loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you.

          In addition, several residential mortgage loan originators who originate subprime loans recently have experienced serious financial difficulties and, in some cases, ceased operations. Those difficulties have resulted in part from declining markets for subprime mortgage loans and from repurchase claims for previously sold mortgage loans due to early payment defaults and breaches of other representations regarding loan quality. General market conditions related to subprime mortgage loans and subprime lenders may adversely affect the liquidity of your investment in the notes.

          In light of the foregoing, you should consider the heightened risk associated with purchasing the notes, and that your investment in the notes may perform worse than you anticipate.

Glossary

          A glossary of defined terms used in this term sheet supplement begins on page S-57.

The Mortgage Pool

General

          The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes. The mortgage pool consists of the mortgage loans that are delivered as of the Closing Date. The Mortgage Loans will consist of first or second lien, conventional, adjustable rate and fixed-rate mortgage loans.

          References in the Term Sheet to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool as of the Cut-off Date, based on the Stated Principal Balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Mortgage Loans set forth in the Term Sheet is approximate statistical information as of the Cut-off Date. Prior to or on the Closing Date, additional Mortgage Loans may be delivered to the Issuing Entity. In addition, prior to the Closing Date, certain of the Mortgage Loans may be removed and other Mortgage Loans may be substituted for the removed loans. The Depositor believes that the information set forth in the Term Sheet and this Term Sheet Supplement with respect to the Mortgage Loans is representative of the characteristics of the actual Mortgage Loans that will be delivered at the Closing Date, although some characteristics of the actual Mortgage Loans on the Closing Date may vary from those represented here and not all of the mortgage loans identified in the Term Sheet will be delivered to the Issuing Entity on the Closing Date. The sum of certain percentages in the Term Sheet may not equal 100% due to rounding.

          The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first and second liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Issuing Entity includes, in addition to the mortgage pool, the following:

•	certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement

•	any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure

•	all insurance policies described below, along with the proceeds of those policies

•	rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty

•	the rights of the Issuing Entity under the Swap Agreement.

          All of the Mortgage Loans were originated by FMC in accordance with underwriting guidelines established and maintained by FMC, a subsidiary of FIC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under “Underwriting Guidelines.” Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

          Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

          Certain of the Mortgage Loans may provide for payment by the borrower of a Prepayment Fee. Generally, each such Mortgage Loan provides for payment of a Prepayment Fee in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note. The amount of the applicable Prepayment Fee, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month’s interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period. All Prepayment Fees collected in respect of the Mortgage Loans shall be paid to the Ownership Certificate Holder and will not be available to make payments to holders of the Notes.

          Each adjustable rate Mortgage Loan will accrue interest at the adjustable rate calculated as specified under the terms of the related mortgage note and each fixed-rate Mortgage Loan will have a Mortgage Rate that is fixed for the life of such Mortgage.

          Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each adjustable rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See “—The Indices” below.

          The adjustable rate Mortgage Loans generally do not permit the related Borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

          Each of FIC and FMC utilizes the Office of Thrift Supervision’s convention (the “OTS Convention”) for determining delinquency statistics.

          Information regarding the Credit Score of the Mortgage Loans as of the date of origination is specified in the accompanying Term Sheet. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the Borrower’s probability of default. The Credit Score is based on a Borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a Borrower represents to a lender, i.e., that a Borrower with a higher score is statistically expected to be less likely to default in payment than a Borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the Borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the Borrower will repay the Mortgage Loan according to its terms.

          As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

          The Mortgage Index applicable to the determination of the Mortgage Rates for the adjustable rate Mortgage Loans may be the Six-Month LIBOR Index or the Treasury Mortgage Index, respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that either the Six-Month LIBOR Index or the Treasury Mortgage Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

          The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in the Term Sheet. The sum of the columns in the Term Sheet may not equal the total indicated due to rounding.

Static Pool Information

          Information concerning the Sponsor’s prior residential mortgage loan securitizations involving mortgage loans issued by the Depositor is available on the internet at www.fieldstoneinvestment.com/staticpool.php. Those securitizations involve mortgage loans comparable to the type of Mortgage Loans contained in the Issuing Entity.

          Without charge or registration, investors can view on this website the following information for each of those securitizations:

•	summary initial pool information

•	delinquency, cumulative loss, and prepayment information as of each payment date for the three years preceding the date of first use of this term sheet supplement.

          In the event any changes or updates are made to the information regarding these securitizations available on the Sponsor’s website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at (866) 365-FMIC (3642), 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044, Attention: President.

          The static pool data available on the Sponsor’s website relating to any of the Sponsor’s mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this Term Sheet Supplement, the accompanying Term Sheet or the Depositor’s registration statement.

          This static pool data may have been influenced in the past by factors beyond the Sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the Mortgage Loans.

Underwriting Guidelines

          The Mortgage Loans were originated by Fieldstone Mortgage Company (“FMC”), a nationwide mortgage banking company and wholly-owned subsidiary of the Sponsor, Fieldstone Investment Corporation, in accordance with underwriting guidelines established and maintained by FMC (the “Fieldstone Underwriting Guidelines”). See “Origination and Sale of Mortgage Loans—Fieldstone Underwriting Guidelines” in the prospectus.

General

          FMC originates, finances, sells, securitizes and services both “conforming” loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming” loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. FMC originates loans primarily in the wholesale market, through mortgage brokers, but also originates loans directly with customers through its retail branch network. In addition, FMC acquires mortgage loans from correspondent lenders. The Mortgage Loans have been underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. FMC focuses on providing the best loan available for a given borrower’s needs and credit history. FMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers. The following table summarizes certain information regarding FMC’s total loan originations:

	Year Ended December 31,

	2006	2005	2004

	(in thousands)

Non-Conforming Loans	$5,223,655	$5,941,404	$6,185,045
As a percentage of total originations	95%	80%	83%
Conforming Loans	258,585	1,487,328	1,290,202
As a percentage of total originations	5%	20%	17%
Total Originations	$5,482,240	$7,428,732	$7,475,247

         The Mortgage Loans included in the Issuing Entity are non-conforming loans. A non-conforming loan generally does not meet the eligibility requirements of Fannie Mae or Freddie Mac because the borrower’s cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market.

The Fieldstone Underwriting Guidelines

          FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of FMC’s loan programs. The Fieldstone Underwriting Guidelines generally are designed to evaluate a prospective borrower’s credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral. The Fieldstone Underwriting Guidelines are established and maintained by FMC’s credit committee. The Fieldstone Underwriting Guidelines are modified and revised periodically based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. In addition, the Fieldstone Underwriting Guidelines allow for certain flexibility, and exceptions to the underwriting guidelines are permitted in certain circumstances. Exceptions to the underwriting guidelines must be approved in writing by an authorized FMC employee.

          FMC generally originates its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property. Although FMC’s first-lien and second-lien programs offer unique features, FMC’s underwriting and compliance guidelines are generally consistent across all programs.

          All of FMC’s non-conforming loans are underwritten by FMC’s on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC’s underwriting procedures include consideration of a combination of factors in deciding whether to approve a loan, including documentation of the borrower’s income, mortgage and consumer credit payment history, credit score, property type and LTV. The mortgage loan underwriting process relies upon an underwriter’s analysis of the prospective borrower’s ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower and the loan amount relative to its risk. FMC’s policy is to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower’s debt service expense, borrower assets, employment stability, number of years in residence and net disposable income. FMC’s underwriting process and the Fieldstone Underwriting Guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

          The Fieldstone Underwriting Guidelines include a review of the income of each applicant. FMC personnel review the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan. Also, FMC generally classifies its non-conforming loans into credit grade categories, based on an assessment of borrower repayment credit risk. FMC’s credit grade classification considers several factors, including the applicant’s mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. Certain loan characteristics, including LTV and documentation type, also factor into FMC’s credit grading.

          FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Appraisals are performed by licensed, third-party, fee-based appraisers and include inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements. FMC’s appraisal review process requires that each appraisal be validated (except in limited circumstances) by either a non-affiliated appraisal review firm or by one of FMC’s qualified underwriters using additional data to evaluate the appraisal. In most cases, FMC utilizes automated value measures to validate appraisals. FMC generally requires that an appraisal be no more than 180 days old on the day the loan is funded.

          The Mortgage Loans generally have been underwritten under one of the following documentation programs:

•	Full Documentation – income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers

•	24 Months of Bank Statements – allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

•	12 Months of Bank Statements – allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income

•

Limited Documentation – generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or self-employed, respectively

•

Stated Documentation – this program requires wage earners to verify two years’ employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years.

          Each of these documentation programs includes a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

          FMC emphasizes quality control prior to origination. FMC’s quality control department also reviews and re-underwrites, on a post-funding basis, approximately 10% of all mortgage loans that FMC originates. FMC generally selects loans for post-funding re-underwriting on a random basis, (though FMC may make select targeted samples of loans from time to time) and reports its findings to management and underwriting department managers on a regular basis. Underwriting changes and corrective actions may be implemented from time to time as a result of analysis of the quality control data, performance trends and servicing issues.

          The Mortgage Loans other than the Seasoned Loans (described below) generally have been originated in accordance with one of the following FMC loan programs, which generally apply the following underwriting criteria set forth below:

•

Wall Street – offers both first and second lien loans to borrowers with Alt-A credit based on both credit score and mortgage history. Credit scores for borrowers range from 540 to 850 depending on the credit grade assigned to such borrower. A maximum debt ratio of 55% is allowed on select loans.

•

High Street – offers both first and second lien loans to borrowers with subprime credit based on both credit score and mortgage history. Credit scores for borrowers range from 520 to 850 depending on the credit grade assigned to such borrower. A maximum debt ratio of 55% is allowed on select loans.

•

Market Street – offers both first and second lien loans to borrowers with Alt-A credit based on both credit score and mortgage history. Credit scores for borrowers range from 620 to 850 depending on the credit grade assigned to such borrower. A maximum debt ratio of 50% is allowed on select loans.

•

Main Street – offers first lien loans only to borrowers with subprime credit (credit grades ranging from “A” through “D”) based on traditional credit underwriting. A maximum debt ratio of 50% is allowed on select loans.

Seasoned Mortgage Loans

          Certain of the Mortgage Loans (the “Seasoned Loans”) were originated more than 12 months prior to the Cut-off Date. The Seasoned Loans previously were included in securitizations sponsored by FIC or an affiliate and were repurchased by Fieldstone Servicing Corp. in connection with optional redemptions of those previous securitizations. The Seasoned Loans were underwritten in accordance with the Fieldstone Underwriting Guidelines in effect at the time that the Seasoned Loans were originated. The Bay Street and South Street programs in effect at the time of origination of certain Seasoned Loans have been subsumed in the programs described above. Although the Fieldstone Underwriting Guidelines have been modified since the time of origination of the Seasoned Loans, the underwriting guidelines in effect at the time of origination of the Seasoned Loans were substantially similar to the guidelines described above.

Retention Program Loans

          Certain of the Mortgage Loans were originated pursuant to FMC’s customer retention programs. FMC’s customer retention programs allow for the streamlined underwriting of mortgage loans in connection with a refinancing for certain qualified borrowers. Streamlined underwriting guidelines require only the review of the borrower’s credit score and payment history. No new appraisals are required and no additional documentation or verification is required in connection with mortgage loans originated pursuant to FMC’s customer retention programs. However, all of the mortgage loans refinanced as part of FMC’s customer retention programs were underwritten at the time of origination in accordance with Fieldstone Underwriting Guidelines described above.

Servicing of the Mortgage Loans

General

          In managing the liquidation of defaulted Mortgage Loans, the Servicer shall have the option at any time to purchase any delinquent Mortgage Loan or substitute an eligible substitute mortgage loan for any delinquent Mortgage Loan. See “Servicing of the Trust Assets—Realization Upon Defaulted Mortgage Loans” in the prospectus.

          In addition, in connection with its management of the liquidation of defaulted Mortgage Loans, the Servicer may sell delinquent Mortgage Loans; provided, however, that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Noteholders in any Mortgage Loan or the rights and interests of the Depositor, the Indenture Trustee, the Trust Administrator, the Custodian and the Noteholders.

Servicing Compensation and Payment of Expenses

          The Servicer will be paid the Servicing Fee. If the Servicer is terminated and replaced by a successor servicer, the compensation payable to such successor servicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees (other than Prepayment Fees), including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the Borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on funds held in the Custodial Account and escrow accounts and other similar items described under the Transfer and Servicing Agreement. All Prepayment Fees collected in respect of the Mortgage Loans shall be paid to the Ownership Certificate Holder and will not be available to the holders of the Notes.

          The Servicing Fee is subject to reduction as described below under “Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans.”

          The Servicer and the Trust Administrator will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

          Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a Borrower prepays all or a portion of a Mortgage Loan between Due Dates, the Borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. In order to mitigate the effect of any such Prepayment Interest Shortfall in full, the Servicer will be required to pay Compensating Interest into the Collection Account to the extent of any Prepayment Interest Shortfall in respect of prepayments in full received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date; provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to one-half of the Servicing Fee otherwise payable for such Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute Prepayment Interest Excess, which will be retained by the Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date.

Advances

          Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on or before each Payment Date from (i) its own funds or funds provided by an Advancing Person as described below, (ii) funds in the Custodial Account that are not included in the available funds for such Payment Date or (iii) a combination of (i) and (ii), an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an “Advance”). The Servicer is not required to make Advances of principal on second lien Mortgage Loans or REO Properties and with respect to any balloon payment on a Balloon Loan. The Servicer shall only be obligated to advance the assumed monthly payment that would have been due based on the original principal amortization schedule of 30 years for such Balloon Loan and not any balloon payment at maturity. In addition, the Servicer will not be required to make Advances with respect to (i) reductions in the amount of monthly payments due to bankruptcy proceeding or the application of the Servicemembers Civil Relief Act or similar state or local laws or ordinances or (ii) shortfalls resulting from Prepayment Interest Shortfalls not covered by Compensating Interest.

          Advances are required to be made on each Mortgage Loan only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on such Mortgage Loan. The purpose of making such Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds thereon.

          All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Custodial Account. The Servicer may recover from amounts in the Custodial Account the amount of any Advance that remains unreimbursed to the Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trust Administrator for payment on the Notes. In addition, the Servicer may, if so provided in the Transfer and Servicing Agreement, withdraw from the

Custodial Account funds that were not included in available funds for the preceding Payment Date to reimburse itself for Advances and Servicing Advances previously made.

          In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgage Assets, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgage Assets acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Assets and incurred by the Servicer in connection with its responsibilities under the Transfer and Servicing Agreement. Each such expenditure will constitute a “Servicing Advance.”

          The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the Servicer from general funds in the Custodial Account. The Servicer may also reimburse itself from any amounts in the Custodial Account for any prior Advances or Servicing Advances which have not otherwise been reimbursed at the time a Mortgage Loan is modified.

          The Transfer and Servicing Agreement provides that (i) the Servicer may assign or pledge its rights under the Transfer and Servicing Agreement to be reimbursed for Advances and/or Servicing Advances, (ii) the Servicer may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund Advances and/or Servicing Advances, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances and (iii) the Transfer and Servicing Agreement may be revised without the consent of the Noteholders to provide for such a facility. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer. The Underwriters and its affiliates may participate as lenders to the Servicer in connection with providing such credit facilities secured by certain advances made by or on behalf of the Servicer. See “Servicing of the Trust Assets—Advances” in the prospectus.

Collection of Taxes, Assessments and Similar Items

          The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related Borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

          The Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

          The Transfer and Servicing Agreement will provide that in March of each year, beginning in 2008, each of the Servicer, the Custodian and the Trust Administrator, respectively, will provide to the Depositor and the Trust Administrator a report on an assessment of compliance with the Servicing Criteria applicable to such transaction party. The Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB, will also provide to the

Depositor and the Trust Administrator a report on an assessment of compliance with the Servicing Criteria. Each party that is required to deliver a report on assessment of servicing compliance, will also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. Each report is required to indicate that the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

          The Transfer and Servicing Agreement will further provide that in March of each year, beginning in 2008, each of the Servicer, the Custodian and the Trust Administrator, respectively, will provide to the Depositor and the Trust Administrator, a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the Transfer and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation in any material respect, the statement will specify each failure known to such officer and the nature and status of that failure.

Servicer Default

          If the Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, at its option, terminate the defaulting Servicer and, subject to certain rights described under “—Pledge of Servicing Rights” below, either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Indenture Trustee succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee. See“Description of the Agreements—Servicer Events of Default and Master Servicer Events of Default—Servicer Events of Default” in the prospectus.

Pledge of Servicing Rights

          On or after the closing date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Transfer and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the Servicer. Provided that no Servicer default exists under the Transfer and Servicing Agreement, the Indenture Trustee and the Depositor will agree that upon delivery to the Indenture Trustee by the servicing rights pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under the Transfer and Servicing Agreement, the Indenture Trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Transfer and Servicing Agreement (including being acceptable to the Rating Agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Transfer and Servicing Agreement. In addition, if the Servicer is terminated, the Indenture Trustee and the Depositor will agree in the Transfer and Servicing Agreement to the appointment of the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Transfer and Servicing Agreement (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Transfer and Servicing Agreement.

Parties to the Transaction

          The following is a summary of the roles and responsibilities of various parties to the transaction, including a general description of the relevant transaction party’s experience in participating in securitizations of mortgage loans and mortgage-related assets. A more complete description of the duties and obligations with respect to each transaction party is included in the terms and provisions of the Mortgage Loan Purchase Agreement, the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.

The Seller and Sponsor

          General. Fieldstone Investment Corporation (“FIC”), a Maryland corporation, is the sole seller of the mortgage loans, and also acts as the sponsor of the offering of the notes, and is the entity responsible for structuring the securitization transaction described in the Term Sheet. FIC owns all of the outstanding capital stock of each of the Depositor and of the Servicer.

          FIC is a self-managed, fully-integrated mortgage banking company that originates, securitizes, sells and services non-conforming and conforming single-family residential mortgage loans secured primarily by first liens. FIC’s goal is to be an efficient, low-cost originator of high quality residential mortgages and to provide exemplary service to its customers. FIC retains a portion of its non-conforming loans in an investment portfolio. FIC will finance this portfolio with a combination of long-term securitization debt, short-term warehouse debt and its equity. FIC retains the servicing rights with respect to non-conforming loans in its portfolio in order to monitor and improve their performance. FIC continues to sell a portion of the non-conforming loans and all of the conforming loans that it originates on a whole loan, servicing-released basis.

          FIC and its affiliates have been participants in the securitization market since 2003, and FIC has sponsored publicly-offered securitization transactions since October 2003. FIC and its affiliates securitize, sell and service primarily consumer mortgage loans. FIC’s securitization program was initiated by FIC to finance fully amortizing, one- to four-family, residential first lien and second lien mortgage loans that have been originated by Fieldstone Mortgage Company, a wholly-owned subsidiary of FIC. The table below sets forth the number and aggregate principal balance of the mortgage loans which have been included in trusts formed by FIC or its affiliates:

	2006	2005	2004

Number of Securitizations	3	3	5
Number of Mortgage Loans	12,785	14,577	22,037
Aggregate Principal Balance	$2,592,043,084	$2,881,795,712	$4,339,739,796

          FIC’s material obligations in the transaction are to acquire the Mortgage Loans from Fieldstone Mortgage Company and sell them to the Depositor, and to repurchase defective Mortgage Loans in certain instances, as described in “The Mortgage Loan Purchase Agreement and The Transfer and Servicing Agreement—Assignment of Mortgage Loans” in this Term Sheet Supplement.

          FIC has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, beginning with its short taxable year ending December 31, 2003. FIC intends to distribute to its stockholders sufficient REIT taxable income each year in order to comply with the distribution requirements of the Internal Revenue Code and to avoid federal income tax. In order to meet some of the requirements to qualify as a REIT, FIC conducts all of its loan origination, processing, underwriting, sales and servicing functions through its primary operations subsidiary, Fieldstone Mortgage Company (“FMC”), which FIC has elected to treat as a taxable REIT subsidiary. FIC funds the conforming and non-conforming loans FIC sells.

          FIC’s principal offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044 and its telephone number is (410) 772-7200.

          Merger Agreement. On February 15, 2007, FIC entered into a definitive Agreement of Merger (the “Merger Agreement”) with Credit-Based Asset Servicing and Securitization LLC, a Delaware limited liability company (“C-BASS”), and Rock Acquisition Corp., a Maryland corporation and wholly owned subsidiary of C-BASS (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into FIC, with FIC continuing as the surviving corporation and a wholly owned subsidiary of C-BASS (the “Merger”). Completion of the transaction, which is currently expected to occur in the second quarter of 2007, is contingent upon various closing conditions, including regulatory approvals, certain consents of third parties and the approval of holders of a majority of FIC’s outstanding common stock.

          The Servicer, Litton Loan Servicing LP, is a subsidiary of C-BASS. Upon completion of the Merger, the Servicer will become an affiliate of the Seller, the Sponsor and the Depositor.

The Depositor

          Fieldstone Mortgage Investment Corporation (“FMIC”) was incorporated in Maryland in May 2005 as a wholly-owned, limited-purpose financing subsidiary of FIC. FMIC’s principal office is located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044, telephone (866) 365-FMIC (3642).

          FMIC was formed solely for the purpose of facilitating the financing and sale of mortgage loans and mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage loans and mortgage-related assets and taking certain similar actions. FMIC’s certificate of incorporation prohibits FMIC from incurring, assuming or guaranteeing any indebtedness except for (A) any indebtedness that (i) constitutes Eligible Securities, (ii) provides for recourse solely to the assets pledged to secure such indebtedness or to entities other than FMIC and (iii) provides that the holder of such indebtedness may not cause the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the securities is indefeasibly paid in full and (B) any indebtedness that by its terms (i) is subordinated to indebtedness of FMIC evidenced by Eligible Securities issued by FMIC and (ii) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against FMIC until at least 91 days after every indebtedness of FMIC evidenced by the Eligible Securities is indefeasibly paid in full. FMIC’s articles of incorporation limit FMIC’s business to the foregoing and place certain other restrictions on FMIC’s activities. In particular, FMIC cannot amend the purposes for which FMIC has been formed without the consent of an independent director.

          FMIC does not have, nor is it expected in the future to have, any significant assets. FMIC will not have any business operations other than securitizing assets and related activities. FMIC will have limited obligations and rights under the Transfer and Servicing Agreement.

The Issuing Entity

          Fieldstone Mortgage Investment Trust, Series 2007-1 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Issuing Entity will not own any assets other than the mortgage loans or the other assets described below. The Issuing Entity will not have any liabilities other than those incurred in connection with the Trust Agreement and any related agreement. The fiscal year end of the Issuing Entity will be December 31 of each year. No equity contribution will be made to the Issuing Entity by the Sponsor, the Depositor or any other party, except for a de minimis contribution made by the Depositor pursuant to the Trust Agreement, and the Issuing Entity will not have any other capital. The Issuing Entity will not have any employees, officers or directors. The Owner Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Transfer and Servicing Agreement and the Trust Agreement.

          The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Issuing Entity and proceeds therefrom, entering into the Swap Agreement, issuing the Notes, making payments on the Notes, and related activities. The permissible activities of the Issuing Entity may not be modified.

          On the Closing Date, the Issuing Entity will pledge the Mortgage Loans, the Swap Agreement and other trust assets to the Indenture Trustee as security for the issuance of the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other trust assets pledged as collateral for the Notes, the Issuing Entity will not have any significant assets available for payment of the Notes.

          The Issuing Entity, as a Delaware statutory trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.” In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not anticipated that the assets of the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

          The Issuing Entity’s principal offices are located in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as Owner Trustee, at the address set forth below under “—The Owner Trustee.”

          The Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 will be made available on the website of the sponsor on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.

The Trust Administrator, the Indenture Trustee and the Custodian

          The information set forth in the following paragraphs has been provided by the Trust Administrator, Indenture Trustee and Custodian.

          Wells Fargo Bank, N.A. (“Wells Fargo Bank”), is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Seller and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

          Wells Fargo Bank has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on approximately 1,346 series of residential mortgage-backed securities with an aggregate principal balance of approximately $277,396,000,000.

          Under the terms of the Transfer and Servicing Agreement, Wells Fargo Bank is also responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation and filing of all tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of trust administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as trust administrator or securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

          Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Indenture Trustee and the noteholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

          Wells Fargo Bank’s assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The Servicer

          The servicer, Litton Loan Servicing LP (the “Servicer“), provided the information set forth in the following paragraphs.

          General. The Servicer, a Delaware limited partnership and a subsidiary of C-BASS, will act as the servicer of the mortgage loans pursuant to the Transfer and Servicing Agreement. The Servicer was formed in December 1996 and has been servicing mortgage loans since such time. As of December 31, 2006, the Servicer employed approximately 1,192 individuals. The main office of the Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio of approximately $56.28 billion as of December 31, 2006. Most of the mortgage loans in the Servicer’s portfolio are either subprime mortgage loans or subperforming mortgage loans. The Servicer is servicing in excess of 200 securitizations for C-BASS and various third parties.

          Fitch assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on the Servicer’s ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer’s proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

          In January 2001, Fitch assigned the Servicer its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the servicer’s loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Servicer’s focus on early collection and loss mitigation.

          In March 2001, Moody’s assigned the Servicer its top servicer quality rating (SQ1) as a primary servicer of subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2006. The rating is based on the Servicer’s ability as a servicer and the stability of its servicing operations.

          In April 2001, S&P raised the Servicer’s ranking from “Above Average” to “Strong” for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The “Strong” rating is S&P’s highest possible rating for these categories. The rankings are based on the Servicer’s established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

          As of the date of this Term Sheet Supplement, each of the ratings described above remains in effect with respect to the Servicer.

          From time to time the Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Servicer’s current portfolio. The Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the mortgage loans in accordance with the Transfer and Servicing Agreement.

          Once the Servicer starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. The Servicer’s collections strategy enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. The Servicer’s servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of the Servicer as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

          The Servicer utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, the Servicer first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan’s specified period. However, if a long-term issue exists, the mortgage loan is referred to the Servicer’s loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the Transfer and Servicing Agreement, the Servicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the noteholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, the Servicer will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing the Servicer’s liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. The Servicer has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of the Servicer’s management personnel.

          For its mortgage loans with escrows, the Servicer provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. The Servicer conducts the initial and annual escrow analysis functions internally; the Servicer monitors escrow activities on an ongoing basis.

          The Servicer does not, in general, have custodial responsibility with respect to the Mortgage Loans.

          There have been no material changes to the Servicer’s servicing policies and procedures during the past three years. During such time, the Servicer also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger and has not failed to make any required advance with respect to any issuance of residential mortgage backed securities. In the Servicer’s 2006 servicing compliance assertion, the Servicer identified two areas of non-compliance relating to 90 day items outstanding on bank account reconciliations and adjustment of payments in connection with adjustable rate mortgage loans. In addition, in the Servicer’s review of compliance with each servicing agreement, the Servicer noted non-compliance with certain provisions relating to loan modifications on two servicing agreements. The Servicer believes that the reported instances of non-compliance did not materially adversely affect any certificateholders

          The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans consistent with the Transfer and Servicing Agreement and current market standards. Upon receipt of collections on the Mortgage Loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, the Servicer deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. The Servicer transfers collections to the appropriate segregated collection account within two business days of determining the proper cash application after receipt of such funds.

          The size and changes in the Servicer’s portfolio of assets for the periods indicated below are as follows:

	As of December 31, 2006			As of December 31, 2005			As of December 31, 2004

	No. of Loans	Principal Balance($)	% by Principal Balance	No. of Loans	Principal Balance($)	% by Principal Balance	No. of Loans	Principal Balance($)	% by Principal Balance

Type of Servicing
Primary Servicing	292,180	40,621,622,246	72%	243,346	32,911,023,641	76%	228,153	25,581,625,067	76%
Subservicing
C-BASS	21,824	2,208,320,961	4%	15,067	2,368,518,628	6%	13,531	1,705,076,141	5%
Others	22,557	3,241,146,722	6%	28,466	3,768,687,264	9%	38,936	5,071,507,869	15%
Special Servicing	9,521	1,243,412,033	2%	5,373	683,162,380	2%	4,646	606,342,132	2%
Interim Servicing	49,628	8,972,034,425	16%	21,686	3,326,533,188	8%	5,198	715,697,251	2%

Total Servicing	395,710	56,286,536,386	100%	313,938	43,057,925,101	100%	290,464	33,680,248,459	100%

          C-BASS. C-BASS was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation (“MGIC”), Enhance Financial Services Group, Inc. (“EFSG”) and certain members of management of C-BASS. Each of MGIC and EFSG has approximately a 46% interest C-BASS with the remainder owned by management of C-BASS. On February 28, 2001, Radian Group Inc. (“Radian”) acquired EFSG, including EFSG’s 46% interest in C-BASS. Radian and MGIC Investment Corporation, the parent of MGIC, are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the “Commission”) as are required by the Securities Exchange Act of 1934, as amended, and its rules and regulations, as interpreted by the staff of the Commission.

          On February 6, 2007 MGIC Investment Corporation and Radian announced that they had agreed to merge. The companies have stated that they expect the merger to be completed in the fourth quarter of 2007. The pro forma financial statements presented in the press release issued in connection with the merger announcement reflected a combined ownership interest in C-BASS of approximately 49.9% as opposed to the companies’ current aggregate ownership interest of approximately 92%. There can be no assurance what ownership interest the companies may ultimately retain in C-BASS.

The Owner Trustee

          General. U.S. Bank Trust National Association (“U.S. Bank Trust”) will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. The initial and annual fee payable to the Owner Trustee will be paid out of Interest Funds and will be an obligation of the Issuing Entity. The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Issuing Entity certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

          U.S. Bank Trust National Association. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $219 billion as of December 31, 2006. As of December 31, 2006, U.S. Bancorp served approximately 14.2 million customers, operated 2,472 branch offices in 24 states and had over 50,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

          U.S. Bank Trust has provided owner trustee services since the year 2000. As of December 31, 2006, U.S. Bank Trust was acting as owner trustee with respect to over 750 issuances of securities. This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of sub-prime mortgage-

backed securities since 2000. As of December 31, 2006, U.S. Bank Trust was acting as owner trustee on 41 issuances of sub-prime mortgage-backed securities.

Description of the Notes

General

          The Mortgage Loans and the other trust assets pledged as collateral for the Notes will represent all the assets of the Issuing Entity for payment of the Notes. Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Issuing Entity that will be available to purchasers of the Notes at, and will be filed with, the Commission within 15 days of the initial delivery of the Notes. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

          The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Notes will consist of the notes identified in the accompanying Term Sheet.

          The equity ownership in the Issuing Entity will be evidenced by the Ownership Certificate. The Ownership Certificate Holder will be entitled to receive on each Payment Date any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Issuing Entity for such Payment Date have been made.

          The Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Trust Administrator. The Class A Notes and the Class M Notes will be issued in minimum dollar denominations as described in the Term Sheet.

Book-Entry Notes

          The Notes will be Book-Entry Notes. Noteholders may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Class A Notes and the Class M Notes in minimum Class Principal Amounts designated in the Term Sheet. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Noteholders will not be noteholders as that term is used in the Indenture. Noteholders are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner’s ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Noteholders will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Noteholders have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

          Noteholders will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see “Federal Income Tax Consequences—Taxation of Debt Securityholders” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

          The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—Taxation of Debt Securityholders” in the prospectus and “Global Clearance, Settlement and Tax Documentation Procedures—Certain U.S. Federal Income Tax Documentation

Requirements” in Annex I to this Term Sheet Supplement. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Notes in the secondary market since some potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

          Monthly and annual reports on the Issuing Entity provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

          DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

          Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:

•

DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor; or

•

after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Trust Administrator will issue Definitive Notes, and thereafter the Trust Administrator will recognize the holders of such Definitive Notes as holders of the Notes under the Indenture.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

          The Transfer and Servicing Agreement provides that the Servicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a “Custodial Account,” into which the Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt after proper cash allocation can be determined, generally all amounts received with respect to the Mortgage Loans, except that the Servicer may deduct the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. Any Custodial Account must be an Eligible

Account. The Servicer may make withdrawals from the Custodial Account for the limited purposes specified in the Transfer and Servicing Agreement. See “Servicing of the Trust Assets—Withdrawals from the Custodial Account” in the prospectus. The Transfer and Servicing Agreement permits the Servicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to Moody’s and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

          The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a “Collection Account,” into which the Servicer is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date. Any Collection Account must be an Eligible Account. The Trust Administrator may make withdrawals from the related Collection Account for the limited purposes specified in the Transfer and Servicing Agreement. See “Servicing of the Trust Assets—Withdrawals from the Collection Account” in the prospectus. The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody’s and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date. The Trust Administrator will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Trust Administrator from time to time. The Trust Administrator will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

          Each Custodial Account and Collection Account will be reconciled on a monthly basis. The Transfer and Servicing Agreement will require that activity in the accounts be verified by external parties. In addition, external verification of activity in the accounts may occur in connection with the annual examination by the Servicer or Trust Administrator’s independent accountants in connection with their respective audits, or in connection with periodic examination by the Servicer’s or the Trust Administrator’s regulatory authorities.

Payments

          General. Payments on the Notes will be made by the Trust Administrator, on each Payment Date, commencing on the initial Payment Date specified in the Term Sheet, to the persons in whose names the Notes are registered at the close of business on the Record Date.

          Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register, or, in the case of any Noteholder that has so notified the Trust Administrator in writing in accordance with the Transfer and Servicing Agreement, by wire transfer in immediately available funds to the account of such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator. On each Payment Date, a holder of a Note will receive such holder’s Percentage Interest of the amounts required to be paid with respect to the applicable class of Notes.

          Payments of Interest. On each Payment Date, interest payable on the Notes will equal interest accrued at the then applicable Interest Rate for the related Accrual Period. The interest rate and priority of interest payments of each class of Notes are as set forth in the accompanying Term Sheet.

          Payments of Principal. On each Payment Date, the Principal Payment Amount for each Payment Date is required to be paid as set forth in the Term Sheet until the Principal Payment Amount has been fully paid. The priority of principal payments to each class of Notes may change based on whether the Stepdown Date has occurred or upon the occurrence of a Trigger Event.

Credit Enhancement

          Credit enhancement for the Notes consists of, in addition to the subordination of the Class M Notes, excess interest including Net Swap Receipts payable by the Swap Counterparty in respect of the Swap Agreement, as further described in “The Swap Agreement” below, overcollateralization and limited cross-collateralization, in each case as described herein.

          Subordination. The rights of holders of the Class M Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under “—Payments—Payments of Interest” and “—Payments—Payments of Principal.” This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereto, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

          The limited protection afforded to holders of Notes by means of the subordination of the Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of any Interest Funds or Principal Funds, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

          Realized Losses. Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of or amounts available to make payments in respect of, first, the Ownership Certificate (through the application of Monthly Excess Cashflow (as defined under “—Application of Monthly Excess Cashflow” below) to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date); second, to the Class M Notes in reverse order of seniority, before reducing amounts available to make payments in respect of the Class A Notes. Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

          To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

          Excess Interest. The Mortgage Loans included in the mortgage pool will bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees, if any, and expenses of the Servicer, the Trust Administrator, the Indenture Trustee, the Custodian and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

          Overcollateralization. The Aggregate Collateral Balance as of the Closing Date will exceed the initial aggregate Class Principal Amount of the Notes by the amount set forth in the accompanying Term Sheet. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Interest Rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Collateral Balance as of the related Due Period over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an overcollateralization deficiency.

          As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

          Limited Cross-Collateralization. Under certain limited circumstances, principal payments on the Mortgage Loans in one mortgage group may be paid as principal to holders of the Class A Notes corresponding to the other mortgage group. If the Class A Notes relating to one mortgage group have been retired, then principal payments on the Mortgage Loans relating to the retired Class A Notes will be paid to the remaining Class A Notes of the other mortgage group, if any, before being paid to the Class M Notes.

          Application of Monthly Excess Cashflow. The sum of the Monthly Excess Interest for any Payment Date (see “—Payments—Payments of Interest”), the Aggregate Overcollateralization Release Amount for such date and any net swap receipts paid by the Swap Counterparty in respect of the Swap Agreement for such date will constitute the “Monthly Excess Cashflow” for such Payment Date, which will, on each Payment Date be paid in the order of priority, as set forth in the accompanying Term Sheet.

Calculation of One-Month LIBOR

          On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

          If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

(1)

If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(2)

If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator’s calculation of the rate of interest applicable to the Notes, for the related Accrual Period for the Notes shall (in the absence of manifest error) be final and binding.

The Swap Agreement

          On or before the Closing Date, the Trust Administrator, on behalf of the Issuing Entity, will enter into the Swap Agreement with the Swap Counterparty, which Swap Agreement will be assigned to the Indenture Trustee. Such Swap Agreement will be for the benefit of the Notes. Under the Swap Agreement, the Swap Counterparty will agree to make payments to the Issuing Entity on the second Business Day prior to each Calculation Period End Date. The Swap Notional Balance with respect to the Swap Agreement for each applicable Calculation Period End Date is set forth in the Term Sheet.

          The payment mechanics of the Swap Agreement, as well as the identity of the Swap Counterparty are discussed in the Term Sheet.

Reports to Noteholders

          On each Payment Date, the Trust Administrator will make available to each Noteholder, the Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(1)	the amount of the related payment to holders of each class of Notes allocable to principal;

(2)	the amount of such payment to holders of each class of Notes allocable to interest;

(3)	the Available Funds Shortfall, if any, for each class of Notes;

(4)	the Class Principal Amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

(5)	the amount of the Servicing Fee and Trust Administration Fee paid to or retained by the Servicer or the Trust Administrator, as applicable;

(6)	the Interest Rate for each class of Notes for such Payment Date;

(7)	the amount of Advances included in the payment on such Payment Date;

(8)	the cumulative amount of Realized Losses to date, in the aggregate;

(9)	the amount of Realized Losses with respect to such Payment Date, in the aggregate;

(10)

the number and aggregate principal amounts of Mortgage Loans (A) delinquent (as calculated using the OTS Convention) (exclusive of Mortgage Loans in foreclosure and Mortgage Loans that have been liquidated) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date;

(11)

with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

(12)	whether any trigger event specified in the Term Sheet has occurred;

(13)	the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

(14)

to the extent such information is provided to the Trust Administrator by the Servicer, with respect to Mortgage Loans as to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related Borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions; and

(15)	the amount of any Net Swap Payments, Net Swap Receipts or swap termination amounts received or paid in respect of the Swap Agreement.

          The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator’s website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator’s customer service desk and indicating such. The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Ownership Certificate

          The equity ownership in the Issuing Entity will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificate Holder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) all Prepayment Fees collected in respect of the Mortgage Loans, (2) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Issuing Entity for such Payment Date have been made and (3) any other amounts as specified in the accompanying Term Sheet. The Ownership Certificate Holder will initially be Fieldstone Mortgage Ownership Corp., a wholly- owned subsidiary of Fieldstone Investment Corporation, the seller and the sponsor.

The Mortgage Loan Purchase Agreement and the
Transfer and Servicing Agreement

General

          On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Issuing Entity.

Assignment of Mortgage Loans

          On the Closing Date, the Mortgage Loans will be assigned to the Issuing Entity, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date. Pursuant to the Indenture, the Issuing Entity will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

          Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment fee provisions, if any.

          As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording), (3) for any Mortgage Loan not recorded with MERS® System, an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

          Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Issuing Entity certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Mortgage Loans—Representations and Warranties.” In addition, the Seller has represented to the Issuing Entity that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute “high-cost loans” as defined by applicable anti-predatory and anti-abusive lending laws; (iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Issuing Entity will in turn pledge its rights in the Seller’s representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Issuing Entity associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

Administration

          The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuing Entity under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. As compensation for custodial, indenture trustee and trust administration duties of the Issuing Entity, the Trust Administrator will be entitled to the Trust Administration Fee. In addition, the Trust Administrator will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator.

Amendment

          The Transfer and Servicing Agreement may be amended by the Depositor, the Issuing Entity, the Trust Administrator, the Seller, the Servicer, the Ownership Certificate Holder and the Indenture Trustee, with the consent of the Swap Counterparty (to the extent that such amendment materially adversely affects the rights of the Swap Counterparty) but without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment shall adversely affect the status of the Notes as debt for federal income tax purposes or result in an entity level tax on the Issuing Entity nor shall any such amendment effected pursuant to clause (3) above adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Notes.

          The Transfer and Servicing Agreement may also be amended by the Depositor, the Issuing Entity, the Trust Administrator, the Seller, the Servicer, and the Indenture Trustee with the consent of the Swap Counterparty (to the extent that such amendment materially adversely affects the rights of the Swap Counterparty) and with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Ownership Certificate Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or (2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

Voting Rights

          At all times 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal amount of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the holders of the Ownership Certificate shall be allocated 2% of the voting rights. The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of such Ownership Certificate.

The Trust Agreement and the Indenture

General

          The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar, Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Client Manager - Fieldstone 2007-1.

          The following summary describes certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Certain Matters under the Agreements

          Events of Default Under the Indenture. Indenture Defaults will generally consist of: (i) a default for 30 days or more in the payment of any Current Interest due on any class of Notes and if the Class A Notes are no longer outstanding, a default for 30 days or more in the payment of Current Interest due and a default for 30 days or more in the payment of the related Deferred Interest for the most senior Class of Notes outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuing Entity made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Issuing Entity in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder’s failure to qualify as a REIT, a Qualified REIT Subsidiary or an entity that is disregarded for United States federal income tax purposes that is wholly-owned by a REIT or a Qualified REIT Subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.

          If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the

Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.

          If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any class principal amount of or a default for the payment of Current Interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest (including any Deferred Interest and any Available Funds Shortfall) on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee (in accordance with the terms of the Indenture) determines that the proceeds of the Trust Estate and the other property of the Issuing Entity would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

          If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

          If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or current interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

          In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificate Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuing Entity contained in the Indenture.

          Redemption. On any Payment Date following the month in which the Aggregate Collateral Balance is less than 20% of the Aggregate Collateral Balance as of the Closing Date, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Issuing Entity for a price equal to the Purchase Price. The Servicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Servicing Fees and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If such option is exercised, the Issuing Entity will be terminated resulting in a mandatory redemption of the Notes. The Servicer shall deliver written notice of its intention to exercise such option to the Issuing Entity, the Trust Administrator, and the Indenture Trustee no later than the date specified in the Transfer and Servicing Agreement. If the Servicer fails to exercise such option, then on any Payment Date following the month in which the Aggregate Collateral Balance is less than 10% of the Aggregate Collateral Balance as of the Closing Date, the margin on certain of the Notes will increase as set forth in the accompanying Term Sheet.

          The Indenture will be discharged upon the delivery to the Trust Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Trust Administrator of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee and the Trust Administrator, and the Ownership Certificate Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

          Notice of Final Payment. The Trust Administrator shall give the Issuing Entity, the Indenture Trustee, the Owner Trustee, each Rating Agency, each Noteholder and the Depositor at least 30 days’ prior written notice of the date on which the Issuing Entity is expected to terminate in accordance with their terms, or the date on which the Notes will be redeemed in connection with any optional redemption exercised by the Servicer. Not later than the fifth Business Day in the Due Period in which the final payment in respect to the Notes is payable to the Noteholders, the Trust Administrator shall mail to the Noteholders a notice specifying the procedures with respect to such final payment. The Trust Administrator on behalf of the Indenture Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Noteholders. Following the final payment thereon, such Notes shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans, the Mortgage Files or any proceeds of the foregoing.

Amendment

          Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement — Amendment,” except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificate Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement — Amendment,” the Issuing Entity and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Issuing Entity, adding to the covenants of the Issuing Entity or surrendering any power conferred upon the Issuing Entity under the Indenture, or conveying or pledging any property to the Indenture Trustee.

Yield, Prepayment and Maturity Considerations

General

          The weighted average life of and the yield to maturity on each class of Notes will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the Borrowers’ equity in the related properties, and changes in the Borrowers’ housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Fees. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

          The yields on the Notes may be adversely affected by Net Swap Payments and swap termination amounts owed to the Swap Counterparty. Any Net Swap Payment or swap termination amount payable to the Swap Counterparty will reduce amounts available for payment to Noteholders. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the Swap Notional Balance on which payments due under the Swap Agreement are calculated may exceed the Aggregate Loan Balance, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Notes.

          The weighted average life of and yield to maturity on each class of Notes will also be influenced by the amount of Monthly Excess Cashflow generated by the Mortgage Loans and Net Swap Receipts payable by the Swap Counterparty and Net Swap Payments, paid by the Issuing Entity in respect of the Swap Agreement and applied in reduction of the Class Principal Amount of such Notes. The level of Monthly Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Amounts of the Notes will be influenced by, among other factors:

•

the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Principal Amount of the related Classes of Notes)

•	the delinquency and default experience of the related Mortgage Loans

•	the level of One-Month LIBOR

•	the applicable Mortgage Index for the adjustable rate Mortgage Loans

•	payment of Net Swap Receipts paid by the Swap Counterparty in respect of the Swap Agreement

•	payment of Net Swap Payments by the Issuing Entity to the Swap Counterparty in respect of the Swap Agreement

•	the provisions of the Indenture that permit Monthly Excess Cashflow to be distributed to the Ownership Certificate when specified payments have been made in respect of the Notes.

          To the extent that greater (or lesser) amounts of Monthly Excess Cashflow are paid in reduction of the Class Principal Amounts of a class of Notes, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Monthly Excess Cashflow paid at any time or in the aggregate. See “Description of the Notes—Credit Enhancement.”

Prepayments and Yields for Notes

          Generally, if purchased at other than par, the yield to maturity on the Notes will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. Because certain of the Mortgage Loans may contain Prepayment Fees, the rate of principal prepayments during the term of such Prepayment Fees may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Fees; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Fees.

          All of the adjustable rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis (or on an annual basis, in the case of 5/1 Treasury ARM Loans). When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Fixed-rate mortgage loans do not adjust at all. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the adjustable rate Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, each adjustable rate Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin. Further, some Borrowers who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These Borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these Borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the Borrower’s adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the Borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

          Certain of the Mortgage Loans may provide for payment of interest at the related Mortgage Rates, but no payment of principal for a specified period of time following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans will, absent other considerations, result in longer weighted average lives of the related Notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such Notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such interest-only period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

          Certain of the mortgage loans represent seasoned mortgage loans, which were originated more than 12 months prior to the cut-off date. The inclusion of seasoned mortgage loans affects the rate of principal payments on the securities to the extent that, due to the amortization of the mortgage loans, the scheduled payments of a seasoned mortgage loan include a greater percentage of principal than the scheduled payments of a similar mortgage loan with a more recent origination date.

          Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date, with respect to the Mortgage Loans, each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

          The ability of a Borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the Borrower’s financial situation, prevailing mortgage interest rates, the Borrowers’ equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

          The Interest Rates on certain of the Notes are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool. As a result, the Interest Rates on certain Notes are subject to the Available Funds Rate and the applicable Fixed-Rate Cap.

          The Available Funds Rate is as defined in the Term Sheet and limits the Interest Rates on the related Notes. Any shortfalls arising from the application of the Available Funds Rate will be carried over as described herein with accrued interest at the then-applicable Interest Rate (computed without regard to the Available Funds Rate) and, if available, paid from Monthly Excess Cashflow in a later distribution and if applicable, from amounts paid under any derivative or hedge instrument as described in the Term Sheet. Various factors may cause the Available Funds Rate to limit the Interest Rate on the related Notes. First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR or the Treasury Mortgage Index. In addition, the Interest Rates on the Notes adjust monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of the Available Funds Rate may cause the Interest Rates on the related Notes to be reduced for extended periods in a rising interest rate environment. The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the Available Funds Rate limiting increases in the Interest Rates for these Notes. Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Trust Administration Fee, the Owner Trustee Fee, certain other expenses and Net Swap Payments) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the Available Funds Rate determines the Interest Rate for a class of Notes for a Payment Date, the market value of those Notes may be temporarily or permanently reduced.

          The Interest Rates on certain Notes specified in the Term Sheet are also subject to a Fixed-Rate Cap. The applicable Fixed-Rate Cap limits the Interest Rate on those Notes to a maximum interest rate. If the Interest Rate for a class of Notes for a Payment Date is limited to the applicable Fixed-Rate Cap, the market value of those Notes may be temporarily or permanently reduced.

          Maturity Date. The actual final Payment Date with respect to each class of Notes could occur significantly earlier than its Maturity Date because:

•	prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof;

•	excess interest to the extent available will be applied as an accelerated payment of principal on the Notes as described herein; and

•

the Servicer may purchase all of the Mortgage Loans on the Payment Date after the Payment Date when the Aggregate Collateral Balance is less than 20% of the Aggregate Collateral Balance as of the Closing Date.

          The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in Borrowers’ housing needs, job transfers, employment status, the solicitation of Borrowers to refinance their mortgage loans and the existence of Prepayment Fees. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

Federal Income Tax Consequences

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Tax Classification of the Issuing Entity and of the Notes

          On the closing date, Hunton & Williams LLP will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the indenture, transfer and servicing agreement, trust agreement and other related documents, for U.S. federal income tax purposes, (i) the Notes, other than any Retained Notes, will be characterized as indebtedness and (ii) as long as the Ownership Certificate (and any Retained Notes that do not meet the criteria listed in the second succeeding paragraph) are held by a REIT, a Qualified REIT Subsidiary, or an entity that is disregarded for U.S. federal income tax purposes that is wholly owned by a REIT or Qualified REIT Subsidiary (each, a “Qualifying REIT Entity”), the Issuing Entity will be treated as a Qualified REIT Subsidiary for federal income tax purposes. Because the Issuing Entity is issuing classes of debt instruments with multiple maturity dates that are backed by real estate mortgages, it is anticipated that the Issuing Entity will be treated as a taxable mortgage pool (a “TMP”) for federal income tax purposes. In general, a TMP is treated as a separate corporation not includable with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. A TMP, however, that is treated as a Qualified REIT Subsidiary will not be subject to U.S. corporate income taxation. Generally, the Issuing Entity will be treated as a Qualified REIT Subsidiary so long as the Issuing Entity is wholly owned by a Qualifying REIT Entity that either itself maintains or has a parent REIT that maintains continuing qualification as a REIT.

          FIC will hold through FMOC, its wholly-owned subsidiary, a 100% ownership interest in the Ownership Certificate. FIC represents it filed with its U.S. federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Issuing Entity to be subject to U.S. federal income tax. In rendering its opinion, Hunton & Williams LLP has not independently verified FIC’s qualification as a REIT, but instead has relied solely upon the representations made by FIC concerning its REIT status. Under the terms of the Trust Agreement, the Ownership Certificate (and any Retained Notes that do not meet the criteria listed in the following paragraph) may only be (i) transferred to a Qualifying REIT Entity or (ii) pledged to secure indebtedness or be the subject of repurchase agreements treated by the Issuing Entity as secured indebtedness for federal income tax purposes. If FIC were to fail to qualify as a REIT while it or its wholly-owned subsidiary owns the Ownership Certificate or if the Ownership Certificate (and any Retained Notes that do not meet the criteria listed in the following paragraph) were transferred to a person that was not a Qualifying REIT Entity, including because of a default and foreclosure under a secured lending or repurchase agreement, the Issuing Entity could become subject to U.S. federal income tax as a corporation and would not be allowed to file a consolidated U.S. federal income tax return with any other corporation. A tax imposed upon the Issuing Entity could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a Qualifying REIT Entity would constitute an Indenture Default.

          At the issuance of the Notes, FIC may also acquire beneficial ownership of certain Retained Notes. Because FIC’s Qualified REIT Subsidiary will own the Ownership Certificate, any such Retained Notes will not be considered issued and outstanding for U.S. federal income tax purposes. Thus, any such Retained Notes will not be treated as debt instruments for U.S. federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If FIC were to sell or transfer the Retained Notes to a taxable REIT subsidiary or a party unaffiliated with the owner of the Ownership Certificate, then depending upon the circumstances existing at the time of the sale, the Retained Notes would become characterized as debt instruments for U.S. federal income tax purposes as of the time of the sale or transfer if: (i) the owner of the Ownership Certificate is a Qualifying REIT Entity; (ii) no modifications have been made to the transaction documents as of the date of such sale or transfer; (iii) the rating of the Retained Notes as of the date of such sale or transfer is not lower than the rating for such Retained Note as of the Closing Date; and (iv) no adverse changes have been made to (or that would adversely affect the application of) the legal authorities applicable to the closing date tax opinion. The U.S. federal income tax consequences to a beneficial owner of a Retained Note that is transferred and that does not meet the criteria in the preceding sentence generally would be the same as those described in the section captioned “Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below. The remainder of this discussion, other than the portion captioned “Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Notes are properly characterized as debt instruments for U.S. federal income tax purposes.

Tax Consequences to Holders of the Notes

          Interest Income on the Notes. The Notes may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a Class of Notes would appear to equal the product of (1) 0.25%, (2) the stated redemption price at maturity of the Class and (3) the weighted average maturity of the Class, computed by taking into account the prepayment assumption discussed below.

          The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold. The stated redemption price at maturity of a debt instrument includes all payments, other than Qualified Stated Interest. Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, since at the time of issuance such deferral is not anticipated, for tax information reporting purposes, the Trust Administrator will treat all stated interest on each Class of Notes as Qualified Stated Interest.

          To the extent stated interest payable on a Note is Qualified Stated Interest, such interest will be taxable as ordinary income to a beneficial owner of the Note in accordance with such beneficial owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the Note is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Note’s stated redemption price at maturity.

Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID in accordance with the PAC Method.

          Under the PAC Method, the amount of OID allocable to any accrual period for a Class of Notes will equal (1) the adjusted issue price of that Class of Notes at the end of the accrual period, minus (2) the sum of (i) the adjusted issue price of that Class of Notes at the beginning of the accrual period and (ii) any payments made on that Class of Notes during the accrual period of amounts included in the stated redemption price at maturity of that Class of Notes. The OID so determined is allocated ratably among the days in the accrual period.

          The adjusted issue price of a Class of Notes at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that Class of Notes at their yield to maturity. The remaining payments due are determined based on the prepayment assumption, but are adjusted to take into account the effect of payments actually made on the Mortgage Assets.

          For this purpose, the yield to maturity of a Class of Notes is determined by projecting payments due on that Class of Notes based on a prepayment assumption made with respect to the Mortgage Assets. The yield to maturity of a Class of Notes is the discount rate that, when applied to the stream of payments projected to be made on that Class of Notes as of its issue date, produces a present value equal to the issue price of that Class of Notes. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. For tax information reporting purposes, the Trust Administrator will assume a Prepayment Assumption of 100% for the Notes as set forth in the Modeling Assumptions. No representation, however, is made as to the rate at which principal payments or Recoveries on the Mortgage Assets actually will occur.

          Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the Mortgage Loans are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a Class of Notes is negative for any period, a beneficial owner of a Note of that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Note.

          Market Discount. If a purchaser acquires a Note at a discount from its outstanding principal amount (or, if the Note is issued with OID, its adjusted issue price), the purchaser will acquire the Note with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the Note and (iii) the remaining weighted average maturity of the Note), the market discount will be considered to be zero. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

          Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

          The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a Class of Notes, the prepayment assumption applicable to calculating the accrual of OID on such Notes applies.

          If a beneficial owner of a Note incurred or continues indebtedness to purchase or hold Notes with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such beneficial owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Amortizable Bond Premium. A purchaser of a Note that purchases the Note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Note and may elect to amortize the premium under Section 171 of the Code. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.

          Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Note to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method. If such an election were to be made and the Notes were to be acquired at a premium, such a beneficial owner would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such beneficial owner owns or acquires. Similarly, if the beneficial owner had acquired the Notes with market discount, the beneficial owner would be considered to have made an election described in Section 1278(b) of the Code to currently include in income accruals of market discount on all market discount bonds held or thereafter acquired.

          Sale or Other Disposition. If a beneficial owner of a Note sells, exchanges or otherwise disposes of the Note (or if the Note is redeemed), the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular beneficial owner generally will equal the beneficial owner’s cost for the Note, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Note’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest paid to or accrued by a beneficial owner of a Note who is a not a U.S. Person (a “foreign person”) generally will be considered portfolio interest and generally will not be subject to U.S. federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the U.S. by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the Ownership Certificate and is not a controlled foreign corporation with respect to which the holder of the Ownership Certificate is a related person (all within the meaning of the Code) and (ii) provides the Trust Administrator or other person who is otherwise required to withhold U.S. tax with respect to the Notes (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the Notes is not portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a Note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Note.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from U.S. federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the U.S. by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the U.S. for 183 days or more in the taxable year.

          Information Reporting and Backup Withholding. Payments of interest (including OID, if any) on a Note held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Payments of interest (including OID, if any) of a Note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

          Each beneficial owner of a Note (other than an exempt owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner’s name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt owner fail to provide the required certification, backup withholding of U.S. federal income tax will apply to payments made in respect of the Notes, as well as to payments of proceeds from the sale of the Notes. The withheld amount must be remitted to the IRS, and the beneficial owner of the Note may claim the withheld amount as a credit against the beneficial owner’s U.S. federal income tax liability. In addition, sales of Notes conducted through a broker generally must be reported to the IRS unless the broker determines that the seller is an exempt owner or the seller certifies its non-U.S. status (and certain other conditions are met).

          Treatment of Notes Held by Certain Holders. Notes owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Notes owned by a REIT will not be treated as “real estate assets” nor will interest on the Notes be considered “interest on obligations secured by mortgages on real property.” In addition, the Notes will not be “qualified mortgages” for REMICs.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Hunton & Williams LLP, the IRS successfully asserted that a Class of Notes, other than any Retained Notes, did not represent debt instruments for U.S. federal income tax purposes, those Notes might be treated as equity interests in the Issuing Entity. If, as a result, a Qualifying REIT Entity did not hold 100% of the equity in the Issuing Entity, the Issuing Entity could be subject to U.S. corporate income tax. Moreover, if a Class of Notes represented equity in the Issuing Entity, payments of interest on that Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

State and Local Income Tax Considerations

          In addition to the U.S. federal income tax consequences described under “Federal Income Tax Consequences” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

ERISA Considerations

General

          Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

          Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

          Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel’s opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, if certain assumptions (including that the rating of such Notes as of the Closing Date has not declined below investment grade) are complied with and (ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

          Without regard to whether the Notes are considered an “equity interest” in the Issuing Entity under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Issuing Entity, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

          The Notes should not be purchased with the assets of a Benefit Plan if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

          Each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuing Entity that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and (a) the Notes are rated at least investment grade, (b) such transferee believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes and (c) the acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under ERISA, the Code or Similar Law.

          Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Legal Investment

          None of the Notes will constitute “mortgage related securities” under SMMEA. The appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Notes will constitute legal investments for them.

          No representations are made as to the proper characterization of the Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes) may adversely affect the liquidity of the Notes. See “Legal Investment” in the prospectus.

Use of Proceeds

          Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the Mortgage Loans and to fund the repayment of any related financing.

Summary of Fees and Expenses related to the Issuance of the Notes

          The following table summarizes the fees and expenses associated with the offering of the Notes, and the on-going costs of the administration and servicing of the assets of the Issuing Entity.

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment

Servicing Fee[1]	Servicer	As consideration for servicing the mortgage loans and other assets of the Issuing Entity	Collections in respect of the Mortgage Loans	an aggregate monthly fee calculated at 0.50% per annum on the stated	Monthly	Prior to any payments to Noteholders

          1 The Servicing Fee is subject to adjustment to accommodate the payment of compensating interest. See “Servicing of the Mortgage Loans—Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans” in this Term Sheet Supplement

Fees and Expenses	Party Entitled to Receive Fees and Expenses	General Purpose of Fees and Expenses	Source of funds for payment of fees and expenses	Amount of fee	Frequency of Payment	Priority of Payment

principal balance of each mortgage loan as of the beginning of the related due period

Trust Administration Fee	Trust Administrator

As consideration for providing certain administrative responsibilities in respect of the Issuing Entity and as consideration for acting in the capacity as the indenture trustee under the operative documents

			Collections in respect of the Mortgage Loans	an aggregate monthly fee calculated at 0.0075% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to any payments to Noteholders

Owner Trustee Fee	Owner Trustee	As consideration for the owner trustee to perform certain administrative responsibilities on behalf of the Issuing Entity	For the first year, the owner trustee fee is paid up-front from the closing proceeds and for subsequent years, the owner trustee fee shall be payable from Collections in respect of the Mortgage Loans	an annual amount of $3,500	Annually	Prior to any payments to Noteholders

Net Swap Payments and Swap Termination Amounts	Swap Counterparty	As consideration for the Issuing Entity entering into the Swap Agreement	Collections in respect of the Mortgage Loans	Varies—see “Description of the Notes—The Swap Agreement”	Monthly	Prior to any payments to Noteholders

          Expenses of the Indenture Trustee, the Trust Administrator, the Servicer, the Custodian and the Owner Trustee generally will be reimbursed prior to payments to the Noteholders as provided in the Transfer and Servicing Agreement.

Affiliations and Relationships

          The Depositor is a wholly-owned subsidiary of the Seller and Sponsor. Upon completion of the Merger described in “Parties to the Transaction— The Seller and Sponsor—Merger Agreement” in this Term Sheet Supplement, the Servicer will become an affiliate of the Seller, the Sponsor and the Depositor.

Accounting Considerations

          Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for investment in the Notes.

Legal Matters

          Certain legal matters will be passed upon for the Depositor by Hunton & Williams LLP and for the Underwriters by McKee Nelson LLP.

Ratings

          It is a condition of the issuance of the Notes that they be assigned the ratings designated in the Term Sheet by Moody’s and S&P.

          The ratings of “AAA” and “Aaa” are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of timely payments of interest and ultimate payment of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

          The ratings do not address the likelihood that any Available Funds Shortfall will be repaid to Noteholders from Monthly Excess Cashflow or that any payments will be paid to Noteholders from the Swap Agreement.

          The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

          The Depositor has not requested a rating of the Notes by any rating agency other than Moody’s and S&P. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

          The Rating Agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each Rating Agency rating each class of Notes in accordance with the Rating Agencies’ particular surveillance policies, unless the Issuing Entity requests a rating without surveillance. A Rating Agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the Issuing Entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any Rating Agency not monitor their ratings of the offered certificates, and the

Depositor has not requested that any Rating Agency use any monitoring procedures other than their standard monitoring procedures.

Glossary of Defined Terms

2/28 LIBOR ARM Loan

a Mortgage Loan that bears interest at a fixed rate for a period of approximately two years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

2/28 LIBOR IO ARM Loan

2/28 LIBOR ARM Loan that provides for the payment of interest only for a period of approximately two years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

2/38 LIBOR ARM Loan

a Mortgage Loan that bears interest at a fixed rate for a period of approximately two years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan, which has an original term to maturity of 30 years but amortizes on the basis of an original term to maturity of 40 years with a required balloon payment on the last scheduled payment date equal to the remaining unamortized principal balance.

2/48 LIBOR ARM Loan

a Mortgage Loan that bears interest at a fixed rate for a period of approximately two years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan, which has an original term to maturity of 30 years but amortizes on the basis of an original term to maturity of 50 years with a required balloon payment on the last scheduled payment date equal to the remaining unamortized principal balance.

3/27 LIBOR ARM Loan

a Mortgage Loan that bears interest at a fixed rate for a period of approximately three years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan.

3/27 LIBOR IO ARM Loan

3/27 LIBOR ARM Loan that provides for the payment of interest only for a period of approximately three years after origination and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

3/37 LIBOR ARM Loan

a Mortgage Loan that bears interest at a fixed rate for a period of approximately three years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan, which has an original term to maturity of 30 years but amortizes on the basis of an original term to maturity of 40 years with a required balloon payment on the last scheduled payment date equal to the remaining unamortized principal balance.

3/47 LIBOR ARM Loan

a Mortgage Loan that bears interest at a fixed rate for a period of approximately three years after origination and thereafter is subject to semi-annual interest rate and payment adjustments in substantially the same manner as a Six-Month LIBOR Loan, which has an original term to maturity of 30 years but amortizes on the basis of an original term to maturity of 50 years with a required balloon payment on the last scheduled payment date equal to the remaining unamortized principal balance.

30/15 Mortgage Loan

a Mortgage Loan that has an original term to maturity of 15 years but amortizes on the basis of an original term to maturity of 30 years with a required balloon payment on the last scheduled payment date equal to the remaining unamortized principal balance.

40/30 Mortgage Loan

a Mortgage Loan that has an original term to maturity of 30 years but amortizes on the basis of an original term to maturity of 40 years with a required balloon payment on the last scheduled payment date equal to the remaining unamortized principal balance.

50/30 Mortgage Loan

a Mortgage Loan that has an original term to maturity of 30 years but amortizes on the basis of an original term to maturity of 50 years with a required balloon payment on the last scheduled payment date equal to the remaining unamortized principal balance.

5/1 Treasury ARM Loan

a Mortgage Loan that bears interest at a fixed rate for a period of approximately five years after origination and thereafter is subject to annual interest rate and payment adjustments in substantially the same manner as a Treasury Loan.

5/1 Treasury IO ARM Loan

a 5/1 Treasury ARM Loan that provides for the payment of interest only for a period of approximately five years after origination and thereafter is subject to an annual interest rate and payment adjustments in substantially the same manner as a Treasury Loan sufficient to amortize such Mortgage Loan over its remaining term to maturity.

Accounts

the Custodial Accounts, the Collection Account, the Basis Risk Reserve Account and any other accounts maintained by the Trust Administrator, or the Servicer pursuant to the Transfer and Servicing Agreement.

Accrual Period

unless otherwise specified in the Term Sheet, with respect to each class of Notes and a Payment Date, the period from and including the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to such Payment Date.

Adjustable Rate Mortgage Loan	any Mortgage Loan as to which the related mortgage note provides for the adjustment of the Mortgage Rate applicable thereto.

Adjustment Date	with respect to an Adjustable Rate Mortgage Loan, generally the first day of the month or months specified in the related mortgage note.

Advance

with respect to a Servicer Remittance Date, an advance of the Servicer’s own funds, as applicable, or funds in the related Collection Account that are not required to be paid on the related Payment Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans or interest only in the case of second lien Mortgage Loans and REO Properties (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

Aggregate Collateral Balance	as of any date of determination (other than the Closing Date), an amount equal to the Aggregate Loan Balance. With respect to the Closing Date,

an amount equal to the Aggregate Loan Balance as of the Cut-off Date.

Aggregate Loan Balance	as of any date of determination, an amount equal to the aggregate of the Stated Principal Balances of the Mortgage Loans as of such date.

Aggregate Overcollateralization Release Amount

for any Payment Date, an amount equal to the lesser of (a) the aggregate of the Principal Funds for such Payment Date and (b) the amount, if any, by which (i) the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds for such date is applied on such date in reduction of the aggregate of the Class Principal Amounts of the Notes) exceeds (ii) the Targeted Overcollateralization Amount for such date.

Available Funds Rate	as defined in the Term Sheet.

Available Funds Shortfall

for any Class of Notes and any Payment Date, the sum of (a) the excess, if any, of (i) the amount that would have been the Current Interest for such Class had the Interest Rate for such Class been determined without regard to the Available Funds Rate over (ii) the actual amount of Current Interest for such Class, plus (b) any excess described in clause (a) for any prior Payment Date that remains unpaid, plus (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Interest Rate applicable to such Class, determined without regard to the Available Funds Rate.

Balloon Loan	Any 2/38 LIBOR ARM Loan, 2/48 LIBOR ARM Loan, 3/37 LIBOR ARM Loan, 3/47 LIBOR ARM Loan, 30/15 Mortgage Loan, 40/30 Mortgage Loan or 50/30 Mortgage Loan.

Basis Risk Reserve Account

the account established by the Trust Administrator, for the benefit of the Noteholders, into which the Swap Counterparty is required to deposit or cause to be deposited certain payments, as described in the Swap Agreement.

Benefit Plan	an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any Similar Law or any entity deemed to hold the assets of the foregoing.

Book-Entry Notes	the Notes other than any Definitive Notes.

Borrower	the obligor on a Mortgage Note.

Business Day

except with respect to the Swap Agreement, any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the State of Arizona, State of California, State of Delaware, State of Maryland, State of Minnesota, State of Texas, or City of New York, New York are authorized or obligated by law or executive order to be closed. With respect to the Swap Agreement, “Business Day” means any day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in the City of New York, New York or London, England are authorized or obligated by law or executive order to be closed.

Calculation Period End Date	with respect to each Swap Agreement, the respective dates set forth in such Swap Agreement.

Class A Notes	as set forth in the Term Sheet.

Class M Notes	as set forth in the Term Sheet.

Class Principal Amount	with respect to any class of Notes, the initial note principal balance of such class, reduced in the manner set forth in the Term Sheet.

Clearstream Luxembourg	Clearstream Banking Luxembourg.

Closing Date	as set forth in the Term Sheet.

Code	the Internal Revenue Code of 1986, as amended.

Collateral Value

with respect to a Mortgage Loan the proceeds of which were used to purchase the related mortgaged property, the lesser of (a) the appraised value of such mortgaged property based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (b) the sales price of such mortgaged property at such time of origination and means, with respect to a Mortgage Loan the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Collection Account

the one or more accounts established by the Trust Administrator, for the benefit of the Noteholders, into which the Servicer is required to deposit or cause to be deposited certain payments, as described in the Transfer and Servicing Agreement.

Combined Loan-to-Value Ratio

(a) for any first lien Mortgage Loan, (i) the sum of (1) the principal balance of such Mortgage Loan at the date of origination and (2) the principal balance of any mortgage loan the lien on which is junior to the lien on such Mortgage Loan, as at the date of origination of such junior lien mortgage loan, divided by (ii) the Collateral Value of the related mortgaged property and (b) for any second lien Mortgage Loan, (i) the sum of (1) the principal balance of such Mortgage Loan at the date of origination and (2) the principal balance of any mortgage loan the lien on which is senior to the lien on such Mortgage Loan, as at the date of origination of such senior lien mortgage loan, divided by (ii) the Collateral Value of the related mortgaged property.

Compensating Interest

with respect to any Payment Date, the amount required to be paid by the Servicer, in respect of any Prepayment Interest Shortfalls relating to principal prepayments in full incurred during the applicable portion of the related Prepayment Period, which shall be limited to one-half of the Servicing Fee payable for such Payment Date.

Credit Score	the statistical credit score obtained by many mortgage lenders in connection with the loan application.

Current Interest

with respect to any class of Notes and any Payment Date, the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date, provided, however, that for any class of Class M Notes and for any Payment Date, Current Interest shall be reduced by the amount specified in clause (a) of the definition of

Deferred Interest (calculated for purposes of this definition with the imposition of the Available Funds Rate), if any, for such class and Payment Date.

Custodial Account

an account established by the Servicer, for the benefit of the Noteholders, into which the Servicer is required to deposit or cause to be deposited certain payments, as described in the Transfer and Servicing Agreement.

Custodian	Wells Fargo Bank, N.A.

Cut-off Date	April 1, 2007.

Cut-off Date Balance	the Aggregate Loan Balance as of the Cut-off Date.

Deferred Interest

for any class of Class M Notes and any Payment Date, the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate (without regard to the Available Funds Rate) during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount in clause (b) at the Interest Rate applicable to such class determined without regard to the Available Funds Rate.

Definitive Note	a physical note representing any Note.

Depositor	Fieldstone Mortgage Investment Corporation.

Determination Date	with respect to a Payment Date, the fifteenth day of the month of such Payment Date (or, if not a Business Day, the immediately succeeding Business Day).

DTC	The Depository Trust Company.

Due Date	a scheduled monthly payment date for any Mortgage Loan.

Due Period

with respect to any Payment Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Payment Date occurs and ending on the first day in the month in which such Payment Date occurs.

Eligible Account

either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company that complies with the definition of Eligible Institution, (b) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (c) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Indenture Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Indenture Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Institution	Any of the following:

(a) An institution whose:

(1) commercial paper, short-term debt obligations, or other short-term deposits are rated at least “A-1+” or long-term unsecured debt obligations are rated at least “AA-” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 365 days; or

(2) commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P (or assigned comparable ratings by the other Rating Agencies), if the amounts on deposit are to be held in the account for no more than 30 days and are not intended to be used as credit enhancement. Upon the loss of the required rating set forth in this clause (ii), the accounts shall be transferred immediately to accounts which have the required rating. Furthermore, commingling by the Servicer is acceptable at the A-2 rating level if the Servicer is a bank, thrift or depository and provided the Servicer has the capability to immediately segregate funds and commence remittance to an Eligible Deposit Account upon a downgrade; or

(b) the corporate trust department of a federal depositor institution or state-chartered depositor institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

ERISA	the Employee Retirement Income Security Act of 1974, as amended.

Euroclear	the Euroclear System.

Euroclear Operator	Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

European Depositaries	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, collectively.

Fannie Mae	the Federal National Mortgage Association or any successor.

FIC	Fieldstone Investment Corporation.

Fieldstone Underwriting Guidelines	as defined in “Underwriting Guidelines.”

Financial Intermediary	a bank, brokerage firm, thrift institution or other financial intermediary.

Fixed Rate Cap	as described in the Term Sheet.

Fixed Rate IO Loan

a Fixed-Rate Mortgage Loan that requires the payment of interest only for a period of approximately five years and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

Fixed-Rate Mortgage Loan

a Mortgage Loan that bears interest at a fixed-rate for the term of such Mortgage Loan. Fixed-Rate Mortgage Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 15-year or 30-year amortization schedule.

FMC	Fieldstone Mortgage Company.

FMIC	Fieldstone Mortgage Investment Corporation.

FMOC	Fieldstone Mortgage Ownership Corp.

Freddie Mac	the Federal Home Loan Mortgage Corporation.

Hybrid Mortgage Loan

an adjustable rate Mortgage Loan which after origination has a fixed Mortgage Rate for a period specified in the related mortgage note, and which converts at a later date to an adjustable Mortgage Rate.

Indenture	an indenture, dated as of April 1, 2007 by and among the Issuing Entity, the Trust Administrator and the Indenture Trustee.

Indenture Default	any event of default under the Indenture.

Indenture Trustee	Wells Fargo Bank, N.A.

Indirect Participants

Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Rate Cap	a fixed percentage specified in the related mortgage note by which the related Mortgage Rate generally will not increase or decrease on the first Adjustment Date more than such fixed percentage.

Interest Determination Date	each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Notes.

Interest Funds	as defined in the Term Sheet.

Interest Margin	for each class of Notes, for any Payment Date as specified in the Term Sheet.

Interest Rate

with respect to the Notes other than the Class M10 Notes, the least of (a) One-Month LIBOR plus the Interest Margin for such Notes, (b) the Available Funds Rate and (c) the applicable Fixed Rate Cap. With respect to the Class M10 Notes, the lesser of the (a) fixed rate specified in the Term Sheet and (b) the Available Funds Rate.

Investor-Based Exemptions

PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); PTCE 96-23 (relating to transactions effected by an “in-house asset manager”); and any other applicable exemption granted by the U.S. Department of Labor.

IO ARM Loan	a Mortgage Loan that constitutes any of the following: 2/28 LIBOR IO ARM Loan, 3/27 LIBOR IO ARM Loan, 5/1 Treasury IO ARM Loans or Six-Month LIBOR IO ARM Loan.

IRS	the Internal Revenue Service.

Issuing Entity	Fieldstone Mortgage Investment Trust, Series 2007-1.

LIBOR Business Day	a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Maturity Date	for each class of the Notes, the assumed Payment Date following the latest possible maturity date of any Mortgage Loan.

Maximum Mortgage Rate	the rate which the Mortgage Rate on the related adjustable rate Mortgage Loan will never exceed.

Minimum Mortgage Rate	the rate which the Mortgage Rate on the related Adjustable Rate Mortgage Loan will never be less than.

Monthly Excess Interest	the amount of the Interest Funds remaining after certain required distributions.

Monthly Excess Cashflow

the sum of the Monthly Excess Interest for any Payment Date, the Aggregate Overcollateralization Release Amount for such date and any net swap receipts paid by the Swap Counterparty in respect of the Swap Agreement for such date.

Moody’s	Moody’s Investors Service, Inc. or any successor.

Mortgage Assets	the Mortgage Loan assets held as part of the Issuing Entity.

Mortgage Index	either the Six-Month LIBOR Index or the Treasury Mortgage Index, as specified in the related mortgage note.

Mortgage Loan Purchase Agreement	the mortgage loan purchase agreement dated as of April 1, 2007, between the Seller and the Depositor.

Mortgage Loans	the mortgage loans included in the Issuing Entity as of the Closing Date.

Mortgage Note	the promissory note related to a Mortgage Loan.

Mortgage Rate	the per annum interest rate borne by a Mortgage Loan.

Net Mortgage Rate	with respect to any Mortgage Loan, the Mortgage Rate with respect to such Mortgage Loan less (a) the Servicing Fee Rate and (b) the Trust

Administration Fee Rate.

Net Swap Payment

for the second Business Day prior to any Calculation Period End Date, the amount paid by the Issuing Entity under the Swap Agreement to the Swap Counterparty in excess of the amounts received by the Issuing Entity from the Swap Counterparty.

Net Swap Receipt

for the second Business Day prior to any Calculation Period End Date, the amount received by the Issuing Entity under the Swap Agreement from the Swap Counterparty in excess of the amount paid by the Issuing Entity to the Swap Counterparty.

Noteholders	persons acquiring beneficial ownership interest in the Notes.

Notes	the notes specified in the Term Sheet.

OID	with respect to the Notes, the original issue discount, if any.

One-Month LIBOR	the London interbank offered rate for one-month United States dollar deposits.

Original Loan-to-Value Ratio

for (a) any first lien Mortgage Loan, (i) the principal balance of such Mortgage Loan at the date of origination, divided by (ii) the Collateral Value of the related mortgaged property; or (b) any second lien Mortgage Loan, (i) the sum of (A) the principal balance of such Mortgage Loan at the date of origination and (B) the principal balance of any first lien mortgage loan on the related mortgaged property at the date of origination of such second lien Mortgage Loan, divided by (ii) the Collateral Value of the related mortgaged property.

OTS Convention

the convention for determining mortgage loan delinquency statistics established by the Office of Thrift Supervision, which assumes that each month has exactly 30 days, so that a Borrower who has not paid on the last day of the month is only 29 days late; under the OTS Convention, a Mortgage Loan will be considered between 30 and 59 days delinquent only if a scheduled payment has not been received by the end of the month following the month in which such scheduled payment was to be made (for example, a Mortgage Loan with a scheduled payment due on June 1 on which the Borrower has failed to make such payment will not be considered 30 to 59 days delinquent until the last day of the following month, July 31).

Overcollateralization Amount

with respect to any Payment Date will be equal to the amount, if any, by which (a) the Aggregate Collateral Balance for such Payment Date exceeds (b) the aggregate Class Principal Amount of the Notes, in each case after giving effect to payments on such Payment Date.

Overcollateralization Deficiency Amount	with respect to any Payment Date the excess, if any, of the Targeted Overcollateralization Amount for that Payment Date over the Overcollateralization Amount for that Payment Date.

Ownership Certificate	an ownership certificate issued pursuant to the Trust Agreement representing the equity ownership in the Issuing Entity.

Ownership Certificate Holder	the holder of the Ownership Certificate.

Owner Trustee	U.S. Bank Trust National Association.

Owner Trustee Fee	an annual fee equal to $3,500.

PAC Method	with respect to the calculation of interest income as OID, the inclusion of such interest in income on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code.

Participants	participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

Payment Date	the 25th day of each month beginning in May 2007, or if such day is not a Business Day, the first Business Day thereafter.

Percentage Interest

with respect to any Note or Ownership Certificate, the percentage derived by dividing the denomination of such Note or Ownership Certificate, as applicable, by the aggregate denominations of all Notes or Ownership Certificates of the applicable class.

Periodic Rate Cap	the maximum amount by which the Mortgage Rate on any Mortgage Loan may increase or decrease on an Adjustment Date.

Plan	any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the Code or is an entity which is deemed to hold the assets of the foregoing.

Plan Asset Regulations

the regulation issued by the United States Department of Labor set forth at 29 C.F.R. Section 2510.3-101 governing the definition of “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prepayment Assumption

a prepayment assumption which represents (a) with respect to the Adjustable Rate Mortgage Loans a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Assumption for the Mortgage Loans assumes a constant prepayment rate of 8% for the first month and an additional 2% each month thereafter until reaching 30% CPR in month 12 and remaining constant at 30% CPR through month 22, remaining constant at 55% CPR for months 23 through 27 and then remaining constant at 35% CPR for months 28 and thereafter, in each period subject to a maximum CPR of 95% and (b) with respect to the Fixed-Rate Mortgage Loans, 20% HEP.

Prepayment Fee	a prepayment premium payable by the borrower in connection with certain full or partial prepayments of principal on a Mortgage Loan.

Prepayment Interest Excess

for any Servicer Remittance Date and any principal prepayment in full received during the portion of the related Prepayment Period occurring from and including the first day through the fifteenth day of the calendar month in which such Servicer Remittance Date occurs, an amount equal to interest (to the extent received) due in connection with such principal prepayment.

Prepayment Interest Shortfall

with respect to (a) any voluntary prepayment in part by the Borrower on any Mortgage Loan that is received during the preceding calendar month or (b) any principal prepayment in full from the sixteenth day of the preceding calendar month through the end of such calendar month, the amount, if any, by which one month’s interest at the Net Mortgage Rate for such Mortgage Loan on the amount of such prepayment exceeds the amount of interest received from such Borrower in respect of such prepayment.

Prepayment Period

with respect to any Payment Date and any principal prepayment in full by a Borrower, the period beginning from and including the sixteenth day of the month preceding the month in which such Payment Date occurs (or in the case of the first Payment Date, from April 1, 2007) up to and including the fifteenth day of the month in which such Payment Date occurs. With respect to any Payment Date and any principal prepayment in part by a Borrower, the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Deficiency Amount

any of the M1 Principal Deficiency Amount, the M2 Principal Deficiency Amount, the M3 Principal Deficiency Amount, the M4 Principal Deficiency Amount, the M5 Principal Deficiency Amount, the M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount, and the M10 Principal Deficiency Amount, as applicable, each as defined in the Term Sheet.

Principal Funds

with respect to any Payment Date, the sum, without duplication, of (a) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (b) prepayments of principal collected in the related Prepayment Period, (c) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Seller during the related Prepayment Period or, in the case of a purchase in connection with an optional redemption, on the Business Day prior to such Payment Date, (d) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan, (e) all liquidation proceeds and Recoveries collected during the related Prepayment Period (to the extent such amounts related to principal), and (f) all other collections and Recoveries in respect of principal during the related Prepayment Period, less, all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period with respect to the Mortgage Loans and certain expenses reimbursable to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Servicer, and the Custodian, to the extent not reimbursed from Interest Funds.

Principal Payment Amount	for any Payment Date, an amount equal to the Principal Funds for such date minus the Aggregate Overcollateralization Release Amount, if any for such Payment Date.

Priority Class	the Class or Classes of Notes then outstanding that has the highest priority of payment of interest.

PTCE	a Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.

Purchase Price

the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (b) the fair market value of all other property being purchased, (c) any unreimbursed servicing advances, (d) the amount of any swap breakage costs resulting from the termination of the Swap Agreement as a result of redemption, and (e) any Deferred Interest and any Available Funds Shortfalls.

Qualified REIT Subsidiary	a direct or indirect 100% owned subsidiary of a REIT that satisfies the requirements of Section 856(i) of the Code.

Qualified Stated Interest	interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate.

Qualifying REIT Entity	an entity that qualifies as a REIT or a Qualified REIT Subsidiary or an entity that is disregarded for federal income tax purposes that is wholly-owned by a REIT or a Qualified REIT Subsidiary.

Rating Agency	each of Moody’s and S&P.

Realized Loss	the excess of the Stated Principal Balance of a defaulted Mortgage Loan over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

Record Date

for a Payment Date, with respect any class of Book-Entry Notes and any Notes specified in the Term Sheet, the Business Day prior to the related Payment Date, and with respect to any class of Definitive Notes and any Notes specified in the Term Sheet, the last Business Day of the month preceding the month of such Payment Date.

Recoveries

with respect to any liquidated Mortgage Loan, amounts received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a class or classes of Notes net of reimbursable expenses.

Redemption Date

the first Payment Date on which the Servicer is permitted to exercise its right to purchase the assets of the Issuing Entity as described in this Term Sheet Supplement under “The Trust Agreement and the Indenture—Certain Matters under the Agreements––Redemption.”

Reference Banks

leading banks selected by the Trust Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (c) which have been designated as such by the Servicer and (d) not controlling, controlled by, or under common control with, the Depositor, the Indenture Trustee, the Trust Administrator, the Servicer, the Seller or any successor servicer.

Regulation AB

Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. 11229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REIT	a real estate investment trust within the meaning of section 856 of the Code.

Relevant Depositary	Citibank, N.A., as depositary for Clearstream Luxembourg, and JPMorgan Chase Bank, as depositary for Euroclear, individually.

REO Property	mortgaged property which has been acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reserve Interest Rate

the rate per annum that the Trust Administrator determines to be either (a) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trust Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (b) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trust Administrator are quoting on such Interest Determination Date to leading European banks.

Retained Notes

those certain classes, or portions of certain classes, of Notes which, at the time of their issuance, are owned by FIC as the owner of the Ownership Certificate, either directly or indirectly through one or more of its Qualified REIT Subsidiaries or entities that are disregarded for United States federal income tax purposes that are wholly owned by the related REIT or a related Qualified REIT Subsidiary.

Reuters Screen LIBO Page

the display designated as page “LIBO” on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

Rules	the rules, regulations and procedures creating and affecting DTC and its operations.

S&P	Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments	the scheduled monthly payments required to be made by the borrower on a Mortgage Loan pursuant to the terms of the related mortgage note.

Seller	FIC.

Servicer	Litton Loan Servicing LP

Servicer Remittance Date	the 23rd day (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which the related Payment Date occurs.

Servicing Advance

reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of the Servicer’s servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgage Assets, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgage Assets acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Assets and incurred by the Servicer in connection with its responsibilities under the Transfer and Servicing Agreement.

Servicing Criteria	The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Servicing Fee	an aggregate monthly fee paid to the Servicer calculated at the Servicing Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.

Servicing Fee Rate	0.50% per annum for each Mortgage Loan.

Similar Law	federal, state, local or foreign laws substantially similar to ERISA or the Code.

Six-Month LIBOR	the London interbank offered rate for six-month United States dollar deposits.

Six-Month LIBOR Index

with respect to the Adjustment Date of a Six-Month LIBOR Loan, the average of the London interbank offered rates for six-month U.S. dollar deposits in the London market, as set forth in The Wall Street Journal, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the Servicer, as holder of the related mortgage note, based on comparable information, in each case as most recently announced as of a date 45 days prior to such Adjustment Date.

Six-Month LIBOR IO ARM Loan

a Six-Month LIBOR Loan that provides for the payment of interest for a period of approximately five years and thereafter provides for the payment of interest and principal sufficient to amortize such Mortgage Loan over its remaining term to maturity.

Six-Month LIBOR Loan

a Mortgage Loan having a Mortgage Rate that is generally subject to semi-annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Six-Month LIBOR Index and (b) the related gross margin.

SMMEA	the Secondary Mortgage Market Enhancement Act of 1984, as amended.

Sponsor	Fieldstone Investment Corporation.

Stated Principal Balance

with respect to a Mortgage Loan and any Payment Date, either (a) the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period after the Cut-off Date immediately preceding such Payment Date, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Payment Date or (b) in the case of any Mortgage Loan liquidated during such Due Period, zero.

Stepdown Date	as defined in the Term Sheet.

Swap Agreement	that certain ISDA Master Agreement and the schedule thereto between the Issuing Entity and the Swap Counterparty.

Swap Counterparty	To be determined.

Targeted Overcollateralization Amount	has the same meaning given to Overcollateration Target in the Term Sheet.

Terms and Conditions	the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law.

TMP	a taxable mortgage pool within the meaning of Section 7701(i)(2) of the Code.

Transfer and Servicing Agreement	the transfer and servicing agreement dated as of April 1, 2007 among the Issuing Entity, the Indenture Trustee, the Depositor, the Trust Administrator, the Servicer and the Seller.

Treasury Loans

Mortgage Loans having a Mortgage Rate which is generally subject to annual adjustment on the first day of the months specified in the related mortgage note to equal the sum, rounded to the nearest 0.125%, of (a) the Treasury Mortgage Index and (b) the related gross margin.

Treasury Mortgage Index

with respect to the Adjustment Date of a Treasury Loan, the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in statistical release H.15(519).

Trust Administration Fee

an aggregate monthly fee paid to the Trust Administrator calculated at the Trust Administrator Fee Rate on the Stated Principal Balance of each Mortgage Loan as of the beginning of the related Due Period.

Trust Administration Fee Rate	0.0075% per annum for each Mortgage Loan.

Trust Administrator	Wells Fargo Bank, N.A., in its capacity as trust administrator under the Transfer and Servicing Agreement, or any successor thereto.

Trust Agreement

the trust agreement dated as of March 23, 2007, between the Depositor and the Owner Trustee, which shall be amended and restated as of the Closing Date, among the Depositor, the Owner Trustee and the Trust

Administrator.

Trust Estate	the assets held as part of the Issuing Entity.

Underwriters	the entities identified as underwriters in the Term Sheet.

U.S. Person

(a) a citizen or resident of the United States; (b) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (c) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (d) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (e) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Voting Rights	the voting rights allocated to the Notes and the Ownership Certificate as set forth under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Voting Rights.”

Wells Fargo	Wells Fargo Bank, N.A.

Annex I
Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2007-1 Mortgage Backed Notes, known as “Global Securities,” will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(3)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither “10-percent shareholders” of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner’s partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

The term “U.S. Person” means

(1)	a citizen or resident of the United States,

(2)

a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

(3)	an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

(4)

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.